Exhibit 10.1

EXECUTION VERSION

LOAN AND SECURITY AGREEMENT

Dated as of April 3, 2017

among

STERLING CONSTRUCTION COMPANY, INC.,

as Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER PARTY HERETO,

as Guarantors,

THE LENDERS PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Agent

___________________________________________

TCB CAPITAL MARKETS,

as Lead Arranger

___________________________________________

LIST OF EXHIBITS AND SCHEDULES

Schedule 1	List of Guarantors
Schedule 2	List of Lenders
Schedule 3	Collateral Enhancement Requirement
Schedule 4	Permitted Dispositions
Schedule 5	Permitted Indebtedness
Schedule 6	Permitted Investments
Schedule 7	Permitted Liens
Schedule 8	UCC Filing Offices
Schedule 9	Collective Bargaining Agreements
Schedule 10	Post-Closing Obligations

Exhibit A	Form of Secured Promissory Note
Exhibit B	Collateral Description
Exhibit C	Form of Landlord Waiver
Exhibit D	Form of Solvency Certificate
Exhibit E	Form of Intellectual Property Security Agreement
Exhibit F	Form of Assignment and Assumption Agreement
Exhibit G	Form of Notice of Borrowing
Exhibit H	Form of Joinder Agreement
Exhibit I	Reserved
Exhibit J	Reserved
Exhibit K	Form of Compliance Certificate
Exhibit L-1	Form of U.S. Tax Compliance Certificate
Exhibit L-2	Form of U.S. Tax Compliance Certificate
Exhibit L-3	Form of U.S. Tax Compliance Certificate
Exhibit L-4	Form of U.S. Tax Compliance Certificate
Exhibit M	Form of Mortgage
Exhibit N	Form of Guaranty
Exhibit O	Form of Assignment of Claims Under Government Contract

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT, dated as of April 3, 2017, is entered by and between Sterling Construction Company, Inc., a Delaware corporation (the “Borrower”); the guarantors identified on Schedule 1 hereto (such guarantors, together with any entities required to become Guarantors pursuant to the Joinder Requirements, are referred to hereinafter each individually as a “Guarantor” and collectively as the “Guarantors” and together with the Borrower as the “Loan Parties”) and Wilmington Trust, National Association, as agent (“Agent”) for the lenders identified on Schedule 2 hereto (such lenders, together with their respective successors and assigns are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower (“Purchaser”) has entered into that certain Stock Purchase Agreement dated as of March 8, 2017 (the “Acquisition Agreement”) with the sellers identified on Exhibit A therein (each, a “Seller” and collectively, the “Sellers”) and the Sellers’ Representative (as defined therein), providing for the acquisition of all of the issued and outstanding shares of common stock of each of Tealstone Residential Concrete, Inc., a Texas corporation (“Tealstone Residential”), and Tealstone Commercial, Inc., a Texas corporation (together with Tealstone Residential, collectively, the “Tealstone Entities”) (such acquisition, the “Closing Date Acquisition”);

WHEREAS, the Borrower desires to obtain financing for the Closing Date Acquisition, as well as to refinance certain existing indebtedness, to finance working capital and pay fees, costs and expenses associated therewith;

WHEREAS, the Lenders have agreed to extend term loans to the Borrower in an aggregate principal amount not to exceed $85,000,000;

WHEREAS, the Borrower has agreed to secure all of its Obligations by granting to the Agent, for the benefit of the Agent and the Lenders, a first priority lien on substantially all of its assets;

WHEREAS, each of the Guarantors has agreed to guarantee the Obligations of the Borrower and to secure their respective Obligations by granting to the Agent, for the benefit of the Agent and the Lenders, a first priority lien on substantially all of their assets; and

NOW, THEREFORE, in consideration of the covenants, conditions and agreements set forth herein and intending to be legally bound, the parties hereto hereby agree as follows:

Article 1.            DEFINITIONS

The following capitalized terms shall have the meanings set forth below:

“Accounts” shall mean all accounts (as defined in the Code), payment intangibles (as defined in the Code) and other obligations owed Borrower in connection with its sale or lease of goods, the licensing of Intellectual Property or the provision of services.

“Achieved Collateral Enhancement Value” shall have the meaning given such term in Schedule 3 hereto.

“Acquisition Agreement” shall have the meaning given such term in the Recitals.

“Acquisition Documentation” shall mean the material acquisition documentation contemplating, or entered into in connection with, the Closing Date Acquisition or any Permitted Acquisition, as applicable, including any acquisition agreement and any other material document or agreement related thereto or entered into in connection therewith.

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“Act” shall have the meaning given such term in Section 11.18.

“Affiliate” shall mean, with respect to any Person, any Person that owns or controls directly or indirectly nineteen and ninety-nine one hundredths of one percent (19.99%) or more of the Equity Securities of such Person, any Person that controls or is controlled by or is under common control with such Person or any Affiliate of such Person and each of such Person’s officers, directors, members, joint venturers or partners. When used with respect to a Lender, Affiliate shall also include any Affiliate of Agent.

“Affiliated Entity” shall mean each of (a) Myers & Sons Construction, L.P., a California limited partnership (“Myers”), (b) Road and Highway Builders, LLC, a Nevada limited liability company (“RHB LLC”), (c) Road and Highway Builders Inc., a Nevada corporation (“RHB Inc.”) and (d) Sterling Hawaii Asphalt, LLC, a Hawaii limited liability company (“Sterling Hawaii”).

“Agent Fee Letter” shall mean that certain fee letter agreement, dated on or about the date hereof, by and between the Agent and the Borrower.

“Agent Indemnitee” shall have the meaning given such term in Section 10.10.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender (c) an entity or an Affiliate of an entity that administers or manages a Lender, or (d) the same investment advisor or an advisor under common control with such Lender, Affiliate or advisor, as applicable.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bonding Company” shall mean Travelers Casualty and Surety Company of America or any other bonding company listed in the Department of Treasury’s listing of approved sureties as of the most recent date for which financial statements have been delivered to Agent and Lenders pursuant to Sections 6.01(a), (b) or (c).

“Books” shall mean books and records (including each Loan Party’s Records indicating, summarizing, or evidencing such Loan Party’s assets (including the Collateral) or liabilities, each Loan Party’s Records relating to such Loan Party’s business operations or financial condition, and each Loan Party’s goods or General Intangibles related to such information).

“Business Day” shall mean any day, except a Saturday, a Sunday or any other day on which commercial banks are authorized or required to close in the State of California or the State of New York.

“Capital Lease Obligations” shall mean as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Loan Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Collateral Liquidity” shall mean, at any time, the aggregate amount of unrestricted cash and cash equivalents held in accounts of the Borrower and the Guarantors that are subject to a control agreement in favor of the Agent.

“CFC” shall mean a controlled foreign corporation as such term is defined in Section 957 of the IRC.

“Change in Law” shall mean the occurrence, after the date of this Loan Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, implementation, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

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“Change of Control” shall mean an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the Equity Securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such Equity Securities that such “person” or “group” has the right to acquire pursuant to any option right); (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); (c) any “change in control” (or comparable term) or mandatory redemption event or similar event occurs under any agreement governing Material Indebtedness of any Loan Party or any of its Subsidiaries; (d) all or substantially all of the Borrower’s and its Subsidiaries’ consolidated assets are sold, transferred or disposed; or (e) Borrower (directly or indirectly) ceasing to own and control 100% of the economic and voting interests of each class of the outstanding Equity Securities of each of its wholly-owned Subsidiaries, free and clear of all Liens (other than the (i) Liens in favor of the Agent to secure the Obligations hereunder, (ii) Liens existing in such Person’s organizational documents in effect as of the date hereof or (iii) restrictions on transfer under applicable federal and state securities laws), except where such failure is as a result of a transaction expressly permitted hereunder.

“Charter” shall have the meaning given such term in Section 4.01(a)(iii).

“Claim” shall have the meaning given such term in Section 11.04.

“Closing Date” shall mean the date on which the conditions precedent set forth in Article IV shall have been satisfied.

“Closing Date Acquisition” shall have the meaning given such term in the recitals hereof.

“Closing Date Earn-Out” shall mean the “Earn-Out Payments” as defined in the Acquisition Agreement as in effect on the Closing Date.

“Closing Date Deferred Payments” shall mean the “Deferred Payments” as defined in the Acquisition Agreement as in effect on the Closing Date.

“Closing Date Seller Notes” shall mean the “Promissory Notes” as defined in the Acquisition Agreement as in effect on the Closing Date, which Promissory Notes shall be subordinated to the Obligations in all respects, including in respect of payment, pursuant to the Subordination Agreement, and if so subordinated, such Closing Date Seller Notes shall constitute Subordinated Debt.

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“Closing Date Subordination Agreement” shall mean that certain Subordination Agreement, dated as of the Closing Date, by and among the Agent, for the Lenders, and the Creditors (as defined therein) with respect to the Closing Date Seller Notes.

“Code” shall mean the Uniform Commercial Code as in effect from time to time in the state of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent or the Required Lenders may otherwise determine).

“Collateral” shall mean property described on Exhibit B attached hereto and the Real Property subject to the Mortgages; provided that the Excluded Property shall not become Collateral until such time as (a) the Liens thereon in favor of Myers and RHB LLC as of the Closing Date are (i) terminated, discharged or released in their entirety or (ii) subordinated to the Liens securing the Obligations or (b) each of Myers and RHB subordinate their respective Liens in the Excluded Property to the Liens of the Agent securing the Obligations, in which case, such Excluded Property shall automatically and immediately become and be deemed a part of the Collateral.

“Collateral Agency Agreement” shall mean the Collateral Agency Agreement dated on or about the date hereof among Corporation Service Company (the “Vehicle Collateral Agent”), the Agent and the Borrower.

“Collateral Enhancement Requirement” shall have the meaning given such term in Schedule 3 hereto.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capital Expenditures” shall mean, for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability and including any expenditures resulting in Capital Lease Obligations) on used equipment of the Loan Parties and their respective Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of the Loan Parties and their respective Subsidiaries.

“Consolidated Current Assets” shall mean, as at any date of determination, the total assets of the Loan Parties and their respective Subsidiaries which may properly be classified as current assets (excluding deferred tax assets) on a consolidated balance sheet of the Loan Parties and their respective Subsidiaries in accordance with GAAP, excluding cash and cash equivalents; provided that Consolidated Current Assets shall be calculated without giving effect to the impact of purchase accounting.

“Consolidated Current Liabilities” shall mean, as at any date of determination, the total liabilities (excluding deferred taxes and taxes payable) of the Loan Parties and their respective Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans and other long-term liabilities, and accrued interest thereon) on a consolidated balance sheet of the Loan Parties and their respective Subsidiaries in accordance with GAAP; provided that Consolidated Current Liabilities shall be calculated without giving effect to the impact of purchase accounting.

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“Consolidated EBITDA” shall mean for any period, Consolidated Net Income,

plus (i) the sum, without duplication, of the amounts for such period, but solely to the extent decreasing Consolidated Net Income for such period, of:

(a)	Consolidated Interest Expense, plus

(b)	provisions for Taxes based on income, plus

(c)	non-cash expenses resulting from write-downs of assets (other than inventory, accounts receivable or other current assets) and the impairment of goodwill, plus

(d)	non-cash non-recurring losses (including losses on asset sales and extinguishment of debt), plus

(e)	total depreciation expense, plus

(f)	total amortization expense, plus

(g)	non-cash stock-based compensation expense, plus

(h)	to the extent less than Twelve Million Dollars ($12,000,000) is received from the NTTA Matter, an amount equal to the difference between Twelve Million Dollars ($12,000,000) and such amount so received; provided that, such add-back pursuant to this clause (i)(h) shall be taken in the fiscal quarter in which such amount is received by the Borrower, plus

(i)	one-time non-recurring costs and expenses incurred in connection with the Transactions in an amount not to exceed Six Million Dollars ($6,000,000) to the extent disclosed to Agent and the Lenders in a sources of uses or funds flow on or prior to the Closing Date; and

minus (ii) the sum, without duplication, of the amounts for such period, but solely to the extent increasing Consolidated Net Income for such period, of:

(a)	non-cash non-recurring gains (including gains on asset sales and extinguishment of debt), plus

(b)	interest income, plus

(c)	any benefit, including income tax credits and refunds, from income taxes (including franchise, gross receipts and single business taxes imposed in lieu of income taxes), plus

(d)	to the extent more than Twelve Million Dollars ($12,000,000) is received from the NTTA Matter, an amount equal to the difference between Twelve Million Dollars ($12,000,000) and such amount so received; provided that, such deduction pursuant to this clause (ii)(d) shall be taken in the fiscal quarter in which such amount is received by the Borrower, plus

(e)	any amount shown on the consolidated statement of cash flows of Borrower on the line item “distributions to non-controlling interest owners”.

For the avoidance of doubt, Consolidated EBITDA (and all component terms or definitions used therein) shall be calculated in accordance with Borrower’s historical numbers set forth in its publicly filed Form 10-K or Form 10-Q or any other periodic or special report or registration statement which Borrower has filed with the SEC or with any national securities exchange, as more specifically set forth on Schedule 3 hereto. For the purposes of calculating Consolidated EBITDA in connection with determining the Total Secured Leverage Ratio or for the calculation of Consolidated EBITDA pursuant to Section 6.17(f), in each case, for any measurement period, if at any time during such measurement period Borrower or any of its Subsidiaries shall have made a Closing Date Acquisition or Permitted Acquisition, Consolidated EBITDA for such measurement period shall be calculated after giving pro forma effect thereto (as if any such Closing Date Acquisition or Permitted Acquisition occurred on the first day of such measurement period).

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“Consolidated Interest Expense” shall mean for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Loan Parties and their respective Subsidiaries for such period with respect to all outstanding Indebtedness of the Loan Parties and their respective Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under swap agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Net Income” shall mean for any period, the consolidated net income (or loss) of the Loan Parties and their respective Subsidiaries, determined on a consolidated basis in accordance with GAAP, which shall be set forth in the Borrower’s publicly filed financial statements as the “Net Income” or “Net Loss” line item; provided that there shall be excluded, without duplication, the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with any Loan Party or any of their respective Subsidiaries.

“Consolidated Secured Indebtedness” shall mean, as of any date of determination, the aggregate amount of Indebtedness of the Loan Parties and their respective Subsidiaries that, as of such date, is secured by a Lien on any asset or property of the Loan Parties or any of their respective Subsidiaries.

“Contract Backlog” shall mean an amount equal to the average of (a) the “Backlog” or “Contract Backlog” amount, multiplied by (b) gross margin included in such “Backlog” or “Contract Backlog”, in each case, calculated on a basis consistent with historical reporting practices reflected in, and for the four fiscal quarter period most recently ended in, Borrower’s latest Form 10-Q or Form 10-K; provided that, no amount for Tealstone Residential shall be included in such calculation; provided, further, that to the extent any business, division or assets are divested or disposed of, or acquired, merged, consolidated or amalgamated, in each case, as permitted hereunder, such calculation shall be made after giving pro forma effect to the portion of “Backlog” or “Contract Backlog” attributed to such business, division or assets which is the subject of such divestiture, disposition, acquisition, merger, consolidated or amalgamation.

“Contractual Obligation” of any Person shall mean, any indenture, note, security, deed of trust, mortgage, security agreement, lease, license, sublicense, guaranty, instrument, contract, agreement or other form of obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

“Copyrights” shall mean any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Default” shall mean any event or circumstance not yet constituting an Event of Default but which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

“Default Rate” shall mean, as of any date of determination, an interest rate per annum equal to two percent (2%) in excess of the rate per annum otherwise applicable on such date.

“ECF Declined Amount” shall have the meaning set forth in Section 2.02(d)(iii)(C).

“ECF Prepayment Offer” shall have the meaning set forth in Section 2.02(d)(iii)(A).

“ECF Prepayment Offer Date” shall have the meaning set forth in Section 2.02(d)(iii)(A).

“EEA Financial Institution” shall mean (i) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (ii) any entity established in an EEA Member Country which is a parent of an institution described in clause (i) of this definition, or (iii) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (i) or (ii) of this definition and is subject to consolidated supervision with its parent.

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“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Enhanced Rate” shall mean, as of any date of determination, an interest rate per annum equal to the sum of (i) an amount equal to (a) one and one-half percent (1.50%) multiplied by (b) a fraction the numerator of which is the Achieved Collateral Enhancement Value, and the denominator of which is the Collateral Enhancement Requirement, and (ii) the rate per annum otherwise applicable on such date.

“Enhanced Rate Adjustment” shall mean, in the event the Collateral Enhancement Value is not satisfied on or prior to the first anniversary of the Closing Date, Borrower shall pay interest on outstanding Obligations at a per annum rate equal to the Enhanced Rate.

“Environmental Claims” shall mean any and all liabilities, administrative, regulatory or judicial actions, suits, demands, demand letters, Claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law, including, but not limited to, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury from the release or threatened release of Hazardous Materials.

“Environmental Law” shall mean any past, present or future Requirement of Law relating to pollution, the protection of the environment or human or public health or safety, or natural resources.

“Equity Securities” of any Person shall mean (i) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (ii) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any Person that is treated at a relevant time as a single employer with any Loan Party pursuant to Section 414(b) or (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of provisions relating to Section 412 of the IRC).

“ERISA Event” shall mean (a) any of the events set forth in Section 4043(c) of ERISA occurs with respect to a Pension Plan, other than events for which the thirty-day notice period has been waived by Governmental Rule, (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a substantial cessation of operations by such Loan Party or ERISA Affiliate that is treated as such a withdrawal from a Pension Plan under Section 4062(e) of ERISA; (c) a complete or partial withdrawal (as defined in Section 4203 and 4205 of ERISA, respectively) by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, the assertion by a Multiemployer Plan that a Loan Party or any ERISA Affiliate has incurred withdrawal liabilities (as described in Section 4201 of ERISA), or notification to a Loan Party or ERISA Affiliate by a Multiemployer Plan sponsor that such Multiemployer Plan is or is expected to become insolvent or experience a mass withdrawal (as such terms are defined in Title IV of ERISA); (d) a failure by a Loan Party or any ERISA Affiliate to make required contributions to a Pension Plan or Multiemployer Plan; (e) the filing by the Pension Plan sponsor of a notice of intent to terminate or the treatment by the PBGC of a plan amendment as a termination of a Pension Plan under Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) the determination by the Pension Plan or Multiemployer Plan actuary that any Pension Plan is considered an “at-risk” plan or a Multiemployer Plan is in “endangered” or “critical” status within the meaning of Sections 430, 431 and 432 of the IRC or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (i) any failure of a Plan intended to meet the requirements of qualification under Section 401(a) of the IRC to so qualify; and (j) any other event that would reasonably be expected to result in a material liability or obligation to any Loan Party under ERISA or the IRC with respect to a Plan.

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“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning set forth in Article 9 of this Loan Agreement.

“Event of Loss” shall mean the theft, loss, physical destruction or damage, seizure, taking or similar event with respect to any property or assets owned by any Loan Party or any of its Subsidiaries which results in the receipt by any Loan Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason thereof, whether by a third party or any Governmental Authority.

“Excluded Accounts” shall mean those deposit or other bank accounts that are used (a) solely by the Loan Parties to fund payroll, (b) to cash collateralize letter of credit obligations in the aggregate amount outstanding at any time not to exceed $5,000,000 and (c) solely as a cash management account for Project Specific JVs to fund the initial capitalization of project costs or the ongoing operational costs of the project for which such Project Specific JV was created or formed.

“Excluded Property” means the “Collateral Security” as defined in each of those certain Deeds of Trust, Security Agreements, Assignments of Rents and Financing Statements, dated as of March 11, 2016, granted by Texas Sterling Construction Co. in favor of Christopher B. Welsh, Trustee, for the benefit of RHB LLC and Myers for property commonly known as (a) 3475 High River Rd., Fort Worth, Texas 76115, (b) 20800 Fernbush Lane, Houston, Texas 77073, (c) St. Hedwig Rd., San Antonio, Texas 78220 and (d) 5638 FM 1346, San Antonio, Texas 78220.

“Excess Cash Flow” shall mean for any fiscal quarter (or other period specified herein) of the Borrower, the excess, if any, of (a) the sum of (i) Consolidated EBITDA for such period plus (ii) proceeds received by the Loan Parties or any of its Subsidiaries from Transfers (except, in each case and without duplication, to the extent any such proceeds (A) arise from the Permitted Dispositions and/or the NTTA Matter and are used to prepay the Loans pursuant to Section 2.02(d)(i) or (B) are used to prepay the Loans, are reinvested or otherwise remain available to be reinvested pursuant to Section 2.02(d)(ii)(C)), minus, (b) without duplication (and only to the extent added back or not deducted in determining Consolidated EBITDA for such period):

(i)	Consolidated Interest Expense (excluding any Consolidated Interest Expense associated with intercompany Indebtedness) paid in cash by the Loan Parties or any of its Subsidiaries (other than interest income), minus

(ii)	the aggregate amount actually paid by the Loan Parties or any of its Subsidiaries in cash before the date the Excess Cash Flow payment for such period is actually made (provided that any amount so deducted in respect of any period is not also deducted in respect of any subsequent period) on account of taxes accrued in respect of such period based on income of the Loan Parties or any of its Subsidiaries (other than Tax refunds, credits and benefits), minus

(iii)	the aggregate amount actually paid by the Loan Parties or any of its Subsidiaries in cash before the date the Excess Cash Flow payment for such period is actually made (provided that any amount so deducted in respect of any period is not also deducted in respect of any subsequent period) on account of Consolidated Capital Expenditures to the extent paid in cash (but excluding the principal amount of Loans or other Indebtedness incurred in connection with such expenditures, any such expenditures financed with the proceeds of any issuance of Equity Securities or any amount reinvested pursuant to Section 2.02(d)(ii)(C)) and any such expenditures financed with insurance proceeds related to any Event of Loss), minus

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(iv)	any extraordinary, unusual, non-recurring or non-operating cash loss or expense paid or incurred by the Loan Parties or any of its Subsidiaries during such period, minus

(v)	any internally generated cash paid by the Loan Parties or any of its Subsidiaries in connection with the Closing Date Acquisition, the Transactions and/or any other acquisition permitted hereunder; and

adding or subtracting, as the case may be, decreases (which, if negative, shall be the absolute value of the difference) or increases (if positive) in Net Working Capital (such adjustments, the “Net Working Capital Adjustment”) during such period (measured as of the first and last days of such period).

“Excluded Swap Obligation” shall mean, with respect to any Loan Party (other than the direct counterparty of such Swap Obligation), any Swap Obligation of a Loan Party (other than the direct counterparty of such Swap Obligation) if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal or unlawful.

“Excluded Taxes” shall mean, with respect to a Recipient of any payment to be made by or on account of any Obligation of any Loan Party, (a) Taxes imposed on or measured by its net income (however denominated), franchise Taxes imposed on it, and branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located (“Lending Office”), or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender pursuant to a law in effect at the time such Lender becomes a party hereto (for the avoidance of doubt, whether as an original party hereto or as an assignee) (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Loan Parties with respect to such withholding Tax pursuant to Section 2.05, (c) Taxes attributable to a failure of a Recipient to comply with Section 2.05(f), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Bonding Letter” shall mean that certain letter dated as of March 3, 2017, provided by Travelers Casualty and Surety Company of America to the Borrower, and delivered to Oaktree prior to the Closing Date.

“Extraordinary Receipts” shall mean any payments received by a Loan Party or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.02(d)(i) )consisting of (a) proceeds of judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (b) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of a Loan Party or any of its Subsidiaries, or (ii) received by a Loan Party or any of its Subsidiaries as reimbursement for any payment previously made to such Person), and (c) any purchase price adjustment (other than a working capital adjustment) received in connection with any acquisition or purchase agreement.

“FATCA” shall mean Sections 1471 through 1474 of the IRC, as of the date of this Loan Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, or any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing.

“Fee Letter” shall mean that certain fee letter agreement, dated as of March 8, 2017, by and between Oaktree and the Borrower.

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“Financial Covenants” shall have the meaning given such term in Section 6.17.

“Financial Statements” shall mean, with respect to any accounting period for any Person, statements of operations, cash flows and, with respect to audited statements only, stockholder’s equity of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding fiscal year, all prepared in reasonable detail and in accordance with GAAP, except, in the case of unaudited Financial Statements, for the absence of footnotes and normal year-end adjustments. Unless otherwise indicated, each reference to Financial Statements of any Person shall be deemed to refer to Financial Statements prepared on a consolidated basis.

“Foreign Assets Control Regulations” shall have the meaning given such term in Section 7.15.

“Foreign Holder” shall mean any Recipient that is not a U.S. Person.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding Date” shall mean any date on which any Loan is made to or on account of Borrower under this Loan Agreement.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied. Notwithstanding anything to the contrary contained herein, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof.

“Governmental Official” shall mean any officer or employee of a Governmental Authority or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any person acting in an official capacity for or on behalf of any such government, department, agency, or instrumentality or on behalf of any such public organization.

“Governmental Authority” shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Governmental Rule” shall mean any law (including common law), rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

“Guaranty” shall mean that certain Guaranty in favor of the Agent, for the benefit of the Agent and the Lenders, executed by the Guarantors, in substantially the form attached hereto as Exhibit N, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Hazardous Materials” shall mean any chemical, material, or substance for which liability or standards of conduct may be imposed, or that is defined, listed, regulated, or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic, infectious or hazardous substance, extremely hazardous substance or chemical or hazardous waste, under Environmental Laws, including any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, noise, odor or mold.

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“Indebtedness” of any Person shall mean and include the aggregate amount of, any liability, whether or not contingent, without duplication, consisting of: (i) all obligations of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) and all Obligations (including, without limitation, any Prepayment Premium or Make-Whole Amount), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (whether contingent or otherwise, including, without limitation, all earn-out obligations (determined as the greater of (x) the amount required to be shown as a liability in accordance with GAAP at the time of the closing of the applicable acquisition pursuant to which such earn-out obligation arises and (y) the amount of such earn-out obligation actually paid in connection with the subject transaction) and similar deferred payment obligations) (other than accounts payable to a trade creditor incurred in the ordinary course of business of such Person determined in accordance with GAAP and payable in accordance with customary trade practices), (iv) all obligations under Capital Lease Obligations of such Person, (v) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed, (vi) all guaranties of such Person of the obligations of another Person or any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition, (vii) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement upon an event of default are limited to repossession or sale of such property), (viii) all reimbursement and other payment obligations, contingent or otherwise, in respect of surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account, (ix) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Equity Securities or other equity securities issued by such Person (including any obligation to pay dividends, other than dividends payable in shares of common stock), (x) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values, (xi) all obligations owed by such Person under license agreements with respect to non-refundable, advance or minimum guarantee royalty payments, (xii) to the extent not bonded by a Bonding Company, indebtedness or obligations of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor pursuant to a contractual obligation or as a result of such Person’s ownership interest in such entity, except for the avoidance of doubt, any direct or indirect Subsidiary of such Person and (xiii) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

“Indemnified Person” shall have the meaning given such term in Section 11.04.

“Indemnified Taxes” shall mean (a) Taxes imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Transaction Document, other than Excluded Taxes, and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information Declination Notice” shall have the meaning given such term in Section 6.01.

“Intellectual Property” shall mean: (i) all inventions, designs, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, and all embodiments or fixations thereof whether tangible or intangible form; (ii) Copyrights, Trademarks, Patents and mask works; (iii) any and all trade secrets, and any and all intellectual property rights in computer software and computer software products; (iv) any and all design rights; (v) any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above; (vi) all licenses or other rights to use any of the Copyrights, Patents, Trademarks, mask works, or any other property rights described above; (vi) all amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents or mask works; and (vii) all proceeds and products of the foregoing.

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“Intellectual Property Security Agreement” shall mean each Intellectual Property Security Agreement executed and delivered by one or more Loan Parties and Agent, in substantially the form of Exhibit E.

“Interest Period” shall mean the period commencing on the Closing Date or the applicable date that the previous Interest Period is continued or the date on which the Borrower selects a new Interest Period pursuant to Section 2.02(b) and ending on the date one, two, three or six months thereafter, as determined pursuant to Section 2.02(b); provided that any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day.

“Interest Rate Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (a) for the purpose of hedging the interest rate exposure associated with the Loan Parties’ and their respective Subsidiaries’ operations, and (b) not for speculative purposes.

“Investment” shall mean the purchase, acquisition or beneficial ownership of any Equity Securities, or any obligations, Indebtedness or other interest in, or all or substantially all of the assets of, any Person, or the making of any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.

“IRC” shall mean the Internal Revenue Code of 1986, as in effect from time to time, and regulations promulgated thereunder.

“Joinder Requirements” shall have the meaning given such term in Section 6.10.

“Landlord Waiver” shall mean the Landlord Waiver substantially in the form attached as Exhibit C hereto.

“Lending Office” shall have the meaning given such term in the definition of Excluded Taxes.

“LIBOR Rate” shall mean for any Interest Period, (i) the rate per annum appearing on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBOR Rate”) for deposits with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Agent (acting at the direction of the Required Lenders) or the Required Lenders to be the offered rate on such other page or other service which displays the LIBO Rate for deposits with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided, that, the LIBOR Rate shall not be less than 1.00% per annum.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Code or comparable law of any jurisdiction.

“Loan” or “Term Loan” shall mean the loans now or hereafter made by or on behalf of any Lender or by Agent for the account of any Lender pursuant to this Loan Agreement as set forth in Article 2 hereof.

“Loan Agreement” shall mean this Loan and Security Agreement, as amended, restated, amended and restated, modified or supplemented from time to time.

“Loan Documents” shall mean, collectively, the Loan Agreement, the Guaranty, the Pledge Agreement, the Notes, the Intellectual Property Security Agreements, the Perfection Certificate, the Landlord Waivers, the Mortgages, the Agent Fee Letter, the Fee Letter, the Collateral Agency Agreement, any Subordination Agreement, and the other documents or agreements executed in connection herewith or therewith including any other collateral or security document or agreement executed by a Loan Party in favor of Agent, for the benefit of the Agent and the Lenders, in each case, as amended, restated, amended and restated, modified or supplemented from time to time.

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“Loan Party” shall have the meaning given such term in the recitals hereof.

“Loan Party Registered Intellectual Property” shall have the meaning given such term in Section 5.15.

“Loan Party Intellectual Property” shall have the meaning given such term in Section 5.15.

“Loan Party Intellectual Property Licenses” shall have the meaning given such term in Section 5.15.

“Loan Percentage” shall mean, with respect to a Lender, the percentage of each Loan specified opposite such Lender’s name on Schedule 2 hereto.

“LTIP” shall mean the Borrower’s 2017 Incentive Compensation Plan, as approved by the stockholders of the Borrower, as amended, restated or otherwise modified from time to time so long as such amendment, restatement or modification is approved by the requisite vote of the stockholders of the Borrower, to the extent required by applicable law or the organizational documents of the Borrower.

“Make-Whole Amount” shall mean, on any date of prepayment of all or any portion of a Loan, an amount in cash equal to the present value, as determined by the Agent (acting at the direction of the Required Lenders) or the Required Lenders in consultation with the Borrower, of all required interest payments due on the portion of the Loans that are prepaid from the date of prepayment through and including the second anniversary of the Closing Date, discounted to the date of prepayment on a quarterly basis (assuming a 360-day year and actual days elapsed) at a rate equal to the sum of the Treasury Rate plus 0.50%.

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, assets, performance, operations or financial or other condition of the Loan Parties and their respective Subsidiaries, taken as a whole; (ii) the ability of the Loan Parties and their respective Subsidiaries to pay or perform the Obligations in accordance with the terms of this Loan Agreement and the other Transaction Documents and to avoid an Event of Default under any Transaction Document; (iii)  the legality, validity, enforceability, perfection or priority of the Liens of Agent upon the Collateral; (iv) the Collateral or its value; or (v) the rights and remedies of any Lender under this Loan Agreement and the other Transaction Documents.

“Material Indebtedness” shall mean, with respect to any Person, Indebtedness (other than the Obligations) of such Person in an aggregate principal amount exceeding $5,000,000.

“Material Titled Assets” shall have the meaning given such term in Section 6.08(a).

“Minority Subsidiary” shall mean any entity in which a Person, directly or indirectly, beneficially owns 50% or less of the Equity Securities.

“Mortgages” shall mean all mortgages, deeds of trust, or deeds to secure debt, as applicable, delivered with respect to the Real Property substantially in the form of Exhibit M (with such changes as are reasonably approved by the Required Lenders to account for local law matters), as they may be amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” shall mean any employee benefit plan of the type described in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or with respect to which any Loan Party or ERISA Affiliate has or could reasonably be expected to have any liability or obligation.

“Myers” shall have the meaning given such term in the definition of “Affiliated Entity.”

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“Negotiable Collateral” shall mean letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code).

“Net Cash Proceeds” shall mean (a) in connection with any Transfer or Event of Loss, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Transfer or Event of Loss (other than any Lien pursuant to any Loan Document) and other customary and reasonable fees and expenses actually incurred in connection therewith and net of Taxes paid and the Borrower’s reasonable and good faith estimate of income, franchise, sales, and other applicable Taxes required to be paid by any Loan Party or any of its respective Subsidiaries in connection with such Transfer or Event of Loss in the taxable year that such Transfer or Event of Loss is consummated, the computation of which shall, in each such case, take into account the reduction in Tax liability resulting from any available operating losses and net operating loss carryovers, Tax credits, and Tax credit carry forwards, and similar Tax attributes and, with respect to any Transfer, net of amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Transfer (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and (b) in connection with any issuance or sale of Equity Securities (other than under the LTIP) or any incurrence of Indebtedness (other than the Loans), the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary and reasonable fees and expenses actually incurred in connection therewith.

“Net Working Capital” shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

“Net Working Capital Adjustment” shall have the meaning ascribed to such term in the definition of “Excess Cash Flow”.

“NTTA Matter” shall mean any settlement of any claim that the Borrower and/or any of its Subsidiaries (including Texas Sterling Construction Co., a Delaware corporation) holds against, or relating to, the North Texas Transit Authority.

“Note” shall mean a promissory note or notes of Borrower substantially in the form attached as Exhibit A hereto.

“Oaktree” shall mean Oaktree Capital Management, L.P., on behalf of the funds and accounts within its Strategic Credit Strategy, and its successor, and permitted assigns.

“Obligations” shall mean and include all loans, advances, debts, liabilities, and obligations, including, without limitation, the noncancelable obligation to make each payment scheduled to be made under each subsection of Section 2.02, howsoever arising, owed by Loan Parties to Agent or any Lender and/or any of their Affiliates of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), whether as principal, surety, endorser, guarantor or otherwise, now existing or hereafter arising under or pursuant to the terms of this Loan Agreement or the other Transaction Documents, including, without limitation, all principal, interest, premium (including, without limitation, any Prepayment Premium or Make-Whole Amount), fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Loan Parties hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest), or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case) and whether or not allowed or allowable as a claim in any such proceeding and whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured; provided that, notwithstanding anything to the contrary, the Obligations of any Guarantor shall exclude any Excluded Swap Obligations solely of such Guarantor.

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“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Taxes” shall mean any present or future stamp or documentary Taxes or any other excise or recording Taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Loan Agreement or any other Transaction Documents except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.08).

“Patents” shall mean all patents, patent applications and like protections, including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, now or hereafter existing, created, acquired or held.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

“Pension Plan” shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the IRC.

“Perfection Certificate” shall mean the Perfection Certificate delivered by the Loan Parties to Agent and Lenders as of the Closing Date, as amended, restated, amended and restated, modified, supplemented or updated from time to time.

“Permitted Acquisition” shall mean an acquisition, directly or indirectly, by Borrower of the assets or equity interests of a Person and its respective Subsidiaries pursuant to a purchase, sale, merger or other similar acquisition agreement in form and substance acceptable to the Required Lenders, and subject to the satisfaction or waiver in writing by the Required Lenders in their sole discretion of the conditions set forth below:

(a)       such acquisition shall be structured as (a) an asset acquisition by the Borrower or Subsidiary of Borrower that is a Loan Party, (b) a merger or consolidation of the target with and into Borrower or a Subsidiary of Borrower that is a Loan Party, with Borrower or such Subsidiary, as applicable, as the surviving entity in such merger or consolidation, or (c) a purchase by the Borrower or a Subsidiary of Borrower that is a Loan Party of 100% of the Equity Securities of the target;

(b)       the Total Consideration paid or payable in connection with such acquisition shall not exceed a total of $50,000,000 in the aggregate, or individually, for each such transaction (or series of related transactions); provided, that, such consideration shall only be permitted to be paid with (i) the cash proceeds received by Borrower from a substantially concurrent issuance of Equity Securities consisting of common stock or (ii) shares of common stock of Borrower;

(c)       no Default or Event of Default shall have occurred or be continuing both before and immediately after giving effect to such acquisition;

(d)       such acquisition shall not result in the incurrence by any Loan Party or any of its respective Subsidiaries (both before and after giving effect to such acquisition) of any additional Indebtedness (except Permitted Indebtedness) or the granting of any additional Liens (except Permitted Liens);

(e)       (i) Agent, for the benefit of Agent and Lenders, shall be granted a first priority perfected Lien (subject only to Permitted Liens) on all real and personal property being acquired pursuant to such acquisition (and, in the case of an acquisition involving the purchase of any applicable Equity Securities of the target or its respective Subsidiaries, all of such purchased Equity Securities shall be pledged to Agent for the benefit of Agent and Lenders, and such target and its respective Subsidiaries shall be required to become a Required Guarantor Party and grant to Agent, for the benefit of Agent and Lenders, a first priority perfected Lien (subject only to Permitted Liens) on its assets) and (ii) such Loan Party shall comply with the Joinder Requirements described in Section 6.10, and provide such other customary documents and instruments as Agent or the Lenders shall reasonably request to perfect or maintain the perfection of its Lien on substantially all of the real and personal property of the target and its respective Subsidiaries, as the case may be), all such documents to be delivered within five (5) Business Days of the closing of such acquisition;

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(f)       all material consents necessary for such acquisition shall have been acquired and such acquisition shall be consummated in accordance with the applicable Acquisition Documentation and applicable law;

(g)       as soon as practicable after the closing of such acquisition (and in any event within five (5) Business Days after such closing), the Loan Parties shall deliver to Agent and Lenders copies of all the Acquisition Documentation executed in connection with such acquisition, and any other material documents or agreements reasonably requested by the Required Lenders;

(h)       such acquisition shall have been approved by the Board of Directors of the target (or similar governing body if such target is not a corporation) which is the subject of such acquisition and such target shall not have announced that it will oppose such acquisition or shall not have commenced any action which alleges that such acquisition shall violate applicable law;

(i)       the Borrower shall have furnished Agent with ten (10) Business Days’ prior written notice of such intended acquisition and shall have furnished the Agent with a current draft of the Acquisition Documentation to be entered into in connection with such acquisition (and final copies thereof as and when executed), a summary of any due diligence undertaken by the Loan Parties in connection with such acquisition, appropriate financial statements of the target and its Subsidiaries, pro forma projected financial statements for the twelve (12) month period following such acquisition after giving effect to such acquisition (including balance sheets, cash flows and income statements by quarter for the acquired target and its Subsidiaries, individually, and on a consolidated basis with all Loan Parties), and such other information as the Required Lenders may reasonably require, all of which shall be in form reasonably satisfactory to the Required Lenders; and

(j)       on a pro forma basis, after giving effect to such acquisition, the Borrower shall be in compliance with each of the Financial Covenants as of the last day of the most recent fiscal quarter for which Financial Statements are required to have been delivered hereunder, with evidence of such compliance to be reflected in a certificate from the Responsible Officer of the Borrower delivered to the Lenders as of the consummation of such acquisition, certifying as to such compliance.

“Permitted Dispositions” shall mean the matters described on Schedule 4 hereto.

“Permitted Indebtedness” shall mean: (i) Indebtedness of the Loan Parties in favor of Agent and Lenders arising under this Loan Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date and disclosed on Schedule 5 hereto; (iii) Indebtedness secured by Liens described in clauses (v) and (vi) of the defined term “Permitted Liens,” provided (A) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (B) such Indebtedness does not exceed Six Million Dollars ($6,000,000) in the aggregate amount outstanding at any given time; (iv) amounts in respect of the Closing Date Earn-Out up to an aggregate amount that does not exceed $15,000,000 outstanding at any time; (v) amounts in respect of the Closing Date Deferred Payments up to an aggregate amount that does not exceed $10,000,000 outstanding at any time; (vi) Indebtedness incurred under the Closing Date Seller Notes up to an aggregate principal amount that does not exceed $5,000,000 outstanding at any time; (vii) Indebtedness incurred for the acquisition of supplies or inventory on normal trade credit; (viii) Indebtedness under Swap Agreements permitted by Section 7.09; (ix) endorsements for collection or deposit in the ordinary course of business; (x) Indebtedness arising in the ordinary courses of business with respect to surety, bid, appeal, indemnity and performance bonds, insurance obligations and other similar obligations, in each case, issued by a Bonding Company; (xi) amounts in respect of the earn-out obligations set forth in Section 2.6.3 of that certain Purchase Agreement, dated as of August 1, 2011 (as amended January 23, 2014), by and between Jerry Banicki, Ralph L. Wadsworth Construction Company, LLC and the Borrower, in effect as of the date hereof; (xiii) Indebtedness of Borrower under that certain Secured Revolving Promissory Note dated as of March 11, 2016 (the “Secured Intercompany Note”) in the original principal amount of $13,000,000 in favor of RHB LLC and Myers; provided, that, commencing on the date that is thirty (30) days following the Closing Date, the aggregate principal amount outstanding at any time under such Secured Intercompany Note shall not exceed $2,000,000; (xiv) letters of credit to secure self-insurance liabilities and obligations under project contracts in an aggregate amount that does not exceed $5,000,000 outstanding at any time; and (v) extensions, refinancings, modifications, amendments and restatements of any item of Permitted Indebtedness (i) through (iii) above.

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“Permitted Investments” shall mean: (i) Investments existing on the Closing Date and disclosed on Schedule 6 hereto; (ii) (A) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (B) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A 2 or P 2 from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (C) certificates of deposit maturing no more than one (1) year from the date of investment therein; (iii) Investments consisting of (A) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business not to exceed Five Hundred Thousand Dollars ($500,000) during the term of this Loan Agreement, (B) non-cash loans to employees, officers or directors relating to the purchase of Equity Securities of Borrower pursuant to employee stock purchase plans or arrangements approved by Borrower’s board of directors and (C) advances in the form of progress payments, prepaid rent or security deposits with respect to operating leases and other similar deposits, in each case, made in the ordinary course of business; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (vi) Investments consisting of notes receivable of, or prepaid royalties from and other credit obligations of, customers, suppliers and debtors of Loan Parties, who are not Affiliates, in the ordinary course of business; (vii) intercompany Investments made by, or the holding of Equity Securities of, (A) a Loan Party or any of its respective Subsidiaries in a Loan Party and (B) a Subsidiary that is not a Loan Party in or to any other Subsidiary that is not a Loan Party; (viii) Investments in the ordinary course of business consisting of endorsements of negotiable instruments for collection or deposit; (ix) Permitted Acquisitions; (x) Investments by any of the Loan Parties or its Subsidiaries in the Affiliated Entities in an aggregate amount not to exceed Five Million Dollars ($5,000,000) in the aggregate outstanding at any time; (xi) Investments in Project Specific JVs solely for the purpose of forming or capitalizing such Project Specific JVs for the limited purpose of performing construction work on a specific project in an aggregate amount not to exceed Ten Million Dollars ($10,000,000) outstanding at any time; and (xii) so long as no Default or Event of Default exists prior to and immediately after giving pro forma effect thereto, other Investments not otherwise permitted in each of the preceding clauses described in this definition hereof in an aggregate amount not to exceed One Million Dollars ($1,000,000) during the term of this Loan Agreement.

“Permitted Liens” shall mean and include: (i) Liens in favor of Agent, for the benefit of the Agent and the Lenders, and Liens securing payment of the Obligations; (ii) Liens existing on the Closing Date and disclosed on Schedule 7 hereto; (iii) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been provided, provided provision is made to the reasonable satisfaction of the Required Lenders for the eventual payment thereof if subsequently found payable; (iv) non-exclusive licenses and sublicenses granted by a Loan Party and their respective Subsidiaries and leases or subleases (by a Loan Party or any of its Subsidiaries as lessor or sublessor) to third parties in the ordinary course of business not interfering in any material respect with the business of the Loan Parties and their respective Subsidiaries; (v) Liens upon or in any equipment which was acquired or held by a Loan Party or any of its Subsidiaries to secure the purchase price of such equipment (and any accessions, attachments, replacements or improvements thereon) or indebtedness incurred solely for the purpose of financing the acquisition of such equipment (and any accessions, attachments, replacements or improvements thereon); (vi) Liens existing on any equipment (and any accessions, attachments, replacements or improvements thereon) at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and any accessions, attachments, replacements or improvements thereon, and the proceeds of such equipment (and any accessions, attachments, replacements or improvements thereon); (vii) bankers’ liens, rights of setoff and similar Liens incurred on deposits or securities accounts made in the ordinary course of business; (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (ix) Liens for taxes, assessments or governmental charges or levies not yet due or delinquent or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the Books of any Loan Party or its respective Subsidiaries, as the case may be, in conformity with GAAP; (x) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (ii) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (xi) restrictions on transfer or other Liens contained in the Charter or other organizational documents of a Loan Party; (xii) restrictions on transfer under applicable federal and state securities laws; (xiii) Liens arising in the ordinary course of business on cash or securities in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA); (xiv) easements, rights of way, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such property for the purposes of which such property is held or materially impair the value of such property subject thereto; (xv) Liens securing the Indebtedness described in clause (xiii) of the definition of Permitted Indebtedness; and (xvi) any other Liens approved by the Required Lenders.

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“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a Governmental Authority.

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA maintained for employees of a Loan Party or any such Plan to which a Loan Party is required to contribute or has or could reasonably be expected to have any liability or obligation (other than a Multiemployer Plan).

“Pledge Agreement” shall mean that certain Pledge Agreement in favor of the Agent, for the benefit of the Agent and the Lenders, executed by the Loan Parties party thereto, in form and substance reasonably satisfactory to the Lenders, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Pledged Companies” shall mean each Person listed on Schedule 9 of the Perfection Certificate as a “Pledged Company”, together with each other Person, all or a portion of whose Equity Securities are acquired or otherwise owned by a Loan Party after the Closing Date. As of the Closing Date, Pledged Companies shall not include (y) RHB LLC, a Nevada limited liability company, or (z) Sterling Hawaii Asphalt, LLC, a Hawaii limited liability company; provided, that if at any time either RHB LLC and/or Sterling Hawaii Asphalt, LLC becomes, or is required to become, a Required Guarantor Party or the Borrower is otherwise able to cause the Equity Securities in such entity to be pledged, in each case, pursuant to the terms of the Loan Documents, such entity shall automatically and immediately be included in the term “Pledged Companies.”

“Pledged Operating Agreements” shall mean all of each Loan Party’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

“Pledged Partnership Agreements” shall mean all of each Loan Party’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

“Pledged Shares” shall have the meaning given such term in the Pledge Agreement.

“Prepayment Premium” shall mean (i) in the case of prepayments made pursuant to Section 2.02(d) (other than pursuant to Section 2.02(d)(i) or Section 2.02(d)(iii)), (a) with respect to a prepayment of all or any portion of a Loan occurring on or prior to the second anniversary of the Closing Date, the Make-Whole Amount, (b) with respect to a prepayment of all or any portion of a Loan occurring after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date, 5.00% of the aggregate principal amount (including any interest, fees or amounts added to principal) of the Loans held by such Lender that is being prepaid, (c) with respect to a prepayment of all or any portion of a Loan occurring after the third anniversary of the Closing Date but on or prior to the fourth anniversary of the Closing Date, 2.50% of the aggregate principal amount (including any interest, fees or amounts added to principal) of the Loans held by such Lender that is being prepaid, or (d) with respect to a prepayment of all or any portion of a Loan after the fourth anniversary of the Closing Date and thereafter, 0.00% of the aggregate principal amount of the Loans held by such Lender that is being prepaid, (ii) in the case of prepayments made pursuant to Section 2.02(d)(i), 1.00% of the aggregate principal amount (including any interest, fees or amounts added to principal) of the Loans held by such Lender that is being prepaid, or (iii) (a) in the case of prepayments made pursuant to Section 2.02(d)(iii)(A), 1.00% of the aggregate principal amount (including any interest, fees or amounts added to principal) of the Loans held by such Lender that is being prepaid, or (b) in the case of prepayments made pursuant to Section 2.02(d)(iii)(C) or in accordance with clause (vi) of Schedule 3 hereto, 3.00% of the aggregate principal amount (including any interest, fees or amounts added to principal) of the Loans held by such Lender that is being prepaid.

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“Project Specific JVs” shall mean any project-specific joint ventures, whether created through a contractual arrangement or the ownership of Equity Securities, by a Loan Party or any of its Subsidiaries, including any such project-specific joint ventures described in the Borrower’s SEC filings pursuant to which a partner of such Project Specific JV acts as a sponsor or manager but may not hold Equity Securities in such Project Specific JV.

“PTO” shall mean the United States Patent and Trademark Office.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Agreement, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Agreement or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Agreement at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Property” shall mean all right, title and interests in and to a parcel of real property, land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interest appurtenant thereto, owned, leased or operated by Borrower or its Subsidiaries, including such described on the Perfection Certificate.

“Recipient” shall mean (a) the Agent and (b) any Lender.

“Record” shall mean information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of the Closing Date, by and among the Borrower and the holders of the Warrant(s), as amended, restated, amended and restated, modified or supplemented from time to time.

“Required Guarantor Party” shall have the meaning given such term in Section 6.10.

“Required Lenders” shall mean, at any time, Lenders having Term Loans representing more than 50% of the aggregate outstanding Term Loans at such time.

“Requirement of Law” applicable to any Person shall mean (i) any Governmental Rule applicable to such Person, (ii) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person and (iii) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean the chief executive officer, president, vice president, chief financial officer, treasurer, controller or comptroller or other similar officer of the Loan Parties or, solely where applicable, their respective Subsidiaries, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller, comptroller, vice president finance or other similar officer of such Loan Parties or solely, where applicable, their respective Subsidiaries.

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“Restricted Payment” shall have the meaning given such term in Section 7.04.

“RHB Inc.” shall have the meaning given such term in the definition of “Affiliated Entity.”

“RHB LLC” shall have the meaning given such term in the definition of “Affiliated Entity.”

“Sanctioned Country” shall mean a country subject to a Sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/resource-center/sanctions/pages/default.aspx or as otherwise published from time to time.

“Sanctioned Person” shall mean any individual or entity that is the subject or target of Sanctions, including (a) (i) any Person named on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including, without limitation, the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC and the EU Consolidated List, or (ii) any entity that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i), or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in or national of a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Sanctions” shall mean all U.S. and non-U.S. laws relating to economic or trade sanctions, including, without limitation, the laws administered or enforced by the United States (including by OFAC or the U.S. Department of State), the United Nations Security Council, and the European Union.

“SEC” shall mean the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Intercompany Note” shall have the meaning given such term in the definition of “Permitted Indebtedness.”

“Solvent” shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such Person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

“Specified Keyman” shall mean any of Con L. Wadsworth, Ronald A. Ballschmiede, Richard H. Buenting, Joseph A. Cutillo, Gary Roger Engasser II or Billy Lee Wolff.

“Subordinated Debt” shall mean indebtedness incurred by any Loan Party that is subordinated to all of such Loan Party’s Obligations (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to the Required Lenders entered into among Agent, Lenders and the creditor of such Subordinated Debt), on terms acceptable to the Required Lenders. As of the Closing Date, the Closing Date Seller Notes shall constitute Subordinated Debt.

“Subordination Agreement” shall mean a Subordination Agreement, by and among the Agent and Lenders, on the one hand, and the creditors of Subordinated Debt, on the other hand, in form and substance satisfactory to the Required Lenders, as amended, restated, amended and restated, modified or supplemented from time to time. As of the Closing Date, the Closing Date Subordination Agreement shall constitute a Subordination Agreement.

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“Subsidiary” of any Person shall mean (i) any corporation of which more than fifty percent (50%) of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, (ii) any partnership, limited liability company, joint venture, or other business entity of which more than fifty percent (50%) of the equity interest having the power to vote, direct or control the management of such partnership, limited liability company, joint venture or other business entity is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person’s other Subsidiaries, and (iii) any Person, whether majority- or minority-owned, required by GAAP to be consolidated in the financial reporting of Borrower or any of its Subsidiaries, including, for the avoidance of doubt, any Affiliated Entities. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party or any of its Subsidiaries and any reference to a Subsidiary without designation of the ownership of such Subsidiary shall be deemed to refer to a Subsidiary of Borrower.

“Supporting Obligations” shall mean supporting obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Property.

“Swap Agreement” shall mean any agreement with respect to any swap, hedge, forward, future or derivative transaction or option or similar agreement (including without limitation, any Interest Rate Agreement) involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Swap Obligation” shall mean, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” shall mean the earliest to occur of (i) the Term Loan Maturity Date and (ii) the date the Obligations (including, without limitation, any Prepayment Premium) are required to be paid in full (whether on acceleration or otherwise), including pursuant to Section 10.01.

“Term Loan Maturity Date” shall mean April 4, 2022.

“Total Consideration” shall mean (without duplication), with respect to a Permitted Acquisition, the sum of (a) the cash purchase price paid or payable as consideration in connection with such Permitted Acquisition, plus (b) Indebtedness payable to or on behalf of the seller or any other similar Person in connection with such Permitted Acquisition plus (c) earn-outs (determined in accordance with the definition of Indebtedness), plus (d) any other deferred or contingent payment (determined as the greater of (x) the amount required to be shown as a liability in accordance with GAAP at the time of the closing of such Permitted Acquisition and (y) the amount of such deferred or contingent payment actually paid in connection with the subject transaction ), plus (e) the amount of Indebtedness assumed or incurred in connection with such Permitted Acquisition, plus (f) all transaction costs incurred in connection therewith.

“Total Secured Leverage Ratio” shall mean, as of the last day of any fiscal quarter, the ratio of (a) the Consolidated Secured Indebtedness outstanding on such date to (b) Consolidated EBITDA for the four-fiscal quarter period ending on such date.

“Trademarks” shall mean any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill connected with and symbolized by such trademarks, now or hereafter existing, created, acquired or held.

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“Trading With the Enemy Act” shall have the meaning given such term in Section 7.15.

“Transactions” shall have the meaning given such term in Section 4.01(a)(ii).

“Transaction Documents” shall mean, collectively, the Loan Documents, the Warrants, the Registration Rights Agreement and the other documents or agreements executed in connection herewith or therewith, in each case, as amended, restated, amended and restated, modified or supplemented from time to time.

“Transfer” shall have the meaning given such term in Section 7.02 hereof.

“Treasury Rate” shall mean with respect to the Make-Whole Amount, a rate equal to the then current yield to maturity on actively traded U.S. Treasury securities having a constant maturity and having a duration equal to (or the nearest available tenor) the period from the date that payment is received to the date that falls on the first anniversary of the Closing Date.

“U.S. Tax Compliance Certificate” shall have the meaning given such term in Section 2.05(f)(iii).

“Vehicle Collateral Agent” shall have the meaning given such term in the definition of Collateral Agency Agreement.

“Warrant” shall mean a warrant or warrants to purchase capital stock of the Borrower issued by Borrower to Lenders or their Affiliates as provided by this Loan Agreement, as amended, restated, amended and restated, modified or supplemented from time to time.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

All capitalized terms defined in the Code and not otherwise defined herein shall have the respective meanings specified in the Code.

Article 2.            THE LOANS.

Section 2.01.             Commitment. Subject to the terms and conditions of this Loan Agreement and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Agent or directly to the Borrower on the Closing Date such Lender’s Loan Percentage of a term loan in U.S. Dollars in the aggregate principal amount of EIGHTY FIVE MILLION DOLLARS ($85,000,000) for the purposes hereinafter set forth. Upon receipt by the Agent of the proceeds of the Term Loan made on the Closing Date, such proceeds will then be made available to the Borrower by the Agent, by wiring such proceeds in accordance with the funds flow attached to the notice of borrowing as contemplated by Section 2.03(c). Borrower may prepay Loans only in accordance with Section 2.02(d). Amounts prepaid may not be reborrowed.

Section 2.02.             Interest and Payments.

(a)	Interest. Subject to Section 6.18, Borrower shall pay interest in arrears on all outstanding Obligations (including any Prepayment Premium) at the LIBOR Rate plus 8.75% per annum on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made or incurred until paid in full in cash. Interest on the Loan shall be calculated based upon a year of 360 days and actual days elapsed. Each payment of interest only shall be paid in cash and made on the last Business Day of each calendar month. If Borrower pays interest on the Loan which is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the Loan.

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(b)	LIBOR Provisions. In the notice of borrowing delivered pursuant to Section 4.01(a)(v), the Borrower shall specify the Interest Period used to determine the LIBOR Rate as of the Closing Date. Upon the expiration of each Interest Period, in the absence of the Borrower providing written notice to the Agent not less than three (3) Business Days prior to the end of such Interest Period electing a different Interest Period, the same Interest Period shall be used to determine the LIBOR Rate for the immediately succeeding Interest Period. If the Borrower provides written notice electing a new Interest Period, then such new Interest Period and the corresponding LIBOR Rate shall be used.

(c)	Payments of Principal. The principal amount of the Term Loan shall be repaid in full in cash on the Termination Date.

(d)	Prepayment.

(i)	Voluntary Prepayment with Proceeds from the Permitted Dispositions and/or NTTA Matter. Upon ten (10) Business Days’ prior written notice to Agent and the Lenders, Borrower may, at its option, use the proceeds arising from the Permitted Dispositions and/or the NTTA Matter to make one or more prepayments on the Loans, in principal amounts not less than $1,000,000 and in $1,000,000 increments in excess thereof, up to an amount not to exceed $30,000,000 in the aggregate, at a prepayment price equal to (A) the principal amount of the Loans being prepaid, plus (B) accrued and unpaid interest thereon through and including the date of such prepayment, plus (C) the applicable Prepayment Premium, plus (D) any other amounts then due to Agent and Lenders. The notice of prepayment shall state the amount of principal to be prepaid under the Loan. All repayments or prepayments under this Section 2.02(d)(i) shall be subject to any Prepayment Premium set forth in Section 2.02(e), but shall otherwise be prepaid without premium or penalty. Interest on the principal amount prepaid shall be payable on any date that a repayment is made hereunder through the date of repayment.

(ii)	Mandatory Prepayment. To the extent that, immediately after the prepayment of the Loans, the applicable Net Cash Proceeds are not needed by the Borrower to be in pro forma compliance with Section 6.17(b) during the immediately succeeding four fiscal quarters following the required date of prepayment arising under this Section 2.02(d)(ii) with respect to the applicable event(s) described below:

(A)	Debt Issuances. Within one (1) Business Day of receipt by any Loan Party or any of its Subsidiaries (other than Project Specific JVs) of proceeds from any Indebtedness other than Permitted Indebtedness, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Indebtedness received by the Loan Parties or any of its Subsidiaries (except that with respect to any Affiliated Entities, only to the extent of the Net Cash Proceeds received by the Loan Parties).

(B)	Issuances of Equity Securities. Within one (1) Business Day of receipt by any Loan Party or any of their Subsidiaries (other than Project Specific JVs) of proceeds from any issuance of any Equity Securities (other than (I) an issuance of Equity Securities the proceeds of which shall be used substantially concurrently with the consummation of, and to finance, a Permitted Acquisition, or (II) distributions by a Loan Party, a Subsidiary of a Loan Party, an Affiliated Entity or a Minority Subsidiary to a Loan Party or a Subsidiary of a Loan Party that is a Guarantor), the Borrower shall prepay the Loans in an aggregate amount equal to 50% of the Net Cash Proceeds of such issuance of Equity Securities received by the Loan Parties or any of its Subsidiaries (except that with respect to any Affiliated Entities or Minority Subsidiaries, only to the extent of the Net Cash Proceeds received by the Loan Parties).

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(C)	Transfers or Events of Loss. To the extent Net Cash Proceeds received in connection with any Transfer (other than Transfers permitted by Sections 7.02(i) through (iii)) or any Event of Loss are received by a Loan Party or any of its Subsidiaries (other than Project Specific JVs) and are not used to purchase, replace, substitute, restore or acquire fixed or capital assets of the Loan Parties or any of its Subsidiaries (other than Project Specific JVs) within 180 days of the receipt of such Net Cash Proceeds, on the 181st day occurring after the receipt of such Net Cash Proceeds, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of such Net Cash Proceeds received by the Loan Parties or any of its Subsidiaries (except that with respect to any Affiliated Entities, only to the extent of the Net Cash Proceeds received by the Loan Parties); provided that, after the occurrence and during the continuance of an Event of Default, any Net Cash Proceeds received in connection with any such Transfer or any such Event of Loss shall be promptly used to prepay the Loans (such prepayment to be applied as set forth in Section 2.02(d)(ii)(E) below) and the Loan Parties and their respective Subsidiaries (other than Project Specific JVs) shall not have the right to reinvest such Net Cash Proceeds; provided, further that, any Net Cash Proceeds subject to reinvestment in accordance with the terms of this Section 2.02(d)(ii)(C) shall be subject to an aggregate cap of Ten Million Dollars ($10,000,000) per fiscal year.

(D)	Extraordinary Receipts. Within one (1) Business Day of the date of receipt by a Loan Party or any of its Subsidiaries (other than Project Specific JVs) of any Extraordinary Receipts in excess of One Million Dollars ($1,000,000) in the aggregate during the term of this Loan Agreement, Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.02(d)(ii)(E) in an amount equal to 100% of such Extraordinary Receipts received by the Loan Parties or any of its Subsidiaries (except that with respect to any Affiliated Entities, only to the extent of the Net Cash Proceeds received by the Loan Parties), net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

(E)	Application of Mandatory Prepayments. Amounts to be applied in connection with prepayments made pursuant to Section 2.02(d)(ii) shall be applied to the prepayment of the Term Loans in accordance with Section 2.04(d). Each prepayment of the Loans under this Section 2.02(d)(ii) shall be accompanied by accrued and unpaid interest to the date of such prepayment on the amount prepaid.

(F)	Mandatory Prepayment Notice. The Borrower shall deliver to the Agent and the Lenders notice of each prepayment of Loans in whole or in part pursuant to Section 2.02(d)(ii)(F) not less than ten (10) Business Days (or such shorter period agreed to by the Required Lenders) prior to the date such prepayment shall be made. Each notice of prepayment shall specify the proposed prepayment date, the principal amount of each Loan (or portion thereof) to be prepaid and the calculation of the total amount of such prepayment proposed to be made in accordance with this Section 2.02(d)(ii).

(G)	Officer’s Certificate. The Borrower shall deliver to the Agent and the Lenders, at the time of each prepayment required under this Section 2.02(d)(ii), a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment (and the Agent shall promptly provide the same to each Lender).

(H)	Prepayment Premium. All prepayments under this Section 2.02(d) shall be subject to any Prepayment Premium set forth in Section 2.02(e) and be accompanied by accrued and unpaid interest on the principal amount prepaid through the date of prepayment.

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(iii)	Offer to Prepay Loans with Excess Cash Flow.

(A)	Excess Cash Flow. Within two (2) Business Days after the date on which the Borrower files (or, if earlier, is required to file) its Form 10-Q or Form 10-K, as applicable, with the SEC, relating to the immediately preceding fiscal quarter (such date, the “ECF Prepayment Offer Date”), commencing with the first full fiscal quarter ending after the Closing Date and for every fiscal quarter thereafter, the Borrower shall offer (such offer, the “ECF Prepayment Offer”) to prepay the Loans in an aggregate amount equal to (A) 75% of the Excess Cash Flow for such fiscal quarter plus (B) accrued and unpaid interest thereon through and including the date of such prepayment, plus (C) the applicable Prepayment Premium, plus (D) any other amounts then due to Agent and Lenders; provided that, to the extent any Net Working Capital Adjustment has the effect of reducing Excess Cash Flow for any trailing four fiscal quarter period in an amount in excess of $5,000,000, the Borrower shall prepay the Loans in an aggregate amount equal to the difference between such amount and $5,000,000.

(B)	Offer to Prepay Loans. The offer to prepay Loans contemplated by this Section 2.02(d)(iii) shall be an offer to prepay, in accordance with and subject to this Section 2.02(d), the Loans held by each Lender on the date of such ECF Prepayment Offer Date in accordance with Section 2.04(d).

(C)	Rejection; Acceptance. The Required Lenders may, on behalf of each Lender, accept or reject the offer to prepay made pursuant to this Section 2.02(d)(iii) by causing a notice of such acceptance or rejection to be delivered to Borrower (with a copy to Agent and the Lenders) not less than ten (10) Business Days after Lender’s receipt of such offer. A failure by the Required Lenders to so respond to an offer to prepay made pursuant to this Section 2.02(d)(iii) shall be deemed to constitute an acceptance of such offer by the Required Lenders on behalf of all Lenders. Notwithstanding any rejection of an offer to prepay by the Required Lenders (such rejected prepayment offer amount, the “ECF Declined Amount”), the Borrower may, at its option, nonetheless prepay the Loans in an aggregate amount equal to (A) 37.5% of the Excess Cash Flow for such fiscal quarter plus (B) accrued and unpaid interest thereon through and including the date of such prepayment, plus (C) the applicable Prepayment Premium, plus (D) any other amounts then due to Agent and Lenders, on a pro rata basis in accordance with Section 2.04(d), with any residual ECF Declined Amount being retained by the Borrower.

(D)	Prepayment. Prepayment of the Loans to be prepaid pursuant to this Section 2.02(d)(iii) (whether as part of an acceptance by the Required Lenders of an ECF Prepayment Offer or as part of a rejection of such ECF Prepayment Offer) shall be accompanied with the applicable Prepayment Premium on the principal amount of such Loans being prepaid, together with accrued and unpaid interest on such Loans accrued to the date of prepayment and will be payable in cash only. The prepayment shall be made within two (2) Business Days of the acceptance or rejection (if Borrower so elects to make such prepayment in accordance with Section 2.02(d)(iii)(C)) of the ECF Prepayment Offer.

(E)	Officer’s Certificate. The Borrower shall deliver to the Agent and the Lenders, at the time of each prepayment required under this Section 2.02(d)(iii), a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment.

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(F)	Prepayment Premium. All prepayments under this Section 2.02(d)(iii) shall be subject to any Prepayment Premium set forth in Section 2.02(e) and be accompanied by accrued and unpaid interest on the principal amount prepaid through the date of prepayment.

(e)	Prepayment Premium. Notwithstanding anything herein to the contrary, in the event all or any portion of the Loans or other Obligations are prepaid, repaid or accelerated for any reason (including, without limitation, an acceleration (whether or not such acceleration occurs automatically) of the Loans and the other Obligations (including as a result of any Event of Default, including, without limitation, any Event of Default under Section 9.01(e) or Section 9.01(f)), upon the occurrence of any Event of Default (including, without limitation, a Change of Control), or upon any mandatory prepayment or optional prepayment (except in connection with any prepayment described in the parenthetical set forth in Section 2.02(d)(ii)(C) with proceeds received from an Event of Loss) or any prepayment contemplated by Schedule 3 hereto, such prepayments or repayments shall be accompanied by a prepayment premium equal to the Prepayment Premium. If the Loans are accelerated for any reason under this Loan Agreement, the Prepayment Premium shall be calculated as if the date of acceleration of such Loans was the date of prepayment of such Loans. The parties hereto acknowledge and agree that, in light of the impracticality and extreme difficulty of ascertaining actual damages, the Prepayment Premium set forth above is intended to be a reasonable calculation of the actual damages that would be suffered by the Agent and the Lenders as a result of any such repayment or prepayment. The parties hereto further acknowledge and agree that the Prepayment Premium is not intended to act as a penalty or to punish the Borrower for any such repayment or prepayment. The Prepayment Premium, if any, shall also be payable in the event the Obligations (and/or this Loan Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Loan Parties expressly agree that (i) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Premium, (iv) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.02(e), (v) the agreement to pay the Prepayment Premium is a material inducement to the Lenders to make the Loans, and (vi) the Prepayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of any of the foregoing events.

Section 2.03.        Use of Proceeds; the Loans and the Notes; Disbursement.

(a)	Use of Proceeds. The proceeds of the Loans shall be used to repay existing debt, fund the Closing Date Acquisition, pay related fees and expenses, and for working capital.

(b)	The Loans and the Notes. The obligation of Borrower to repay the aggregate unpaid principal amount of and interest on the Loan shall be evidenced by one or more Notes setting forth the principal amount of the Loans and the payments due. Agent shall keep a record of the payments made under each Note on its Books which records shall be prima facie evidence of the amounts paid under the Notes absent manifest error. Any failure by a Lender to obtain or retain a Note shall not limit or otherwise affect the obligations of Borrower to pay amounts due hereunder with respect to the Loans.

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Notice and Disbursement. Whenever Borrower desires Lenders to make a Loan, Borrower shall deliver to Agent and Lenders an irrevocable notice of borrowing in writing which shall be received by the Agent and Lenders prior to 9:00 A.M., Pacific time, one (1) Business Day prior to the anticipated Closing Date, requesting that the Lenders make the Loan on the Closing Date and specifying the amount to be borrowed. Not later than 1:00 P.M., Eastern time, on the Closing Date, each Lender shall either make available to the Agent at the funding office designated by Agent or make Loans directly available to Borrower in an amount in immediately available funds equal to the Loan or Loans to be made by such Lender. The Agent shall credit the account of the Borrower on the Books of such office of the Agent with the aggregate of the amounts made available to the Agent by the Lenders in immediately available funds. Lenders’ obligation to make Loans shall be subject to the satisfaction of the conditions set forth in Section 4.01(b). Subject to the satisfaction of the conditions set forth in this Loan Agreement, each Lender shall disburse its pro rata portion of the Loan as specified in the funds flow attached to the notice of borrowing on the Closing Date.

Section 2.04.        Other Payment Terms.

(a)	Place and Manner. All payments to be made by the Borrower shall be made without set off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in U.S. Dollars and in immediately available funds, no later than 1:00 p.m. (Eastern time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue. For the avoidance of doubt, notwithstanding any other provision of any Loan Document to the contrary, no payment received directly or indirectly from any Loan Party that is not a Qualified ECP Guarantor shall be applied directly or indirectly by the Agent or otherwise to the payment of any Excluded Swap Obligations.

(b)	Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c)	Default Rate. After the occurrence and during the continuance of an Event of Default, upon written election of the Required Lenders or automatically upon any Event of Default pursuant to Section 9.01(a), 9.01(e) or 9.01(f), Borrower shall pay interest on outstanding Obligations (including, without limitation, any Prepayment Premium) until such past due amounts are paid in full, at a per annum rate equal to the Default Rate. All computations of such interest shall be based on a year of 360 days and actual days elapsed. Interest accrued at the Default Rate shall be payable from time to time on demand.

(d)	Pro Rata Treatment and Payments. Except as otherwise may be agreed by the Borrower and the Lenders, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. Amounts prepaid on account of the Loans may not be reborrowed.

(e)	Calculation of Payments. Notwithstanding anything to the contrary contained herein, any payment required to be made hereunder, whether as principal, interest, fees, premiums (including Prepayment Premiums or Make-Whole Amounts) or other amounts payable hereunder or under any of the Loan Documents may, if requested by the Agent (acting at the direction of the Required Lenders), and shall, if otherwise expressly set forth herein, be required be set forth in a certificate of a Responsible Officer of the Borrower, setting forth in reasonable detail the calculation of the amount of such payment. Such calculation shall be reviewed by the Agent and the Lenders and the determination of the accuracy of such calculation shall be made by the Required Lenders, in their sole but reasonable discretion.

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Section 2.05.         Taxes.

(a)	Payments Free of Taxes. Any and all payments by or on account of any Obligation of any Loan Party under any Transaction Document shall, except as required by any Requirement of Law, be made free and clear of and without deduction or withholding for any Taxes; provided that, if any Loan Party or the Agent shall be required by a Requirement of Law to deduct or withhold any Taxes from such payments, then (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.05) the applicable Recipient, as the case may be, receives an amount equal to the sum it would have received had no such deductions and withholdings have been made, (ii) the applicable Loan Party or Agent shall make such deductions and (iii) the applicable Loan Party or Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Requirements of Law.

(b)	Payment of Other Taxes by the Borrower. Without limiting the provisions of Section 2.05(a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Requirements of Law.

(c)	Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.05) payable or paid by such Recipient, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)	Indemnification by the Lender. Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (d).

(e)	Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent and the relevant Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent and the relevant Lender.

(f)	Status of Lenders.

(i)	Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is resident for Tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Transaction Document shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by Requirements of Law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by Requirements of Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Requirements of Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.05(f)(ii) and Section 2.05(f)(iii)(A) through Section 2.05(f)(iii)(F)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any unreimbursed cost or expense or would prejudice the legal or commercial position of such Lender.

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(ii)	Without limiting the generality of the first paragraph of this Section 2.05(f), any Lender or Agent that is a U.S. Person shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Person becomes a party to this Loan Agreement (and from time to time thereafter upon the request of the Borrower or the Agent), duly completed copies of Internal Revenue Service Form W-9 certifying that such Person is exempt from U.S. federal backup withholding tax.

(iii)	Without limiting the generality of the first paragraph of this Section 2.05(f), any Foreign Holder shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Holder becomes a party to this Loan Agreement (and from time to time thereafter upon the request of the Borrower or the Agent, but only if such Foreign Holder is legally entitled to do so), whichever one or more of the following is applicable:

(A)	duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(B)	duly completed copies of Internal Revenue Service Form W-8ECI or W-8EXP,

(C)	in the case of a Foreign Holder claiming the benefits of the exemption for portfolio interest under section 881(c) of the IRC, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Holder is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the IRC, (B) a “10-percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the IRC, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the IRC (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable,

(D)	to the extent a Foreign Holder is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and other certification documents from each beneficial owner, as applicable; provided that if the Foreign Holder is a partnership and one or more direct or indirect partners of such Foreign Holder are claiming the portfolio interest exemption, such Foreign Holder may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner,

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(E)	if a payment made to a Lender under any Transaction Document would be subject to a withholding Tax imposed by FATCA as a result of such Lender failing to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver such documentation or certifications as are required to evidence compliance by the Foreign Holder with FATCA for purposes of determining if the Lender is subject to such withholding Tax and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment (solely for purposes of this clause (5), “FATCA” shall include any amendments made to FATCA after the date of this Loan Agreement), or

(F)	any other form prescribed by Requirements of Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by Requirements of Law to permit the Borrower to determine the withholding or deduction required to be made.

Each Lender and Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so. Notwithstanding anything to the contrary in the foregoing, in no case shall a Lender be required to deliver any form, certification or documentation that it is not legally entitled to deliver.

(g)	Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.05 (including by the payment of additional amounts pursuant to this Section 2.05), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)	Survival. Each party’s obligations under this Section 2.05 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, or the repayment, satisfaction or discharge of all other Obligations.

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Section 2.06.         Increased Costs and Reduction of Return.

(a)	Increased Costs Generally. If any Change in Law shall:

(i)	impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; or

(ii)	subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to this Loan Agreement or any of the other Transaction Documents or any of its obligations hereunder or thereunder or any payments to such Lender of principal, interest, fees or other amounts payable hereunder, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making or maintaining any Note (or of maintaining its obligation to make any such Note), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)	Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any purchasing office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Loan Agreement or the Notes received by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)	Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.06(a) or (b) and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)	Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.06 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.06 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.07.       Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article 2 shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

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Section 2.08.        Mitigation Obligations. If any Lender requests compensation under Section 2.06, or requires the Borrower to pay any Indemnified Taxes or any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.05, then such Lender shall use reasonable efforts to designate a different purchasing office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to Section 2.05 or 2.06, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in its sole discretion. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 2.09.         Survival. The agreements and obligations of the Borrower in this Article 2 shall survive the payment of all other Obligations.

Article 3.          CREATION OF SECURITY INTEREST.

Section 3.01.        Grant of Security Interest. Each Loan Party hereby unconditionally grants, assigns and pledges to Agent on behalf of each Lender, a lien on, continuing security interest in and a right of set off against all of such Loan Party’s right, title and interest in and to the Collateral, whether now owned or hereafter acquired or arising and wherever located, in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by the Loan Parties of each of its covenants and duties under the Loan Documents. Notwithstanding termination of this Loan Agreement, Agent’s lien and security interest on the Collateral shall remain in effect for so long as any Obligations (other than inchoate indemnity obligations) are outstanding.

Article 4.         CLOSING.

Section 4.01.          Conditions Precedent. The obligation of Lenders to fund the Loans shall be subject to the following conditions precedent (except to the extent delivery of such items has been expressly deferred pursuant to Section 6.16):

(a)	Conditions to Closing. Agent and Lenders shall have received in connection with the closing in form and substance satisfactory to Agent and Lenders:

(i)	Loan Documents. (i) This Loan Agreement, duly executed and delivered by the Agent, the Lenders, the Borrower and the Guarantors party thereto, (ii) the Notes, duly executed and delivered by the Borrower, (iii) the Guaranty, duly executed and delivered by the Guarantors party thereto, (iv) the Pledge Agreement, duly executed and delivered by the Loan Parties party thereto, (v) the Perfection Certificate, duly executed and delivered by the Loan Parties, (vi) the Vehicle Collateral Agency Agreement, duly executed and delivered by the Agent and Loan Parties party thereto, and (vii) the Agent Fee Letter, duly executed and delivered by the Agent and the Borrower.

(ii)	Closing Date Acquisition. The following transactions (collectively with the initial borrowings hereunder and other transactions contemplated by the Transaction Documents on the Closing Date, the “Transactions”) shall have been consummated substantially simultaneously with the making of the Loans, in each case on terms and conditions reasonably satisfactory to the Lenders:

(A)	the Closing Date Acquisition shall have been consummated in accordance with applicable law and the Acquisition Agreement, and no such terms or conditions thereunder shall have been waived other than with the consent of the Lenders;

(B)	all conditions to the consummation of the Closing Date Acquisition set forth in the Acquisition Documentation shall have been satisfied;

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(C)	the Agent and Lenders shall have received a fully executed Acquisition Agreement and all other material Acquisition Documentation entered into in connection therewith (including, without limitation, any documentation evidencing the Closing Date Deferred Payments, the Closing Date Earn-Outs, the Closing Date Seller Notes and any employment agreements or non-competition or non-solicitation agreements), certified by a Responsible Officer to be a true and complete copies thereof; and

(D)	the Closing Date Subordination Agreement, duly executed and delivered by the Agent and each of the holders of the Closing Date Seller Notes.

(iii)	Secretary’s Certificate; Certified Certificates of Organization. Copies, certified by the Secretary or Assistant Secretary of each Loan Party, of: (A) the Articles of Organization or Articles or Certificate of Incorporation or Certificate of Formation (“Charter”) and Bylaws or Limited Liability Company, Limited Partnership or Operating Agreement of such Loan Party (in each case, as amended to, and in effect on, the date of this Loan Agreement), (B) the resolutions adopted by such Loan Party’s board of directors, board of managers, managing or sole members, or general partner (or other equivalent governing body) authorizing the transaction and the Transaction Documents being executed in connection therewith, and (C) the incumbency of the officers executing this Loan Agreement and the other Transaction Documents on behalf of such Loan Party.

(iv)	Good Standing Certificates. Long-form certificate(s) of good standing, existence or its equivalent (including tax status if available) with respect to each Loan Party from such Loan Party’s state of incorporation or organization and in each other jurisdiction in which qualification is necessary in order for such Loan Party to own or lease its property and conduct its business, each as of a date within 20 days prior to the Closing Date.

(v)	Notice of Borrowing. A notice of borrowing, in the form of Exhibit G hereto, accompanied by a funds flow, duly executed by Borrower and delivered to Agent and Lenders in accordance with Section 2.03(c).

(vi)	Insurance. Receipt of insurance certificates satisfying the requirements of Section 6.04 and evidence of the insurance coverage required by such section.

(vii)	Warrants. The Warrant(s) to be issued to the designees of the Lenders in forms provided by Agent and agreed to by Borrower, duly executed by Borrower, together with a Registration Rights Agreement, duly executed and delivered by the holders of such Warrant(s) and Borrower.

(viii)	Perfection Certificate. The Perfection Certificate, duly executed by the Loan Parties.

(ix)	Control Agreements. Control agreements sufficient to perfect a security interest in the Loan Parties’ deposit accounts and securities accounts (other than the Excluded Accounts) executed by each applicable bank or other financial institution.

(x)	Legal Opinions. Executed legal opinions of (i) Andrews Kurth Kenyon LLP, counsel to the Loan Parties regarding New York, Texas and Delaware legal matters, (ii) Brownstein Hyatt Farber Schreck, LLP, California counsel to the Loan Parties, (iii) Sacks Tierrey P.A., Arizona counsel to the Loan Parties, and (iv) Bennett, Tueller, Johnson & Deers, Utah counsel to the Loan Parties.

(xi)	Fees and Expenses. Payment of (i) all reasonable and documented fees and expenses (including attorneys’ fees) of the Agent and Lenders incurred in connection with any of the Transaction Documents and the transactions contemplated thereby prior to such date and invoiced at least one (1) Business Day prior to such date, and (ii) all fees and expenses as set forth in the Fee Letter and the Agent Fee Letter.

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(xii)	Financial Statements. Audited consolidated Financial Statements of the Borrower as of the fiscal year ended December 31, 2016, prepared in accordance with GAAP, without any restatement of such financial statements and which shall include an unqualified, signed audit opinion and which financial statements and opinion shall not include (i) any qualification or exception to the scope of such audit; (ii) any qualification, exception or explanatory paragraph regarding the Borrower’s status or ability to continue as a going concern or otherwise indicate any significant financial concerns; or (iii) any indication of a material weakness in the Borrower’s internal control over financial reporting (whether or not remediated).

(xiii)	Approvals. All Governmental Approvals and consents and approvals of, or notices to, any other Person required in connection with the Closing Date Acquisition, the execution and performance of the Transaction Documents, the continuing operations of the Loan Parties and their respective Subsidiaries, the operations of the Loan Parties and their respective Subsidiaries as expected to result from the Closing Date Acquisition and the other transactions contemplated hereby shall have been obtained and be in full force and effect (including shareholder approvals, landlords’ consents and other consents), and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that could reasonably be expected to restrain, prevent or otherwise impose burdensome conditions on the Closing Date Acquisition or the financing contemplated hereby.

(xiv)	Lien Searches. The results of a recent lien search where assets of the Loan Parties are located, and such searches shall reveal no liens on any of the assets of the Loan Parties except for Permitted Liens or the discharge of such liens on or prior to the Closing Date pursuant to documentation satisfactory to the Required Lenders.

(xv)	Payoff Letter. Receipt of a payoff letter in respect of the Loan Parties’ existing credit facilities, including with Nations Equipment Finance, LLC and Frost Bank, and all amounts outstanding thereunder shall have been repaid (or shall be repaid on such date in connection with the Transactions), and all such existing credit lines and any guarantees and security in respect thereof shall have been cancelled and terminated.

(xvi)	Pledged Stock; Stock Powers; Pledged Notes. Receipt by Agent of original copies of (i) the certificates representing the Pledged Shares pledged pursuant to this Loan Agreement and the Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissory note (if any) pledged to the Agent pursuant to this Loan Agreement, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(xvii)	Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Transaction Documents or under law or reasonably requested by the Agent or Lenders to be filed, registered or recorded to create in favor of the Agent, for the benefit of the Agent and the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens permitted to be superior to the Liens in favor of Agent pursuant to this Loan Agreement), shall be in proper form for filing, registration or recordation.

(xviii)	Solvency Certificate. Receipt of a solvency certificate from the Responsible Officer of the Borrower, substantially in the form of Exhibit D, certifying that each of the Loan Parties and its Subsidiaries, after giving effect to the Transactions and the other transactions contemplated hereby, is Solvent.

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(xix)	Patriot Act. Receipt, prior to the Closing Date, of all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act.

(xx)	No Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Borrower, any Guarantor or their respective Subsidiaries, threatened, that calls into question the validity or enforceability of this Loan Agreement and the extensions of credit to be made hereunder.

(xxi)	Landlord Waiver. A Landlord Waiver covering each lease or ground lease to which a Loan Party or its Subsidiary (other than the Affiliated Entities) is a party, duly executed by the applicable landlord at such location and Agent.

(xxii)	Pro Forma Compliance with Financial Covenants. On a pro forma basis, after giving effect to the Transactions, the Borrower shall be in compliance with each of the Financial Covenants as of the last day of the most recent fiscal quarter for which Financial Statements are required to have been filed with the SEC, with evidence of such compliance to be reflected in a certificate from the Responsible Officer of the Borrower delivered to Agent and the Lenders as of the Closing Date, certifying as to such compliance.

(xxiii)	Other Documents. All other documents as Agent or Lenders shall have reasonably requested.

(xxiv)	Business and Legal Due Diligence. The Lenders shall be satisfied with the results of its business due diligence and legal due diligence, with respect to the Transactions, including, but not limited to review of (x) the Acquisition Agreement and other material agreements relative to the Closing Date Acquisition (including any non-competition or employment agreements contemplated to be entered into in connection with, or substantially concurrently with, the Closing Date Acquisition), and (y) the Loan Parties’ other material agreements.

(b)	Conditions to Funding of the Loans. Prior to the funding of the Loans, the following conditions with respect to the Loans shall have been satisfied by Borrower or waived by the Lenders:

(i)	Note. Borrower shall have executed and delivered one or more Notes prepared by the Lenders setting forth the terms of the Loans.

(ii)	No Event of Default. No Event of Default or Default shall have occurred and be continuing or would directly or indirectly be caused as a result of the funding of the Loans.

(iii)	Material Adverse Effect. In Agent’s and the Lenders’ sole discretion, no event shall have occurred or condition shall exist that has had or could be reasonably expected to have a Material Adverse Effect.

(iv)	Representations and Warranties. The representations and warranties contained in this Loan Agreement and the other Transaction Documents to which Borrower is a party shall be true and correct in all material respects as if made on the date of funding of the Loans and the items listed on any schedule shall be reasonably acceptable to the Required Lenders, except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

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(v)	Enforceability. Each of the Transaction Documents shall be in full force and effect.

(vi)	Other Documents and Agreements. Each of the Loan Parties shall have provided to the Lenders and the Agent such documents, instruments and agreements, including notices of borrowing, financing statements or amendments to financing statements, as the Lenders or the Agent shall reasonably request to evidence the perfection and priority of the security interests granted to Agent.

(c)	Satisfaction of Conditions. Each Lender, by delivering its signature page to this Loan Agreement, shall be deemed to have acknowledged receipt of, consent to, and/or approved of, each document, agreement, instrument or other item required to be delivered to, consented to, and/or approved by, the Agent or any Lender, as applicable, pursuant to this Section 4.01 and to have acknowledged that each of the conditions set forth in this Section 4.01 has been satisfied to its satisfaction (or otherwise waived by the Lenders).

(d)	Instruction for Collateral Agency Agreement. Each Lender, by delivering its signature page to this Loan Agreement, hereby instructs the Agent to execute and deliver the Collateral Agency Agreement and hereby agrees that the Collateral Agent (as defined therein) has been selected in good faith and that the Agent shall not be responsible for any act, omission, negligence or misconduct of such Collateral Agent.

Article 5.        REPRESENTATIONS AND WARRANTIES.

The Loan Parties represent and warrant to Agent that:

Section 5.01.       Due Incorporation, Qualification, etc. Each of the Loan Parties and its Subsidiaries (i) is a registered organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; (iii) is duly qualified, licensed to do business and in good standing as a foreign registered organization in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect and (iv) is in material compliance with all Requirements of Law.

Section 5.02.     Authority. The execution, delivery and performance by each of the Loan Parties of each Transaction Document to be executed by such Loan Party and the consummation of the transactions contemplated thereby (i) are within the power of such Loan Party and (ii) have been duly authorized by all necessary actions on the part of such Loan Party.

Section 5.03.       Enforceability. Each Transaction Document executed, or to be executed, by the Loan Parties has been, or will be, duly executed and delivered by such Loan Party and constitutes, or will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

Section 5.04.      Non-Contravention. The execution and delivery by each Loan Party of the Transaction Documents executed by such Loan Party and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate its Charter or other organizational documents, (ii) violate in any material respect any Requirement of Law applicable to such Loan Party; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material Contractual Obligation of such Loan Party; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of such Loan Party (except such Liens as may be created in favor of Agent pursuant to this Loan Agreement or the other Transaction Documents).

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Section 5.05.         Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by any Loan Party and the performance and consummation of the transactions contemplated thereby, other than (i) consents, approvals, orders or authorizations, or registrations, declarations or filings that have already been obtained, (ii) state securities filings related to the Warrant, (iii) the filing with, and approval of, the SEC of a registration statement pursuant to the Registration Rights Agreement, and (iv) the filing of financing statements, Mortgages and other security instruments contemplated hereby or by the other Transaction Documents.

Section 5.06.        No Violation or Default. None of the Loan Parties nor any of their respective Subsidiaries is in violation of or in default with respect to (i) its Charter or other organizational documents; (ii) any Requirement of Law; or (iii) any Contractual Obligation (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a Material Adverse Effect. No Event of Default or Default has occurred and is continuing.

Section 5.07.         Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of any Loan Party, threatened against such Loan Party or its Subsidiaries at law or in equity in any court or before any other Governmental Authority which if adversely determined (i) could reasonably be expected (alone or in the aggregate) to have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by any Loan Party of the Transaction Documents or the transactions contemplated thereby. Except as set forth in the Perfection Certificate, no Loan Party has any commercial tort claims.

Section 5.08.         Title; Collateral; Liens; Investments. Each of the Loan Parties has title in fee simple to, or a valid leasehold interest in, all its Real Property, and has good and marketable title to all Collateral, in each case, free and clear of all Liens, other than Permitted Liens. Upon the filing of UCC-1 financing statements in the appropriate filing offices set forth on Schedule 8 hereto, Agent has (or in the case of after-acquired Collateral, at the time a Loan Party acquires rights therein, will have), for the benefit of the Lenders, a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens. The Loan Parties have no deposit accounts or securities accounts, other than the deposit accounts and securities accounts described in the Perfection Certificate, including the Excluded Accounts. Except as described in the Perfection Certificate or as permitted under Section 6.08, the Collateral as of the Closing Date is not in the possession of any third party bailee (such as at a warehouse). All inventory of the Loan Parties is in all material respects of good and marketable quality, free from material defects and has been (or, in the case of hereafter produced inventory, will be) produced in compliance in all material respects with applicable laws, including the Fair Labor Standards Act. All accounts receivable and payment intangibles are genuine and, to the knowledge of a Responsible Officer of a Loan Party after due and diligent inquiry, enforceable against the party obligated to pay the same and the originals of all documents evidencing all accounts receivable and payment intangibles of each Loan Party and the only original books of account and records of such Loan Party relating thereto are, and will continue to be, kept at the chief executive office or principal place of business of such Loan Party or such other location where a Loan Party has expressly indicated that the Books and Records are maintained, in each case, to the extent set forth on the Perfection Certificate. No Loan Party owns any Investment except Permitted Investments. As of the Closing Date, no Loan Party has any Accounts or Chattel Paper which arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, which contract or contracts would be subject to the Federal Assignment of Claims Act or other relevant applicable law.

Section 5.09.         Financial Statements. The Financial Statements of the Loan Parties and their respective Subsidiaries which have been delivered to Agent and the Lenders (i) are in accordance with the Books and Records of the Loan Parties and their respective Subsidiaries, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP (other than, with respect to interim Financial Statements, the absence of footnotes and normal year-end adjustments); and (iii) fairly present in all material respects the consolidated financial position of the Loan Parties and their respective Subsidiaries as of the dates presented therein and the results of operations, cash flows, and, if applicable stockholders’ equity, for the periods presented therein. As of the Closing Date, none of the Loan Parties nor any of their respective Subsidiaries has any contingent obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the most recent audited Financial Statements (including the notes thereto) furnished by Borrower to the Lenders prior to the date hereof.

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Section 5.10.         Taxes. Each of the Loan Parties and their respective Subsidiaries has filed or caused to be filed (i) all federal and material state and other income Tax returns and reports and (ii) all other Tax returns that are required to be filed by it except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Loan Parties and their respective Subsidiaries have paid, or made provision for the payment of, all Taxes levied or imposed upon them or their properties which have become due pursuant to said returns or otherwise, except such Taxes, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided or which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect if unpaid. There is no proposed Tax deficiency or assessment known to any Loan Party nor any of its respective Subsidiaries against such Loan Parties or any of its respective Subsidiaries that would, if made, individually or in the aggregate, have a Material Adverse Effect. Neither any Loan Party nor any of its Subsidiaries is party to any Tax sharing agreement other than any such agreement among Loan Parties.

Section 5.11.         Catastrophic Events; Labor Disputes. Neither the Loan Parties nor their respective Subsidiaries and none of their properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a Material Adverse Effect. There are no actions, suits, proceedings, investigations, or disputes presently subject to the grievance procedure, arbitration or litigation pending or, to the knowledge of any Loan Party, threatened, under any law, collective bargaining agreements, employment contract or employee welfare or incentive plan to which any Loan Party or its Subsidiaries is a party, and there are no strikes, lockouts, work stoppages or slowdowns, labor disputes, or, to the knowledge of any Loan Party, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, neither the Loan Parties nor their respective Subsidiaries are subject or party to any collective bargaining agreements, collective bargaining relationships, or other contracts with any labor organization except as set forth on Schedule 9 hereto.

Section 5.12.         No Material Adverse Effect. No development or event has occurred and no condition exists (excluding general economic conditions) which could reasonably be expected to have a Material Adverse Effect.

Section 5.13.          First Priority. Assuming the timely filing of financing statements, execution of account control agreements covering the Collateral and recording of the Mortgages, the security interest granted hereby constitutes a first priority security interest in and Lien on all of the Collateral, subject only to Permitted Liens and the terms of any subordination or intercreditor agreements entered into by Agent or Lenders.

Section 5.14.          Perfection Certificate. All of the information set forth in the Perfection Certificate delivered to the Lenders and the Agent is true, complete and correct as of the Closing Date, and will be true, complete and correct as of the date of each delivery of each updated Perfection Certificate that is required to be delivered to the Lenders and the Agent pursuant to the terms hereof.

Section 5.15.          Intellectual Property.

(a)	As of the Closing Date: (i) Schedule 7 to the Perfection Certificate provides a complete and correct list of all registered or issued Patents, Trademarks, and Copyrights owned by each Loan Party and all applications for registration of Patents, Trademarks, and Copyrights filed by such Loan Party (“Loan Party Registered Intellectual Property,” together with all other Intellectual Property owned or purported to be owned by such Loan Party, “Loan Party Intellectual Property”); and (ii) Schedule 7 to the Perfection Certificate provides a complete and correct list of all Intellectual Property licenses entered into by each Loan Party pursuant to which (A) such Loan Party has provided any license or other material rights to use Intellectual Property owned by such Loan Party to any other Person (other than non-exclusive agreements entered into with customers or end users or otherwise in the ordinary course of business) (“Loan Party Intellectual Property Licenses”), or (B) any Person has granted to a Loan Party any license or other rights to use Intellectual Property owned by such Person that is material to the business of such Loan Party (other than license agreements for commercially available “off the shelf” or shrinkwrap software with an annual license fee of less than Twenty Five Thousand Dollars ($25,000)). All Loan Party Registered Intellectual Property is valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect.

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(b)	No part of such Loan Party Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of such Loan Party Intellectual Property is invalid or unenforceable. Each Loan Party owns solely and exclusively free and clear of all Liens, except for Permitted Liens, or holds a valid, enforceable, and written license in, all Intellectual Property that is material to the conduct of its business.

(c)	To the knowledge of the Loan Parties after due and diligent inquiry, no Loan Party has ever infringed or misappropriated, and is not currently infringing or misappropriating, any Intellectual Property rights of any Person. There are no infringement or misappropriation claims or proceedings pending, or to such Loan Party’s knowledge, threatened in writing against such Loan Party. No Loan Party has received any written notice or other written communication within the past twelve (12) months of any actual or alleged infringement or misappropriation of any Intellectual Property rights of any Person. To such Loan Party’s knowledge, no Person has infringed or misappropriated, or is currently infringing or misappropriating, any such Loan Party Intellectual Property.

(d)	Each Loan Party has taken commercially reasonable measures to maintain the confidentiality of all trade secrets that are its applicable Loan Party Intellectual Property.

(e)	Upon filing of any copyright security agreement with the United States Copyright Office, filing of any patent security agreement and any trademark security agreement with the PTO, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 8 hereto, all action necessary or desirable to perfect the security interest in and on each Loan Party’s United States issued, registered and filed Patents, Trademarks, or Copyrights has been taken (provided that additional filings may be necessary to perfect any security interest in any Intellectual Property acquired after the date hereof) and such perfected security interest is enforceable as such as against any and all creditors of and purchasers from any Loan Party, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally. All action by any Loan Party reasonably necessary to perfect such security interest on each item of Intellectual Property constituting Collateral has been duly taken.
(f)	No Loan Party Intellectual Property License requires any consent of any other Person that has not been obtained or waived in order for the applicable Loan Party to such license to grant the security interest granted hereunder in such Loan Party’s right, title or interest in or to such Loan Party Intellectual Property License.

Section 5.16.         Subsidiaries; Affiliates; Capitalization; Solvency.

(a)	No Loan Party has any direct or indirect Subsidiaries nor does any Loan Party own any Equity Securities except for Permitted Investments or as set forth on Schedule 9(b) of the most recent Perfection Certificate delivered to the Agent and the Lenders.

(b)	Each Loan Party is the record and beneficial owner of all of the issued and outstanding Equity Securities of each of the Subsidiaries listed on Schedule 9(b) of the most recent Perfection Certificate delivered to the Agent and the Lenders as being owned by such Loan Party and there are no proxies, irrevocable or otherwise, with respect to such Equity Securities, and no Equity Securities of any of the Loan Parties or their respective Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Loan Party or Subsidiary is or may become bound to issue additional Equity Securities or securities convertible into or exchangeable for such Equity Securities.

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(c)	The issued and outstanding Equity Securities of each Loan Party (other than the Borrower) are directly and beneficially owned and held by the Persons indicated on Schedule 9(b) to the Perfection Certificate, and in each case all of such Equity Securities have been duly authorized and are fully paid (to the extent required by the Charter or other organizational documents of the applicable Loan Party) and non-assessable (except as such non-assessibility may be affected by applicable state law), free and clear of all Liens of any kind, except with respect to the security interest therein granted to Agent pursuant to the terms of this Loan Agreement and the other Loan Documents and restrictions on transfer arising under applicable federal and state securities laws. As of the Closing Date, the Equity Securities of RHB Inc. owned by Borrower are uncertificated.

(d)	As of the Closing Date, after giving effect to the consummation of the Transactions on the Closing Date, including the making of the Loans under this Loan Agreement on the Closing Date, and after giving effect to the application of the proceeds of such Loans, the Loan Party and their respective Subsidiaries, taken as a whole, are Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of the Lenders and the other transactions contemplated hereunder or under the Transaction Documents.

Section 5.17.         Use of Proceeds. The proceeds of the Loans shall be used to repay existing debt, fund the Closing Date Acquisition, pay related fees and expenses, and for working capital.

Section 5.18.         Regulatory Compliance. No Loan Party is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. No Loan Party is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Each Loan Party has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower, any Guarantor, nor any of their respective Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. No Loan Party has violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Effect on its business. Each Loan Party and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

Section 5.19.         Anti-Terrorism Laws. No Loan Party or any Subsidiary thereof is or has been an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. No Loan Party or any Subsidiary thereof is or has been in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. No Loan Party or any Subsidiary thereof (i) is or has been a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages or has engaged in any dealings or transactions, or is or has otherwise been associated, with any such blocked person.

Section 5.20.         Compliance with OFAC Rules and Regulations. None of the Loan Parties or their Subsidiaries nor, to the knowledge of a Responsible Officer of the Loan Parties and their Subsidiaries after due and diligent inquiry, their respective Affiliates (a) is or has been a Sanctioned Person, (b) has or has had assets in Sanctioned Countries, or (c) is or has been in violated of Sanctions, (d) derives or has derived its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries. No part of the proceeds of the Loans hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or otherwise cause any Person to violate Sanctions.

Section 5.21.        Compliance with the FCPA. Each of the Loan Parties and their Subsidiaries and, to the knowledge of a Responsible Officer of the Loan Parties and their Subsidiaries after due and diligent inquiry, their respective Affiliates, are and have been in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-l, et seq (“FCPA”), and any foreign counterpart thereto. None of the Loan Parties or their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value, directly or indirectly, to any Government Official or other Person in violation of the FCPA or any foreign counterpart thereto.

Section 5.22.      The Company and its Subsidiaries have maintained complete and accurate books and records, including records of payments to any agents, consultants, representatives, third parties and Government Officials.

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Section 5.23.             Transactions with Affiliates. Borrower’s proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 as of March 17, 2017 sets forth all transactions with Affiliates involving the Loan Parties or their respective Subsidiaries existing as of the Closing Date.

Section 5.24.             ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Plan has been established, maintained, funded and administered in compliance in all respects with its terms, the terms of any applicable collective bargaining or labor agreement, the applicable provisions of ERISA, the IRC, and all other applicable laws. Each Plan that is intended to qualify under Section 401(a) of the IRC has received a favorable determination, opinion or advisory letter from the Internal Revenue Service with respect to the form thereof and, to the knowledge of the Loan Parties, nothing has occurred which would prevent or could cause the loss of such qualification. No ERISA Event has occurred or is reasonably expected to occur that when taken together with all other existing ERISA Events could reasonably be expected to result in liability of the Loan Parties of more than $50,000.

Section 5.25.             Environmental. Except to the extent it would not reasonably be expected to result in aggregate liability to the Loan Parties (or any of them) in excess of $2,000,000 (to the extent not covered by insurance), (a) each of the Loan Parties and their Subsidiaries are and have been in compliance with all Environmental Laws, including obtaining, maintaining and complying with all permits required under Environmental Laws; (b) no Lien in favor of any Person securing, in whole or in part, any liabilities under Environmental Law has attached to any property of any Loan Party or any of their Subsidiaries and no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property, and (c) none of the Loan Parties or any of their respective Subsidiaries: (i) has assumed, provided an indemnity with respect to, or otherwise become subject to, any liability of any other Person under any Environmental Law or relating to Hazardous Materials; (ii) is subject to any pending or, to the knowledge of such Loan Party, threatened Environmental Claim alleging violations of, or liability under, any Environmental Law; or (iii) manufactured, transported, disposed of, arranged for the disposal of, distributed, released, owned or operated any property or facility which is or has been contaminated by, or exposed any Person to, Hazardous Materials, in each case as would give rise to a liability under any Environmental Law.

Section 5.26.             No Off-Balance-Sheet Liabilities. Each of the Loan Parties and their Subsidiaries does not have any ongoing off-balance-sheet liabilities (other than operating leases and joint-venture liabilities but including any pension liabilities).

Section 5.27.             Full Disclosure. No written representation, warranty or other statement of any Loan Party or any of its Subsidiaries in any certificate or written statement given to Agent or Lenders, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Agent or Lenders, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Agent and Lenders that the projections and forecasts provided by any Loan Party or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

Article 6.            AFFIRMATIVE COVENANTS.

While any Obligations (other than contingent indemnity Obligations to the extent no claim giving rise thereto has been asserted) remain outstanding or commitment to advance credit to Borrower remains outstanding:

Section 6.01.             Financial Statements. Borrower shall provide to the Lenders the financial statements or financial reports specified in Sections 6.01(a) and (b), prepared in accordance with GAAP, consistently applied (except, in the case of unaudited Financial Statements, for the absence of footnotes and normal year-end adjustments) and the other information specified below.

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(a)	As soon as practicable (and in any event within ninety (90) days after the end of each fiscal year), audited consolidated Financial Statements of the Borrower, the Guarantors and their respective Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year, and accompanied by (1) a compliance certificate in the form of Exhibit K (the “Compliance Certificate”) and (2) the unqualified opinion of independent certified public accountants with respect to the audited consolidated Financial Statements, which accountants shall be an independent accounting firm selected by the Borrower and acceptable to the Lenders (it being understood and agreed that any “big four” accounting firm of nationally recognized standing shall be acceptable to the Lenders), and such audited consolidated Financial Statements shall have been prepared in accordance with GAAP, and present fairly the financial condition, results of operations and shareholders’ equity and cash flows for the Borrower, the Guarantors and their respective Subsidiaries as of the end of and for the fiscal year then ended and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

(b)	As soon as practicable (and in any event within forty-five (45) days after the end of each fiscal quarter), unaudited consolidated Financial Statements of the Borrower, the Guarantors and their respective Subsidiaries for such fiscal quarter, setting forth in comparative form the corresponding figures for (i) the corresponding portion of the preceding fiscal year, and (ii) the corresponding fiscal quarter of the previous fiscal year, certified by Borrower’s Chief Executive Officer or Chief Financial Officer to fairly present the consolidated financial condition, results of operations and shareholders’ equity and cash flows for the Borrower, the Guarantors and their respective Subsidiaries as of the end of such fiscal quarter in accordance with GAAP (subject only to normal year-end audit adjustments and the absence of footnotes), accompanied by a Compliance Certificate.

(c)	Substantially concurrently with the delivery of the Financial Statements required pursuant to clauses (a) and (b) of this Section 6.01, Borrower shall hold a meeting (which meeting may, in the Lenders’ sole discretion, be held telephonically) with Lenders to, among other things, review the financial results of the previous fiscal quarter and the financial condition of the Borrower and its Subsidiaries as of such fiscal quarter (for the avoidance of doubt, such meeting shall be in addition to any earnings call Borrower holds during such fiscal quarter).

Notwithstanding anything herein to the contrary, documents required to be delivered pursuant to this Section 6.01 may be delivered by (x) electronic mail in accordance with Section 11.06 or (y) Borrower’s posting such documents, or providing a link thereto, on Borrower’s website on the Internet at http://www.strlco.com/, and such documents shall be deemed delivered in the case of clause (y) on the date on which Agent receives written notification of such posting (which notification may be made by electronic mail in accordance with Section 11.06). Notwithstanding anything to the contrary contained in Section 6.01 and Section 6.02, effective immediately upon delivery of a written notice (an “Information Declination Notice”) by Oaktree to (x) Agent and (y) Borrower that Oaktree no longer wishes to receive the items described in such sections (or any subclauses thereof), neither Agent nor Borrower shall deliver any such items to Oaktree, pursuant to the terms of this Loan Agreement or otherwise; provided, that it is acknowledged and agreed by the parties hereto that Oaktree has been deemed to have delivered such Information Declination Notice to Agent and Borrower effective as of the Closing Date. Oaktree may, in its sole discretion, rescind any Information Declination Notice by the delivery of written notice of such rescission to (x) Agent and (y) Borrower, at which time any obligations to comply with Section 6.01 and/or Section 6.02 (or any subclauses thereof) shall be reinstated as of the date of delivery of such notice.

Section 6.02.             Other Information. Each Loan Party shall, and cause each such Subsidiary to, promptly provide to Agent and Lenders (after any of the same are available and in any event but in any event within the time periods set forth below):

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(a)	within five (5) Business Days after a Responsible Officer obtains knowledge of the availability, occurrence, event, condition or receiving service of any action, suit or proceeding before any Governmental Authority, which suit or proceeding if decided adversely to such Loan Party or such Subsidiary could reasonably be expected to result in costs or damages to such Loan Party or its Subsidiaries of One Million Dollars ($1,000,000) or more written notice thereof;

(b)	(i) within three (3) Business Days after a Responsible Officer obtains knowledge thereof, written notice of any Default or Event of Default, and (ii) within five (5) Business Days after a Responsible Officer obtains knowledge thereof, (A) any matter which has resulted or could reasonably be expected to result in a Material Adverse Effect, (B) any ERISA Event, (C) any termination, suspension, material default or any other similar event arising with respect to any customer contracts of any Loan Party or any of its Subsidiaries in existence as of the Closing Date or thereafter, in each case, with an individual or aggregate value of Twenty-Five Million Dollars ($25,000,000) or more; or (D) any Event of Loss for which the amount claimed exceeds Five Hundred Thousand Dollars ($500,000);

(c)	within five (5) Business Days of a Responsible Officer obtains knowledge thereof, written notice of the receipt by any Loan Party or any of its Subsidiaries of any notice of violation of or potential liability or similar notice under Environmental Law that would reasonably be expected to result in costs or damages to such Loan Party in excess of Two Million Dollars ($2,000,000) in the aggregate (to the extent not covered by insurance);

(d)	within five (5) Business Days of a Responsible Officer obtains knowledge thereof, written notice of the existence of any condition that could reasonably be expected to result in violations of or liabilities under, any Environmental Law that would reasonably be expected to result in costs or damages to such Loan Party of Five Hundred Thousand Dollars ($500,000) or more;

(e)	within five (5) Business Days of a Responsible Officer obtains knowledge thereof, written notice of the receipt by any Loan Party of notification that any property of any Loan Party is subject to any Lien in favor of any Person securing, in whole or in part, liabilities under Environmental Law;

(f)	written notice, within two (2) Business Days, of the provision or deposit by the Borrower or any other Loan Party to any surety or bonding company, including but not limited to, Travelers Casualty and Surety Company of America, of any assets, cash or contract funds in excess of $100,000 as collateral security for the obligations subject to such suretyship or bonding arrangement;

(g)	within five (5) Business Days of receipt thereof by the Loan Parties, a copy of any definitive letter provided by its certified public accountants citing a “material weakness”;

(h)	concurrently with the delivery of the Compliance Certificate referred to in Section 6.01(a) or (b), an updated Perfection Certificate and updated schedules relating to the Collateral (including Schedule 8 hereto) (or a certification by the Borrower that there have been no changes to the most recent Perfection Certificate and Collateral schedules delivered by the Borrower to the Agent hereunder); and

(i)	any additional information (including but not limited to tax returns, income statements, balance sheets, and names of principal creditors) as Agent or Lenders shall reasonably request which is necessary to evaluate such Loan Party’s continuing financial obligations, including such additional information regarding the business affairs, financial condition or operations of any Loan Party or its Subsidiaries, or compliance with the terms of the Loan Documents.

Section 6.03.             Corporate Identity. Each Loan Party shall notify Agent and Lenders in writing thirty (30) days prior to any change in Borrower’s principal place of business or chief executive office and any change of such Loan Party’s name, identity, state of incorporation or organization or corporate structure.

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Section 6.04.             Insurance. Borrower shall, at its own expense, obtain and carry insurance in amounts and forms as are customarily carried or maintained by similarly situated companies engaged in similar businesses, including insurance against loss or damage to the Collateral and commercial general liability insurance and the key man life insurance policies required to be maintained by the Loan Parties pursuant to the organizational documents of the Affiliated Entities. The insurance against loss or damage to the Collateral shall name Agent as sole loss payee with respect to the Collateral, shall not be invalidated by any action of or breach of warranty by Borrower of any provision thereof and shall waive subrogation against Agent. The liability policy(ies) shall name Agent as an additional insured in the full amount of Borrower’s liability coverage limits (or the coverage limits of any successor to Borrower or such successor’s parent which is providing coverage), be primary and without contribution as respects any insurance carried by Agent and contain cross liability and severability of interest clauses. All policies of insurance shall provide that Agent shall be given thirty (30) days’ notice of cancellation of coverage. On or prior to the Closing Date and prior to each policy renewal, Borrower shall furnish to Agent, certificates of insurance or other evidence reasonably satisfactory to Agent and Lenders that insurance complying with all of the above requirements is in effect. The proceeds of any key man life insurance policies required to be maintained by the Loan Parties pursuant to the organizational documents of the Affiliated Entities, including Myers and RHB LLC, shall be used to purchase or buy out all of the Equity Securities of such Affiliated Entity held by a Person that is not a Loan Party or Subsidiary such that upon consummation of such purchase or buy out, such Affiliated Entity shall become a wholly-owned direct Subsidiary of a Loan Party and provide a Guaranty in accordance with Section 6.10.

Section 6.05.             Taxes. Each Loan Party shall pay, discharge or otherwise satisfy as the same shall become due and delinquent in the normal conduct of its business, all of its obligations and liabilities in respect of material Taxes imposed upon it or upon its income and its profits or in respect of its property and all other Governmental Authority assessments or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which such Loan Party shall maintain adequate reserves in accordance with GAAP; and timely file all required Tax returns and reports described in Section 5.10.

Section 6.06.             Title. Each Loan Party shall promptly notify Agent and the Lenders in writing of any event which would adversely affect the value of the Collateral in an amount equal to One Million Dollars ($1,000,000) in the aggregate or more, the ability of such Loan Party or Agent to dispose of the Collateral, or the rights or remedies of Agent in relation thereto, including, but not limited to, the levy of any legal process against the Collateral.

Section 6.07.             Collateral. Each Loan Party hereby agrees (a) to perform all acts that may be necessary to maintain (ordinary wear and tear excepted), preserve, protect and perfect the Collateral, the Lien granted to Agent herein, for the benefit of the Agent and the Lenders, and the perfection and priority of such Lien, except for Permitted Liens; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any Requirement of Law, or (ii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all material Taxes and all Liens and all other charges (other than Permitted Liens) now or hereafter imposed upon or affecting any Collateral, before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which such Loan Party shall maintain adequate reserves in accordance with GAAP; (d) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Agent or any Lender to perfect, maintain and protect its Lien hereunder and the priority thereof and to deliver promptly to Agent, for the benefit of the Agent and the Lenders, all originals of Collateral consisting of instruments having an aggregate value or face amount of Two Hundred Fifty Thousand Dollars ($250,000) or more; (e) to appear in and defend any action or proceeding which may affect its title to or Agent’s or any Lender’s interest in the Collateral; (f) if Agent or any Lender gives value to enable any Loan Party to acquire rights in or the use of any Collateral, to use such value for such purpose; (g) to keep separate, accurate and complete Books and Records of the Collateral and to provide Agent or Lender with such Books and Records and such other reports and information relating to the Collateral as Agent or Lender may reasonably request from time to time; (h) to collect, enforce and receive delivery of the accounts receivable and payment intangibles in accordance with past practice until otherwise notified by Agent or Lender; (i) to comply with all material Requirements of Law relating to the production, possession, operation, maintenance and control of the Collateral (including the Fair Labor Standards Act) and (j) to permit Agent and Lenders (at the sole cost of Borrower) and their respective representatives the right at any time, but no more than two times per calendar year for the Agent and Lenders, collectively (or, during the continuation of an Event of Default, at any time), during normal business hours, upon reasonable prior notice, to visit and inspect the properties of the Loan Parties and their respective Subsidiaries and its corporate, financial and operating Records, and make abstracts therefrom, and to discuss such Loan Parties’ or their respective Subsidiaries’ affairs, finances and accounts with its directors, officers and, if reasonably requested by Borrower, in the presence of an officer or other representative of Borrower designated by Borrower for such purpose, independent public accountants.

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Section 6.08.             Collateral Control; Motor Vehicles.

(a)	Except for Collateral that is of a type that is moved from location to location in the ordinary course of business, each Loan Party shall keep all items of Collateral at (a) the Loan Parties’ chief executive office located at the address specified in the Perfection Certificate, (b) the other locations specified in the Perfection Certificate, (c) any supplier’s facility located outside the United States or (d) such other places agreed to in writing by Agent and Lenders. Each Loan Party shall be obligated to deliver, or note Agent’s Lien on, any certificates of title with respect to any vehicles, airplanes or other assets subject to certificates of title, in each case, having an aggregate value in excess of Fifty Thousand Dollars ($50,000) (such assets, the “Material Titled Assets”). Each Loan Party shall furnish to Agent and Lenders from time to time such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent or Lenders may reasonably request, all in reasonable detail.

(b)	Each Loan Party shall take such actions as are reasonably necessary or as Agent (acting at the direction of the Required Lenders) or the Required Lenders may reasonably request from time to time to cause Agent to be listed as the lienholder on each certificate of title or ownership covering any vehicles, airplanes or other assets subject to certificates of title (“Titled Assets”); provided, that:

(i)	with respect to any Titled Assets owned by a Loan Party on the Closing Date, within thirty (30) days after the Closing Date (or such later date as agreed to by the Required Lenders in their sole discretion) the Vehicle Collateral Agent, on behalf of the Agent, shall have received all certificates of title (or equivalent certificate or document) evidencing any Titled Assets, together with evidence that all Liens noted on such certificates of title have been released or arrangements, to the satisfaction of the Vehicle Collateral Agent and Agent, shall have been made for such release;

(ii)	subsequent to the Closing Date, in the event that any Loan Party obtains any Titled Assets, such Loan Party shall notify the Agent and within thirty (30) days of such acquisition (or such later date as agreed to by the Required Lenders in their sole discretion), (A) deliver to the Agent (1) with respect to a new Titled Asset, a copy of the manufacturer’s certificate or statement of origin or (2) with respect to a used Titled Asset, a copy of the certificate of title (or equivalent certificate or document) reflecting the transfer of ownership to the applicable Loan Party, in each case reflecting the Agent’s Lien thereon and (B) deliver to the Vehicle Collateral Agent the original certificate of title (or equivalent certificate or document) evidencing such Titled Asset and reflecting the Agent’s Lien thereon (together with evidence that all Liens noted on such certificate of title (or equivalent certificate or document) have been released, other than Liens in favor of the Agent); and

(iii)	unless an Event of Default has occurred and is continuing, the requirements of this Section 6.08(b) shall apply only to Material Titled Assets.

Section 6.09.             Intellectual Property.

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(a)	Upon the reasonable request of Agent or Lenders, in order to facilitate filings with the PTO and the United States Copyright Office, each Loan Party shall execute and deliver to Agent one or more Intellectual Property Security Agreements to further evidence Agent's Lien on such Loan Party’s United States issued or filed Patents, registered or filed Trademarks (other than any United States intent-to-use trademark application to the extent that, and solely during the period in which, the grant, attachment, or enforcement of a security interest therein would impair the validity, registrability, or enforceability of such intent-to-use trademark application under applicable federal law or any trademark registration that issues therefrom; provided, that upon submission and acceptance by the PTO of a statement of use or an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), a trademark security agreement shall be delivered for such intent-to-use trademark application), or registered or filed Copyrights, and the General Intangibles of such Loan Party relating thereto or represented thereby. Each Loan Party at its expense shall execute and deliver, or cause to be executed and delivered, to Agent any and all documents and instruments, in form and substance reasonably satisfactory to Agent and Lenders, and take any and all action, which Agent or Lenders may reasonably request from time to time, to perfect and continue perfected, maintain the priority of or provide notice of Agent’s security interests, for the benefit of Lenders, in the Loan Party Intellectual Property. If a Loan Party refuses to execute and deliver, or fails timely to execute and deliver, any of the documents it is requested to execute and deliver by Agent in accordance with the foregoing, Agent shall have the right, in the name of such Loan Party, or in the name of Agent or otherwise, without notice to or assent by such Loan Party, and such Loan Party hereby irrevocably constitutes and appoints Agent (and any of Agent's officers or employees or agents designated by Agent) as Loan Party's true and lawful attorney-in-fact with full power and authority, (i) to sign the name of such Loan Party on all or any of such documents or instruments and perform all other acts that Agent reasonably deems necessary or advisable in order to perfect or continue perfected, maintain the priority or enforceability of or provide notice of Agent's security interests in, the applicable Loan Party Intellectual Property, and (ii) to execute any and all other documents and instruments, and to perform any and all acts and things for and on behalf of such Loan Party, which Agent or Lenders reasonably may deem necessary or advisable to maintain, preserve and protect such Loan Party Intellectual Property and to accomplish the purposes of this Loan Agreement, including (A) to defend, settle, adjust or institute any action, suit or proceeding with respect to such Loan Party Intellectual Property, (B) to assert or retain any rights under any license agreement for any of such Loan Party Intellectual Property, and (C) to execute any and all applications, documents, papers and instruments for Agent to use such Loan Party Intellectual Property, to grant or issue any exclusive or non-exclusive license with respect to any Loan Party Intellectual Property, and to assign, convey or otherwise transfer title in or dispose of such Loan Party Intellectual Property. The power of attorney set forth in this Section 6.09(a), being coupled with an interest, is irrevocable so long as this Loan Agreement shall not have terminated in accordance with the terms set forth herein.

(b)	Each Loan Party shall protect and diligently enforce and defend at such Loan Party's expense, to the extent deemed appropriate in such Loan Party's reasonable business judgment, all material Loan Party Intellectual Property. Each Loan Party further agrees, unless otherwise determined by such Loan Party in its reasonable business judgment, not to abandon any material Loan Party Intellectual Property or Loan Party Intellectual Property License (in each case, respectively, other than at the end of its statutory or contractual term). Each Loan Party hereby agrees, subject to the terms and conditions set forth herein, to take the steps described in this Section 6.09(b) with respect to all newly developed or acquired Intellectual Property to which it is now or later becomes entitled that is included in the Collateral.

(c)	Except as otherwise expressly provided herein, (i) each Loan Party acknowledges and agrees that the Lenders shall have no duties with respect to any Loan Party Intellectual Property or Loan Party Intellectual Property Licenses; and (ii) without limiting the generality of this Section 6.09(c), each Loan Party acknowledges and agrees that no Lender shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Loan Party Intellectual Property or Loan Party Intellectual Property Licenses against any other Person, but any Lender may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and out-of-pocket expenses of attorneys and other professionals) shall be for the sole account of Loan Party and shall be chargeable to the account of such Loan Party.

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(d)	Any updated Perfection Certificate delivered pursuant to Section 6.02(h) shall include a list of all new Copyrights, Patents and Trademarks that are registered or the subject of pending applications for registrations, and of all Loan Party Intellectual Property Licenses, in each case, which were, as applicable, acquired, registered, or for which applications for registration were filed by, or with regard to Loan Party Intellectual Property Licenses, were entered into by, any Loan Party during the prior period and any statement of use or amendment to allege use with respect to intent-to-use trademark applications. In the case of such registrations or applications therefor, which were acquired by a Loan Party, such Loan Party shall file the necessary documents with the appropriate Governmental Authority identifying such Loan Party as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property. In each of the foregoing cases, such Loan Party shall promptly cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such Patent, Trademark and Copyright registrations and applications therefor (with the exception of Trademark applications filed on an intent-to-use basis for which no statement of use or amendment to allege use has been filed) and Loan Party Intellectual Property Licenses as being subject to the security interests created thereunder.

Section 6.10.             Creation/Acquisition of Subsidiaries. Each Loan Party shall provide Agent and Lenders with at least fifteen (15) days (or such shorter period as the Required Lenders may accept in their sole discretion) prior written notice of Borrower’s, any Loan Party’s, or any of their respective Subsidiaries’ intention to create or, to the extent permitted pursuant to this Loan Agreement, acquire (a) a new Subsidiary (other than any Project Specific JV) and (b) any Minority Subsidiary (other than a Project Specific JV) and shall cause any such Subsidiary described in clause (a) or any such Minority Subsidiary described in clause (b) (unless such Minority Subsidiary is contractually or otherwise prohibited from providing a Guaranty; provided, that to the extent any such Minority Subsidiary (i) becomes a direct or indirect Subsidiary of a Loan Party or (ii) a Loan Party or any Subsidiary is permitted or able to cause such Minority Subsidiary to become a Guarantor, whether by virtue of becoming a majority-owned or wholly-owned Subsidiary of a Loan Party or otherwise, then such Minority Subsidiary shall no longer be excluded from the requirements of becoming a Required Guarantor Party hereunder and shall immediately provide a Guaranty and become a Required Guarantor Party hereunder) to provide a Guaranty; provided, that (i) any Minority Subsidiary that is contractually or otherwise prohibited from providing a Guaranty shall not be required to provide a Guaranty hereunder, unless (A) such Minority Subsidiary becomes a direct or indirect Subsidiary of a Loan Party or (B) a Loan Party or any Subsidiary is permitted or able to cause such Minority Subsidiary to become a Guarantor, whether by virtue of becoming a majority-owned or wholly-owned Subsidiary of a Loan Party or otherwise, in which case, such Minority Subsidiary shall no longer be excluded from the requirements of becoming a Required Guarantor Party hereunder and shall immediately provide a Guaranty and become a Required Guarantor Party hereunder and (ii) to the extent that a Loan Party is unable under the organizational documents of an Affiliated Entity (as in effect as of the Closing Date) to restrict the creation of a Subsidiary of an Affiliated Entity, whether by the taking of any action or the refraining from taking of such action any Subsidiary created by an Affiliated Entity shall not be required to provide a Guaranty hereunder (such persons and entities in clauses (a) and (b), each a “Required Guarantor Party” and collectively, the “Required Guarantor Parties”). Upon such creation or, to the extent permitted hereunder, acquisition of any Required Guarantor Party or, upon any entity becoming, or upon any entity required to become, a Required Guarantor Party pursuant to the terms hereof, any such Loan Party or Subsidiary shall promptly (and in any event within five (5) Business Days of such creation or acquisition) take all such action (including any action as may be reasonably required by Agent and the Required Lenders) to cause each such Required Guarantor Party to guarantee the Obligations under the Loan Documents and, in each case, grant a continuing pledge and security interest in and to the assets of such Required Guarantor Party (substantially as described on Exhibit B hereto); and the relevant Loan Party or Subsidiary shall grant and pledge to Agent, for the ratable benefit of the Lenders, a perfected security interest in all of the stock, units or other evidence of ownership of each Required Guarantor Party, and execute and deliver, or cause such Required Guarantor Party to execute and deliver, such other documentation as Agent or the Lenders may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, Mortgages, any pledge amendments or supplements required pursuant to the Pledge Agreement, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in this Section 6.10), a Joinder Agreement in substantially the form of Exhibit H hereto, an updated Schedule 8 hereto and an updated Perfection Certificate, in each case, covering such new Person and its respective assets, all in form, content and scope reasonably satisfactory to the Required Lenders (the foregoing collectively, the “Joinder Requirements”). For the avoidance of doubt, (i) any Subsidiaries (other than Project Specific JVs) that are owned more than 50%, directly or indirectly, by a Loan Party or any of its Subsidiaries shall be required to become a Guarantor hereunder and be deemed a Required Guarantor Party and (ii) any Loan Party that holds any Equity Securities in a joint venture (whether minority- or majority-controlled), Minority Subsidiary or any other Subsidiary (including any Affiliated Entities) (other than those which are not permitted to be pledged as of the Closing Date pursuant to the terms of its organizational documents) shall be required to pledge its Equity Securities in such entity to the Agent, for the benefit of the Agent and the Lenders, as collateral security for the Obligations.

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Section 6.11.             Environmental Matters. Except to the extent not reasonably expected to result in liability to the Loan Parties (or any of them) in excess of Two Million Dollars ($2,000,000) (to the extent not covered by insurance), (i) each of the Loan Parties shall, and shall cause each of its Subsidiaries to, comply with, and maintain its properties and facilities (whether owned, leased, subleased or otherwise operated or occupied) in compliance with, all Environmental Laws; and (ii) in the event of the presence of any Hazardous Material on any property of any Loan Party, each Loan Party and its respective Subsidiaries, upon discovery thereof, shall take all necessary steps to initiate and expeditiously complete all response, corrective and other action to mitigate and eliminate any such violation or potential liability, and shall keep the Lenders reasonably informed on a regular basis of their material actions and the results of such actions. Without limiting the foregoing, if an Event of Default is continuing, then each Loan Party shall, promptly upon receipt of written request from the Required Lenders, cause the performance of, and allow the Lenders (or their designees) and its representatives access to its properties and facilities for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Required Lenders may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by the Lenders (or their designees) or any of its representatives, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Required Lenders and shall be in form and substance reasonably acceptable to the Required Lenders.

Section 6.12.             Maintenance as Public Entity. Borrower shall maintain its status as a publicly-listed entity and SEC filer.

Section 6.13.             Real Property. With respect to each parcel of Real Property included as Collateral, Borrower shall provide prompt notice to the Agent of any re-designation into or out of a “Special Flood Hazard Area” as determined by the Federal Emergency Management Agency. Without limiting any other restrictions set forth in this Loan Agreement, if a Loan Party or any of its Subsidiaries (other than (i) Affiliated Entities to the extent such Affiliated Entity is not a Required Guarantor Party or Guarantor and (ii) Project Specific JVs) at any time acquires or otherwise comes to own any fee interests in any Real Property, or the Permitted Liens on the Excluded Property are terminated, unless otherwise agreed by the Required Lenders, such Loan Party or applicable Subsidiary shall promptly (but in no event later than sixty (60) days after the acquisition of such Real Property or the termination of such Liens, subject to extension in the Required Lender’s sole discretion) execute and deliver to the Agent such Mortgages, as may be necessary to cause the Agent to have a Lien in such property subject only to Permitted Liens. To the extent any property in which a Mortgage is required is located in a jurisdiction with mortgage recording or similar tax, the amount secured by the Mortgage with respect to such Real Property shall be limited to the fair market value of such Real Property as determined in good faith based on the appraisal to be obtained by the Agent with respect to such Real Property subject to any applicable laws in the relevant jurisdiction or such lesser amount agreed to in its sole discretion by the Required Lenders. In addition, unless otherwise waived by Agent (acting at the direction of the Required Lenders) or the Required Lenders, Borrower shall deliver:

(a)	an opinion of counsel in each state in which Real Property is located with respect to the enforceability of the Mortgages to be recorded in such state and such other matters as the Required Lenders may reasonably request;

(b)	Phase I environmental site assessment reports (to the extent not already provided) and reliance letters with respect thereto and any other due diligence with respect to environmental due diligence on such Real Property as is deemed necessary upon review of such Phase I environmental site assessment reports;

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(c)	the documents and instruments necessary in order to comply with the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System), including, without limitation: (1) a completed standard flood hazard determination form, (2) if the improvement(s) to the improved Real Property is located in a special flood hazard area, a notification to the Borrower that flood insurance coverage under the National Flood Insurance Program is not available because the community does not participate in the National Flood Insurance Program, (3) documentation evidencing Borrower’s receipt of the notification in clause (2), and (4) if flood insurance is available in the community in which the property is located, a copy of the flood insurance policy, the Borrowers’ application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory to the Required Lenders;

(d)	ALTA extended coverage lenders’ policies of title insurance or unconditional commitments therefor insuring the Lien of each Mortgage on the Real Property described therein, free of any other Liens other than Permitted Liens, issued by one or more nationally recognized title insurance companies reasonably satisfactory to the Required Lenders with respect to such Real Property (each, a “title policy”), in amounts not to exceed the fair market value of such Real Property, together with such customary endorsements as the Required Lenders may reasonably request and which are available at reasonable rates in the jurisdiction where the applicable Real Property is located, and evidence satisfactory to the Required Lenders that Borrower has paid to the title insurance company or to the appropriate Governmental Authorities all expenses and premiums of the title insurance company and all other sums required in connection with the issuance of such title policy and all recording and stamp taxes (including mortgage recording and intangible Taxes) payable in connection with recording the Mortgages for such Real Property in the appropriate real estate records;

(e)	a survey of all Real Property (including all improvements, easements and other customary matters thereon reasonably required by the Required Lenders) or the equivalent (including, without limitation, ExpressMaps) certified to the Agent which: (i) is sufficient to cause the title insurance company to omit as an exception to each Title Policy the standard printed survey exception, (ii) does not create any new exceptions to the Title Policy that are not Permitted Liens, and (iii) otherwise meets Required Lender’s reasonable requirements; and

(f)	such Uniform Commercial Code financing statements as are necessary to perfect the security interests created thereby, in each case in form appropriate for recording in the relevant jurisdiction

Section 6.14.             Government Contracts. Other than Accounts and Chattel Paper of a Loan Party the aggregate value of which does not at any one time exceed One Million Dollars ($1,000,000), if any Account or Chattel Paper of a Loan Party arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, each Loan Party shall promptly (and in any event within five (5) Business Days of the creation thereof) notify Agent and the Lenders thereof and, promptly (and in any event within five (5) Business Days) after request by Agent (acting at the direction of the Required Lenders) or the Required Lenders, execute any instruments or take any steps reasonably required by Agent (acting at the direction of the Required Lenders) or the Required Lenders in order that all moneys due or to become due under such contract or contracts shall be assigned to Agent, for the benefit of the Lenders, and shall provide written notice thereof under the Federal Assignment of Claims Act or other relevant applicable law, in substantially the form attached hereto as Exhibit O.

Section 6.15.             Further Assurances. Each Loan Party shall promptly furnish to Agent and the Lenders from time to time such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent (acting at the direction of the Required Lenders) or the Required Lenders may reasonably request by prior written notice, all in reasonable detail. The Loan Parties shall take such further actions as Agent (acting at the direction of the Required Lenders) or the Required Lenders may reasonably request to perfect or maintain Agent’s security interest granted in this Loan Agreement or to otherwise further the purposes of this Loan Agreement.

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Section 6.16.             Post-Closing Obligations. Borrower shall, and shall cause each Loan Party and each of their respective Subsidiaries to, complete each of the post-closing obligations and/or deliver to Agent and the Lenders each of the documents, instruments, agreements and information listed on Schedule 10 hereto, the Post-Closing Obligations Schedule, on or before the date set forth for each such item thereon (as the same may be extended by the Required Lenders in writing in their sole discretion), each of which shall be completed or provided in form and substance reasonably satisfactory to the Required Lenders.

Section 6.17.             Financial Covenants. Borrower covenants and agrees that, until termination of all of the commitments hereunder and payment in full of the Obligations (other than contingent indemnity obligations) (such covenants set forth below, the “Financial Covenants”):

(a)	Total Secured Leverage Ratio. Borrower shall not permit the Total Secured Leverage Ratio, as of the last day of any fiscal quarter ending on the date set forth in the table below, to exceed the ratio set forth opposite such period:

Period Ending	Total Secured Leverage Ratio
June 30, 2017	3.10:1.00
September 30, 2017	2.70:1.00
December 31, 2017	2.45:1.00
March 31, 2018	2.35:1.00
June 30, 2018	2.20:1.00
September 30, 2018	2.00:1.00
December 31, 2018	2.00:1.00
March 31, 2019	2.00:1.00
June 30, 2019	1.90:1.00
September 30, 2019 and each quarter thereafter	1.80:1.00

(b)	Cash Collateral Liquidity. Borrower shall maintain, at all times, Cash Collateral Liquidity in an amount of not less than (i) commencing on June 30, 2017 and continuing through September 30, 2017, $10,000,000, (ii) commencing on October 1, 2017 and continuing through April 3, 2018, $15,000,000, and (iii) commencing April 4, 2018 and continuing thereafter, $18,000,000; provided, however, that in the event (A) the Secured Intercompany Note is repaid in full and no longer in full force and effect, (B) the Liens on the Excluded Property securing such Secured Intercompany Note are released in their entirety and (C) such Excluded Property becomes and is deemed a part of the Collateral, the Cash Collateral Liquidity required pursuant to this Section 6.17(b) shall be $15,000,000 at all times from and after April 4, 2018.

(c)	Contract Backlog. Borrower shall maintain Contract Backlog, as of the last day of each fiscal quarter ending on the date set forth in the table below, at a minimum amount equal to or greater than the corresponding level set forth opposite such period:

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Period Ending	Contract Backlog
June 30, 2017	$60,000,000
September 30, 2017	$60,000,000
December 31, 2017	$60,000,000
March 31, 2018	$65,000,000
June 30, 2018	$65,000,000
September 30, 2018	$65,000,000
December 31, 2018	$65,000,000
March 31, 2019 and each fiscal quarter thereafter	$70,000,000

(d)	Capital Expenditures. Borrower, the Guarantors and their respective Subsidiaries shall not make or incur, in each consecutive four-fiscal quarter period, Consolidated Capital Expenditure, after deducting Net Cash Proceeds received from the Transfer of any used equipment, in excess of $15,000,000 in the aggregate.

(e)	Bonding Capacity. Borrower shall maintain, at all times, bonding capacity in an amount of not less than $1,000,000,000 (it is understood and agreed that compliance with the foregoing may be evidenced by delivery to Agent and the Lenders of a letter issued by a Bonding Company, which letter shall be in form and substance substantially consistent with the Existing Bonding Letter or any other form acceptable to the Required Lenders).

(f)	Tealstone Residential - Consolidated EBITDA. Commencing with the fiscal quarter ending June 30, 2017, Tealstone Residential shall maintain, as of the last day of any fiscal quarter for each consecutive four-fiscal quarter period, Consolidated EBITDA in an amount of not less than $12,000,000.

Section 6.18.             Collateral Enhancement. The Loan Parties shall comply with the collateral enhancement and other requirements and obligations set forth in Schedule 3 hereto, on or before the dates set forth therein; provided, however, that if the Loan Parties are unable to comply with such requirements and obligations set forth in Schedule 3 hereto on or prior to the first anniversary of the Closing Date, the then-applicable interest rate hereunder shall, automatically and immediately effective as of April 4, 2018, without any further action by any of the parties hereto, be subject to the Enhanced Rate Adjustment; provided, further, that the failure to continue to satisfy the Collateral Enhancement Requirement after the first anniversary of the Closing Date could further subject the Loan Parties to the Enhanced Rate Adjustment implemented by the Required Lenders in their sole discretion.

Article 7.            NEGATIVE COVENANTS.

While any Obligations (other than contingent indemnity Obligations to the extent no claim giving rise thereto has been asserted) remain outstanding or commitment to advance credit to Borrower remains outstanding:

Section 7.01.             Liens. The Loan Parties shall not (i) in any way create or permit to exist any Lien with respect to any of their or their Subsidiaries’ (other than Affiliated Entities and Project Specific JVs) property, except for Permitted Liens, nor (ii) permit the inclusion in any contract to which it or a Subsidiary (other than an Affiliated Entity or Project Specific JVs) becomes a party of any provisions that could restrict or invalidate the existence or granting of a security interest to Agent, for the benefit of the Agent and the Lenders, in any of such Loan Party’s or such Subsidiary’s property or revenues, whether now owned or hereafter acquired (other than (A) restrictions under this Loan Agreement, (B) restrictions that would be unenforceable or ineffective pursuant to Section 9-408 of the Code or the Uniform Commercial Code as adopted in any other applicable jurisdiction, or (C) restrictions in agreements governing property subject to a Lien that is otherwise permitted pursuant to clause (v) or clause (vi) of the definition of Permitted Liens).

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Section 7.02.             Dispositions. No Loan Party shall sell, transfer, assign, pledge, collaterally assign, exchange, or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries (other than Affiliated Entities or Project Specific JVs) to Transfer, all or any part of its business or property, other than Transfers: (i) of inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of such Loan Party or its Subsidiaries in the ordinary course of business, (iii) of substantially worn-out, damaged, unneeded or obsolete equipment in the ordinary course of business, (iv) of equipment consistent with such Person’s historical practice and in the ordinary course of business to the extent the Net Cash Proceeds of such Transfer are either used to prepay the Loans in accordance with Section 2.02(d)(ii)(C) or reinvested in fixed or capital assets in accordance with Section 2.02(d)(ii)(C), (v) of other property sold at fair market value not to exceed $1,000,000 in the aggregate during the term of the Loan Agreement not in the ordinary course of business, or (vi) of the fee-simple ownership interests in the Excluded Property so long as the Net Cash Proceeds of such Transfer are used to prepay the Loans in accordance with Section 2.02(d)(ii)(C); provided, that, such Net Cash Proceeds described in this clause (vi) shall not be permitted to be reinvested in any assets of the Loan Parties or their respective Subsidiaries as contemplated by Section 2.02(d)(ii)(C).

Section 7.03.             Fundamental Changes. No Loan Party nor any of its respective Subsidiaries (other than Affiliated Entities or Project Specific JVs) shall enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Transfer all or substantially all of its property or business, except that (i) any Subsidiary of the Borrower or a Guarantor (other than Tealstone Residential) may be merged or consolidated with or into Borrower (provided that if Borrower is involved, Borrower shall be the continuing or surviving entity) or with or into any other Loan Party (provided that such Loan Party shall be the continuing or surviving entity); (ii) any Loan Party (other than Borrower) or Subsidiary of the Borrower (other than Tealstone Residential) may Transfer any or all of its assets to Borrower or any Guarantor (upon voluntary liquidation or otherwise) and any Subsidiary that is not a Loan Party may Transfer all or any of its assets to any other Subsidiary that is not a Loan Party; (iii) Transfers permitted by Section 7.02 may be made; and (iv) any Permitted Investment may be structured as a merger, consolidation or amalgamation.

Section 7.04.             Restricted Payments. Without the prior written consent of the Required Lenders, no Loan Party shall, nor shall any of such Loan Parties’ Subsidiaries (other than Affiliated Entities) (each of the following, a “Restricted Payment”), (i) pay any dividends or make any distributions on its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities; (iii) return any capital to any holder of its Equity Securities as such; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (v) set apart any sum for any such purpose; provided, however, that (A) Borrower may declare dividends payable solely in common stock, (B) any Subsidiary may make Restricted Payments to the Borrower or any Guarantor that is its respective parent entity; and any Subsidiary that is not a Loan Party may make Restricted Payments to any other Subsidiary that is not a Loan Party, and (C) with respect to the restrictions described in subclause (ii) above, with respect to Borrower, repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements either (i) by the cancellation of Indebtedness or (ii) in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000)).

Section 7.05.             Indebtedness; Maximum Recourse Obligations. The Loan Parties and their Subsidiaries (other than Affiliated Entities and Project Specific JVs) shall not create, incur, assume or suffer to exist (i) any Indebtedness, other than Permitted Indebtedness nor (ii) any obligations for or on behalf of any of their respective non-wholly-owned or non-controlling Subsidiaries (including, for the avoidance of doubt, joint ventures (other than Project Specific JVs), pursuant to which the holder of such obligations has recourse against any Loan Parties.

Section 7.06.             Investments. The Loan Parties and its Subsidiaries (other than Affiliated Entities and Project Specific JVs) shall not directly or indirectly acquire or own, or make any Investment in or to any Person other than Permitted Investments; or suffer or permit any Subsidiary (other than an Affiliated Entity or a Project Specific JV) to be a party to, or be bound by, an agreement (other than a Loan Document) that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower or any other Loan Party.

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Section 7.07.             Transactions with Affiliates. The Loan Parties and their Subsidiaries (other than Affiliated Entities) shall not directly or indirectly enter into or permit to exist any transaction with any Affiliate, except for transactions that are in the ordinary course of such Person’s business, upon fair and reasonable terms that are no less favorable to such Loan Party, or such Subsidiary, than would be obtained in an arms’ length transaction with a non-affiliated Person; provided that the foregoing restriction shall not apply to (i) any transaction between such Loan Party or any of its Subsidiaries (other than Affiliated Entities) or between any Subsidiaries (other than Affiliated Entities) that is not otherwise prohibited by this Loan Agreement and (ii) compensation arrangements and benefit plans for officers and other employees of the Loan Parties and their respective Subsidiaries (other than Affiliated Entities) entered into or maintained in the ordinary course of business and consistent with such Loan Parties’ and such Subsidiaries’ historical practices, which are, in each case, approved by such Loan Parties’ or such Subsidiaries’ board of directors (or equivalent governing body).

Section 7.08.             Indebtedness Payments. The Loan Parties and its Subsidiaries (other than Affiliated Entities and Project Specific JVs) shall not (i) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money, including any Subordinated Debt or Closing Date Seller Notes (other than amounts due under this Loan Agreement or permitted to be prepaid under this Loan Agreement or any lease obligations permitted to be incurred under this Loan Agreement), (ii) amend, modify or otherwise change the terms of any Indebtedness (other than the Loans) or Capital Lease Obligations so as to accelerate the scheduled repayment thereof, (iii) repay any Indebtedness to officers, directors or shareholders or (iv) make any payment of the Closing Date Earn-Out unless at the time of, and after giving effect to, such payment, no Default or Event of Default has occurred and is continuing and the Borrower is in compliance on a pro forma basis with the then-applicable Financial Covenants as of the last date of the most recent four-fiscal quarter period for which Financial Statements have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b).

Section 7.09.             Accounts. The Loan Parties shall not maintain any deposit accounts or securities accounts except accounts with respect to which, concurrently with the establishment thereof, Agent has obtained a control agreement with the bank or other financial institution sufficient to perfect a security interest in such deposit accounts or securities accounts; provided, however, that this Section 7.09 shall not apply to Excluded Accounts.

Section 7.10.             Swap Agreements. The Loan Parties and their respective Subsidiaries (other than Affiliated Entities and Project Specific JVs) shall not enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Loan Parties or any of their respective Subsidiaries (other than Affiliated Entities) has actual exposure (other than those in respect of Equity Securities), (b) Excluded Swap Obligations and (c) Swap Agreements entered into to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Loan Parties or any of their respective Subsidiaries (other than Affiliated Entities), in each case, for bona fide hedging purposes and not for speculation.

Section 7.11.             Changes in Fiscal Periods or Accounting Policies. No Loan Party shall permit (i) the fiscal year of such Loan Party or any of its Subsidiaries (other than Affiliated Entities and Project Specific JVs) to end on a day other than December 31 or change the method of determining fiscal quarters or (ii) a change in the accounting policies or methods of such Loan Party or any of its Subsidiaries (other than Affiliated Entities and Project Specific JVs), except in accordance with GAAP.

Section 7.12.             Lines of Business. No Loan Party or any of its Subsidiaries (other than Affiliated Entities and Project Specific JVs) shall enter into any business, either directly or through any Subsidiary (other than any Affiliated Entity or Project Specific JV), except for (i) those businesses in which the Loan Parties and their respective Subsidiaries (other than Affiliated Entities) are engaged on the date of this Loan Agreement (after giving effect to the Closing Date Acquisition) or that are reasonably related thereto and (ii) those business acquired pursuant to Permitted Acquisitions to the extent the conditions and requirements set forth in the definition thereof are satisfied.

Section 7.13.             Amendments to Acquisition Documentation and Subordination Agreement. The Loan Parties and their Subsidiaries (other than Affiliated Entities and Project Specific JVs) shall not (a) amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions set forth in the Acquisition Documentation such that after giving effect thereto such terms and conditions shall be materially less favorable to the interests of the Loan Parties or the Agent or the Lenders with respect thereto; (b) fail to enforce, in a commercially reasonable manner, the Loan Parties’ or their respective Subsidiaries’ rights (including rights to indemnification) under the Acquisition Documentation or (iii) amend, supplement or otherwise modify any Subordinated Debt except as expressly permitted by the applicable Subordination Agreement.

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Section 7.14.             Amendments to Organizational Documents. No Loan Party shall amend or permit any amendments to any Loan Party’s organizational documents without obtaining the prior written consent of the Required Lenders; provided, however, that the Borrower shall be permitted to amend its organizational documents in a manner that is not materially adverse to the interests of the Agent or the Lenders.

Section 7.15.             Foreign Assets Control Regulations, Etc. None of the requesting or borrowing of the Loans or the use of the proceeds of any thereof will violate, or cause any Person to violate, the Trading With the Enemy Act (50 USC §1 et seq., as amended) (the “Trading With the Enemy Act”), the FCPA or any foreign counterpart thereof, anti-money laundering laws and regulations, or Sanctions, including but not limited to any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation, regulation or executive order relating thereto (including, but not limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Anti-Terrorism Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). None of the Borrower or any of its Subsidiaries or, to the knowledge of a Responsible Officer of the Loan Parties and their Subsidiaries after due and diligent inquiry, other Affiliates, is or will become Sanctioned Person or a “blocked person” as described in the Anti-Terrorism Order, the Trading with the Enemy Act, applicable Sanctions, or the Foreign Assets Control Regulations or engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or Sanctioned Persons..

Section 7.16.             ERISA. No Loan Party or ERISA Affiliate shall cause or, to the extent within the control of the Loan Parties with respect to Affiliated Entities and Project Specific JVs, permit to exist any ERISA Event.

Section 7.17.             Hazardous Materials. Except to the extent it would not reasonably be expected to have a Material Adverse Effect, no Loan Party shall, and no Loan Party shall permit any of its Subsidiaries (other than the Affiliated Entities and Project Specific JVs) to, cause or suffer to exist any release of, or exposure of any Person to, any Hazardous Material at, to or from any real property owned, leased, subleased or otherwise operated or occupied by any Loan Party or any Subsidiary of any Loan Party that would violate any Environmental Law, form the basis for any liabilities under Environmental Law or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Loan Party or any Subsidiary of any Loan Party).

Section 7.18.             Bonding Arrangements. Tealstone Residential shall not enter into or become subject to any suretyship or bonding arrangements.

Section 7.19.             RHB Inc. Equity. Borrower shall not cause the Equity Securities of RHB Inc. to become certificated at any time during the term of this Loan Agreement; provided, however, that in the event RHB Inc. issues any stock certificates representing the Equity Securities of RHB Inc. owned by Borrower, Borrower shall pledge and deliver such original stock certificate(s) to the Agent, together with an undated stock power for each such certificate(s) executed in blank by a duly authorized officer of Borrower, within two (2) Business Days of the issuance of such stock certificate.

Section 7.20.             Affiliated Entities; Minority Subsidiaries; Project Specific JVs. Notwithstanding anything to the contrary contained herein or in any other Loan Document, to the maximum extent that a Loan Party or any Subsidiary has the right or ability under the organizational documents or any similar document of an Affiliated Entity, Minority Subsidiary or Project Specific JV (that is not otherwise subject to this Article 7) to restrict such Affiliated Entity, Minority Subsidiary or Project Specific JV from taking an action (including by way of the approval, disapproval, affirmative vote or consent, waiver or rejection of an action contemplated to be taken by such an Affiliated Entity, Minority Subsidiary or Project Specific JV) which such Affiliated Entity, Minority Subsidiary or Project Specific JV would otherwise be restricted from taking under this Article 7 if such Affiliated Entity, Minority Subsidiary or Project Specific JV were a Loan Party or a Subsidiary hereunder, then such Loan Party or Subsidiary with such right or ability under the organizational documents or any similar document of such Affiliated Entity, Minority Subsidiary or Project Specific JV shall restrict such Affiliated Entity, Minority Subsidiary or Project Specific JV from taking such action.

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Section 7.21.             Closing Date Seller Notes. Within five (5) days of the Required Lenders’ request following the acceleration by the Creditors (as defined in the Closing Date Subordination Agreement) of the Closing Date Seller Notes in accordance with the terms of the Closing Date Seller Notes (as in effect on the date hereof), the Borrower shall convert the obligations under the Closing Date Seller Notes into Equity Securities of the Borrower in accordance with the terms of the Closing Date Seller Notes (as in effect on the date hereof).

Article 8.            PRESERVATION OF COLLATERAL BY AGENT.

Should Borrower fail or refuse to make any payment, perform or observe any other covenant, condition or obligation, or take any other action which Borrower is obligated under any Loan Document to make, perform, observe, take or do at the time or in the manner provided in any Loan Document, then the Agent, at the sole and absolute discretion of the Lenders, without notice to or demand upon Borrower and without releasing Borrower from any obligation, covenant or condition in any Loan Document, may make, perform, observe, take or do the same in such manner and to such extent as Agent or Lenders may deem necessary to protect its security interest in or the value of the Collateral. In furtherance of the foregoing rights, Borrower does hereby irrevocably appoint Agent (which appointment is coupled with an interest), the true and lawful attorney-in-fact of Borrower with full power of substitution, for it and in its name (i) to perform (but Agent shall not be obligated to and shall incur no liability to Borrower or any third party for failure to perform) any act which Borrower is obligated by this Loan Agreement to perform, (ii) to ask, demand, collect, receive, receipt for, and sue for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 3.01 with full power to settle, adjust or compromise any claim thereunder as fully as if Agent were Borrower itself, (iii) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Agent’s possession or under Agent’s control, (iv) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (v) in Agent ‘s discretion, to file any claim or take any other action or institute proceedings, either in its own name or in the name of Borrower or otherwise, which Agent may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Agent in and to the Collateral, and (vi) to otherwise act with respect thereto as though Agent were the outright owner of the Collateral; provided, however, that the power of attorney herein granted shall be exercisable only upon the occurrence and during the continuation of an Event of Default. Borrower agrees to reimburse Agent and Lenders upon demand for all reasonable costs and expenses, including attorneys’ fees and expenses, which Agent or Lenders may incur while Agent is acting as Borrower’s attorney in fact or otherwise under this Article 8, all of which costs and expenses are included within the Obligations.

Article 9.            EVENTS OF DEFAULT.

Section 9.01.           Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under the Transaction Documents:

(a)	Failure to Pay. Borrower or any other Loan Party shall fail to pay (i) any principal on any of the Obligations owing hereunder or under any other Transaction Document when due, whether upon demand or otherwise, and (ii) the interest or other payment or premium on any of the Obligations (including, without limitation, any Prepayment Premium) or any fee, expense or other amount owing under the terms of this Loan Agreement or any other Transaction Document on the date due and in the case of this clause (ii), such payment shall not have been made within five (5) Business Days of the due date; or

(b)	Breaches of Other Covenants. Any Loan Party or any of its Subsidiaries shall fail to perform or observe (i) any of the covenants or agreements contained in Sections 6.01, 6.02(c), 6.02(h), 6.03, 6.04 (other than with respect to the second to the last sentence of 6.04 relating to delivery of renewal certificates), 6.05, 6.10, 6.11, 6.12, 6.16 or 6.17 or Article 7 hereof or (ii) any other covenant, or agreement contained in any Transaction Document (other than the other Events of Default specified in this Article 9) and such failure remains unremedied for ten (10) days from the earlier of (i) the delivery of written notice thereof by the Agent or the Required Lenders to the Borrower or (ii) the date on which such failure shall first become actually known to any Responsible Officer of a Loan Party or any of its Subsidiaries; or

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(c)	Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of any Loan Parties or any of its Subsidiaries (including by any Responsible Officer) to Agent in writing in connection with this Loan Agreement or any of the other Transaction Documents, or as an inducement to Agent or Lenders to enter into the Transaction Documents, shall be false or misleading in any material respect when made or furnished; or

(d)	Other Payment Obligations. Any Loan Party or any of its Subsidiaries shall (i) fail to make any payment when due under the terms of any Material Indebtedness to be paid by such Person (excluding this Loan Agreement and the other Transaction Documents but including any other Indebtedness of any Loan Party to Agent or any Lender) and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) shall default in the observance or performance of any other agreement, term or condition contained in any such Material Indebtedness, and the effect of such failure or default under (i) or (ii) above is to cause, or permit the holder or holders thereof to cause, any Material Indebtedness to become due prior to its stated date of maturity; or

(e)	Voluntary Bankruptcy or Insolvency Proceedings. Any Loan Party or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of affecting any of the foregoing; or

(f)	Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of any Loan Party or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to any Loan Party or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed, stayed or discharged within forty-five (45) days of commencement; or

(g)	Judgments. A final judgment or order for the payment of money in excess of One Million Dollars ($1,000,000) (that is not covered by insurance) shall be rendered against any Loan Party or any of its Subsidiaries and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of any Loan Party or any of its Subsidiaries and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or

(h)	Transaction Documents. Any Transaction Document or any material term thereof shall cease to be, or be asserted by any Loan Party or any of its Subsidiaries not to be, a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms or if, after a Lender has properly filed financing statements and obtained control agreements, the Liens of Agent in the Collateral shall cease to be or shall not be valid, perfected Liens subject only to Permitted Liens and the terms of any subordination or intercreditor agreements entered into by Lenders or any Loan Party shall assert that such Liens are not valid, perfected Liens; or

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(i)	Registration Statement. A breach of Section 2(a) of the Registration Rights Agreement shall have occurred; or

(j)	ERISA Event. An ERISA Event shall occur that results in, or is reasonably expected to result in, liability, individually or in the aggregate with other ERISA Events, to a Loan Party or ERISA Affiliate in an amount in excess of One Million Dollars ($1,000,000); or

(k)	Bonding Arrangements. Any bond issued by any surety or bonding company, including, without limitation, Travelers Casualty and Surety Company of America, on behalf of any Loan Party or any of its Subsidiaries is called or declared to be in default and such surety or bonding company is required to perform or pay all or any portion of the obligations under the underlying contract or project for which such bond was posted; or

(l)	Keyman. At any time the aggregate principal amount of outstanding Term Loans exceed $40,000,000:

(i)	Paul J. Varello shall cease to be engaged in the role (or a similar role) in which he is engaged as of the Closing Date at any Loan Party or any of its Subsidiaries at any time on or before March 9, 2018; provided that, to the extent Paul J. Varello continues to be a member of the board of directors of the Borrower, such an event shall not constitute an Event of Default hereunder;

(ii)	any Specified Keyman shall cease to be engaged in the role (or a similar role) in which he is engaged as of the Closing Date at any Loan Party or any of its Subsidiaries at any time on or before the third anniversary of the Closing Date; provided that, to the extent the Borrower delivers a written notice to Agent and the Lenders within 30 days of any such event outlining a plan and timeline to replace such Specified Keyman that is satisfactory to the Lenders in their sole discretion, such an event shall not constitute an Event of Default hereunder; provided further, that any replacement of any such Specified Keyman shall be acceptable to the Lenders in their sole discretion; or

(m)	Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Loan Agreement or the Subordination Agreement; or

(n)	Change of Control. A Change of Control occurs.

Article 10.         AGENT

Section 10.01.         Rights of Agent upon Default. Upon the occurrence and during the existence of any Event of Default (other than an Event of Default referred to in Sections 9.01(e) and 9.01(f)) and at any time thereafter during the continuance of such Event of Default, Agent (at the direction of Required Lenders) shall, without demand or notice to any Loan Party, declare all outstanding Obligations, including, without limitation, the noncancelable obligation to make each payment scheduled to be made under Section 2.02 (including, without limitation, any Prepayment Premium), payable by Borrower or any other Loan Party hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 9.01(e) and 9.01(f), immediately and without demand or notice, all outstanding Obligations, including, without limitation, the noncancelable obligation to make each payment scheduled to be made under Section 2.02 (including, without limitation, any Prepayment Premium), payable by Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.

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Section 10.02.         Rights Regarding Collateral. Borrower agrees that when any Event of Default has occurred and is continuing, Lenders, or Agent on behalf of Lenders, shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limiting the foregoing, Lenders or Agent may, at the election of Lenders, exercise any one or more or all, and in any order, of the remedies herein set forth, including the following: (i) Agent or Lenders, personally or by agents or attorneys, shall have the right (subject to compliance with any applicable mandatory legal requirements) to require Borrower to assemble the Collateral and make it available to Agent at a place to be designated by Agent in New York or to take immediate possession of the Collateral, or any portion thereof, and for that purpose may pursue the same wherever it may be found, and may enter any premises of Borrower, with or without notice, demand, process of law or legal procedure, to the extent permitted by applicable law, and search for, take possession of, remove, keep and store the same, or use and operate or lease the same until sold; (ii) Agent or Lenders may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession and either before or after taking possession, without instituting any legal proceedings whatsoever, having first given notice of such sale by registered or certified mail to Borrower once at least ten (10) days prior to the date of such sale, and having first given any other notice which may be required by law, sell and dispose of the Collateral, or any part thereof, at a private sale or at public auction, to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as Lenders may determine, and at any place (whether or not it be the location of the Collateral or any part thereof) designated in the notice referred to above. Agent and its agents and any purchasers at or after foreclosure are hereby granted a non-exclusive, irrevocable, perpetual, fully paid, royalty-free license or other right, solely pursuant to the provisions of this Section 10.02, to use, without charge, each Loan Party’s Intellectual Property that remains embedded or contained in the Collateral, including without limitation, labels, Patents, Copyrights, Trademarks, or any property of a similar nature, now or at any time hereafter owned or acquired by any Loan Party or in which such Loan Party now or at any time hereafter has any rights; provided, however, such license shall only be exercisable in connection with the disposition of Collateral upon Agent’s or Lenders’ exercise of their remedies hereunder. To the extent permitted by applicable law, any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further published notice, and Borrower, Agent, Lenders, or the holder or holders of a Note, or of any interest therein, may bid and become the purchaser at any such sale; and (iii) Agent or Lenders may proceed to protect and enforce this Loan Agreement and the other Loan Documents by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for any real property security or any part thereof, or for the recovery of judgment for the Obligations or for the enforcement of any other proper, legal or equitable remedy available under applicable law. With respect to any of Borrower’s owned premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Agent’s or Lenders’ rights or remedies provided herein, at law, in equity, or otherwise.

Section 10.03.         Agent’s Liability for Collateral. So long as Agent complies with its obligations, if any, under the Code, neither Agent nor Lenders shall in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause other than Agent’s or such Lender’s gross negligence or willful misconduct; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Loan Parties.

Section 10.04.         Application of Collateral Proceeds. The proceeds of the Collateral, or any part thereof, resulting from Agent’s or Lenders’ exercise of remedies hereunder (as well as any other amounts of any kind held by Agent at the time of, or received by Agent after, the occurrence and during the continuance of, an Event of Default hereunder) shall be paid to and applied as follows: (i) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, indemnities, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by, or owing to, Agent or Lenders; (ii) Second, to the payment to Lenders pro rata in accordance with the Loan Percentages of the amounts then owing or unpaid on the Notes, including each payment scheduled to be made under Sections 2.02(c), 2.02(d) and 2.02(e); (iii) Third, to the payment of other amounts then payable to Agent or Lenders under any of the Transaction Documents; and (iv) Fourth, to the payment of the surplus, if any, to the applicable Loan Party, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same. In the event that, notwithstanding the foregoing, proceeds of the Collateral, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lenders ratably for application to the payments of amounts due to the other Lenders. For the avoidance of doubt, notwithstanding any other provision of any Loan Document, no amount received directly or indirectly from any Loan Party that is not a Qualified ECP Guarantor shall be applied directly or indirectly by the Agent or otherwise to the payment of any Excluded Swap Obligations and Obligations arising under secured cash management agreements and secured Swap Obligations shall be excluded from the application described above in clauses (i) - (iv) if the Agent has not received written notice thereof, together with such supporting documentation from the applicable bank product provider of such cash management agreements or Swap Obligations, as the case may be, as may be reasonably necessary to determine the amount of the Obligations owed thereunder.

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Section 10.05.         Reinstatement of Rights. If Agent or any Lender shall have proceeded to enforce any right under this Loan Agreement or any other Transaction Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Agent and each Lender shall be restored to its former position and its rights hereunder with respect to the property subject to the security interest created under this Loan Agreement shall be reinstated.

Section 10.06.         Agency for Perfection. Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and Liens upon the Collateral which, in accordance with the Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party), and Agent and each Lender hereby acknowledges that it holds possession or control of any such Collateral for the benefit of the Agent as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver possession or control of such Collateral to the Agent or in accordance with the Agent’s instructions. Borrower by its execution and delivery of this Loan Agreement hereby consents to the foregoing.

Section 10.07.         Appointment Powers and Immunities. Each Lender irrevocably designates, appoints and authorizes Wilmington Trust, National Association to act as Agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms of this Loan Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Loan Agreement and in the other Loan Documents, and shall not by reason of this Loan Agreement or any other Loan Document be a trustee or fiduciary for any Lender; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any Deposit Account maintained by a Loan Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed; (b) shall not be responsible to Lenders for, or have any duty to inquire into, any recitals, statements, representations or warranties contained in this Loan Agreement or in any of the other Loan Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Loan Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Loan Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower or any Guarantor or any other Person to perform any of its obligations, covenants, agreements or other terms or conditions set forth hereunder or thereunder; (c) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction); and (d) shall not be responsible or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Section 4.01 hereof or elsewhere herein or in any other Loan Document. The Agent shall not be required to risk or expend its own funds in performing its obligations hereunder or under any other Loan Document. For the avoidance of doubt and notwithstanding anything in this Loan Agreement to the contrary, the Agent shall not have any responsibility or obligation to file any financing statements or continuation statements related hereto. No provision of this Loan Agreement or any other Loan Document shall be deemed to impose any duty on the Agent to take any action if such action would expose it to personal liability, is contrary to the terms hereof or is contrary to applicable law. The Agent shall not be responsible or liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. The Agent shall not have any liability for losses arising from (i) any cause beyond its control, (ii) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator or (iii) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Agent may employ agents and attorneys in fact and shall not be responsible for any act, omission, negligence or misconduct of any such agents or attorneys in fact selected by it in good faith. Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance reasonably satisfactory to Agent shall have been delivered to and acknowledged by Agent. The provisions of this Article 10 are solely for the benefit of the Agent and its successors and assigns and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof.

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Section 10.08.         Reliance by Agent. Agent shall be entitled to rely upon any certification, notice, document or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon the advice and statements of legal counsel, independent accountants and other experts selected by Agent. Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants, and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. As to any matters not expressly provided for by this Loan Agreement or any other Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto, shall be binding on all Lenders. Notwithstanding anything else to the contrary herein, whenever reference is made in this Loan Agreement or any other Loan Document, to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Agent, it is understood that in all cases the Agent shall be fully justified in failing or refusing to take any such action if it shall not have received written instruction, advice or concurrence from the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in any other Loan Document) in respect of such action. The Agent shall have no liability for any failure or delay in taking any actions contemplated above as a result of a failure or delay on the part of the Required Lenders to provide such instruction, advice or concurrence.

Section 10.09.         Events of Default.

(a)                 Agent shall not be deemed to have knowledge or notice of, or be required to act upon (including the sending of any notice related thereto), the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loans hereunder, unless and until Agent has received written notice from a Lender, or the Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a “Notice of Default or Failure of Condition”. In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 10.12) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders to the extent provided for herein; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders.

(b)                 Except with the prior written consent of Agent, no Lender (other than Oaktree or any of its Affiliates) may assert or exercise any enforcement right or remedy in respect of the Loans or other Obligations, as against any Loan Party or any of the Collateral or other property of any Loan Party.

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Section 10.10.         Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by the Borrower hereunder and without limiting any obligations of the Borrower hereunder), and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such Person being an “Agent Indemnitee”) ratably, in accordance with their Loan Percentages, for any and all losses, claims, damages, liabilities, costs and expenses (including attorneys’ fees and expenses) of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any Agent Indemnitee (including by any Lender) arising out of, or by reason of any investigation in, or in any way relating to or arising out of this Loan Agreement or any other Transaction Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. All amounts due under this Section 10.10 shall be payable on demand. The foregoing indemnity shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, or the repayment, satisfaction or discharge of the Obligations and the termination of this Loan Agreement.

Section 10.11.         Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and has made its own decision to enter into this Loan Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Loan Agreement or any of the other Loan Documents. Agent shall not be required to keep itself informed as to the performance or observance by any Loan Party of any term or provision of this Loan Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or Books of any Loan Party. Agent will use commercially reasonable efforts to provide Lenders with any information received by Agent from any Loan Party, which is required to be provided to Lenders hereunder or under the other Loan Documents and with a copy of any Notice of Default or Failure of Condition received by Agent from the Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s own gross negligence or willful misconduct. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent pursuant to the terms of this Loan Agreement or the other Loan Documents or requested by Lenders hereunder or thereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of Agent.

Section 10.12.         Failure to Act. Except for any action expressly required of Agent hereunder and under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder; provided that the foregoing shall not prevent Agent from requiring further assurances from the Lenders, satisfactory to Agent in its sole discretion, of their indemnification obligations under Section 10.10 hereof against any and all liability and expenses that may be incurred by it by reason of taking or continuing to take any such action.

Section 10.13.         Successor Agent. Agent may resign as Agent upon thirty (30) days’ (or such lesser time period as agreed to by the Required Lenders and Agent) notice to Lenders and the Borrower or may be replaced as the Agent by the Lenders at the direction of the Required Lenders upon five (5) days’ (or such lesser time period as agreed to by the Required Lenders and Agent) prior written notice to the Agent, the other Lenders and the Borrower. If Agent resigns or is replaced under this Loan Agreement, the Required Lenders shall appoint a successor agent for Lenders whereupon such successor agent shall succeed to the rights, powers and duties of the retiring or replaced Agent, and the term “Agent” as used herein and in the other Loan Documents shall mean such successor agent, and the retiring or replaced Agent’s appointment, powers and duties as Agent shall be terminated, without any further act or deed on the part of such former Agent or any of the parties to this Loan Agreement. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders, a successor agent from among Lenders. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term “Agent” as used herein and in the other Loan Documents shall mean such successor agent, and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent and Agent’s resignation hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Loan Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

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Section 10.14.         Other Agent Designation. Oaktree may at any time and from time to time determine that a Lender may, in addition, be a “Co-Agent”, “Syndication Agent”, “Documentation Agent”, “Agent”, “Control Agent” or similar designation hereunder and enter into an agreement with such Lender to have it so identified for purposes of this Loan Agreement. Any such designation shall be effective upon written notice by Agent or Oaktree to the Borrower of any such designation. Any Lender that is so designated as a Co-Agent, Syndication Agent, Documentation Agent, Control Agent or such similar designation by Oaktree shall have no right, power, obligation, liability, responsibility or duty under this Loan Agreement or any of the other Loan Documents other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender and no Lender shall be deemed to have relied, nor shall any Lender rely, on a Lender so identified as a Co-Agent, Syndication Agent, Documentation Agent, Control Agent or such similar designation in deciding to enter into this Loan Agreement or in taking or not taking action hereunder.

Section 10.15.         Release of Collateral. Each Lender hereby consents to the release and hereby directs Agent to release (or in the case of clause (b)(ii) below, release or subordinate) the following:

(a)	any Guarantor if all of the Equity Securities of such Subsidiary owned by any Loan Party is sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a valid waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to any Loan Document; and

(b)	any Lien held by Agent for the benefit of the Agent and the Lenders against (i) any Collateral that is sold or otherwise disposed of by a Loan Party in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), (ii) any Collateral subject to a Lien that is expressly permitted under clause (v) or (vi) of the definition of the term "Permitted Lien" and (iii) all of the Collateral and all Loan Parties, upon (A) payment in full in cash of all of the Obligations that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable and (B) receipt by Agent and Lenders of liability releases from the Loan Parties in form and substance acceptable to Agent (acting at the direction of the Required Lenders).

Upon request by the Agent at any time, the Required Lenders will confirm the Agent's authority to release its interest in any particular item of Collateral pursuant to this Section 10.15.

Section 10.16.         Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under any applicable Requirements of Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time without notice to any Loan Party or any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and to apply any and all balances held by it at any of its offices for the account of the Loan Parties (regardless of whether such balances are then due to the Loan Parties) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its pro rata share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's pro rata share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective pro rata shares of the Obligations. Each Loan Party agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its pro rata share of the Obligations and may purchase participations in accordance with the preceding sentence and (b) any Lender so purchasing a participation in the Term Loan made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Term Loan and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

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Section 10.17.         Proof of Claims. Lenders hereby agree that after the occurrence of an Event of Default pursuant to Section 9.01(e) or (f) in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to Lenders, Agent (irrespective of whether the principal amount of the Loans shall be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Lenders) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)	to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, Agent, and their agents and counsel and all other amounts due Lenders and Agent) allowed in such judicial proceeding;

(b)	to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and

(c)	any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders, to pay to Agent any amount due for the compensation, expenses, disbursements and advances of the Agent and their agents and counsel, and any other amounts due to Agent.

Nothing herein contained shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding. Further, nothing contained in this Section 10.17 shall affect or preclude the ability of any Lender to (i) file and prove such a claim in the event that Agent has not acted within ten (10) days prior to any applicable bar date and (ii) require an amendment of the proof of claim to accurately reflect such Lender's outstanding Obligations.

Article 11.         MISCELLANEOUS.

Section 11.01.         Modifications, Amendments or Waivers.

(a)	No amendment or waiver of any provision of any Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by Agent, the Required Lenders (or by Agent with the consent of Required Lenders) and Borrower; provided that no such amendment, waiver or consent shall, unless in writing and signed by all Lenders directly affected thereby (or by Agent with the consent of all Lenders directly affected thereby), in addition to Agent, Required Lenders (or by Agent with the consent of Required Lenders) and Borrower, do any of the following: (i) increase or decrease the amount of, or extend the term of, any Loan commitment (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on (other than waiving the imposition of the Default Rate) any Term Loan or reduce the amount of any fees payable under any Loan Document, (iii) postpone the date fixed for or reduce or waive any scheduled installment of principal or any payment of interest or fees due to any Lender under the Loan Documents, (iv) release or subordinate the Lien on all or substantially all of the Collateral, or consent to a transfer of all or substantially all of the Collateral (which shall be deemed to affect all Lenders), (v) release a Loan Party from, or consent to a Loan Party's assignment or delegation of, such Loan Party's obligations under the Loan Documents (which shall be deemed to affect all Lenders), except as otherwise may be provided in any Loan Document, (vi) amend, modify, terminate or waive Section 10.16 or any other provision providing for the pro rata sharing of payments or Section 11.01(a), or (vii) amend or modify the definition of “Required Lenders” or any provision providing for the consent or other action by all Lenders.

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(b)	Notwithstanding any provision in this Section 11.01 to the contrary, (i) no amendment, modification, termination or waiver affecting or modifying the rights or obligations of Agent under any Loan Document shall be effective unless signed by Borrower, Agent and the Required Lenders, (ii) Agent may amend Schedule 2 to reflect assignments permitted hereunder, and (iii) Agent (acting at the direction of the Required Lenders) and Borrower may amend or modify any Loan Document to (A) grant a new Lien, extend an existing Lien over additional property or assets or join additional Persons as Loan Parties, in each case for the benefit of the Agent and the Lenders and (B) correct any obvious mistake, error or omission.

Section 11.02.         No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure of Agent or any Lender in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder of Agent and the Lenders are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of Agent or any Lender of any breach or default under this Loan Agreement or any such waiver of any provision or condition of this Loan Agreement must be in writing and shall be effective only in the specified instance and to the extent specifically set forth in such writing.

Section 11.03.         Reimbursement. Borrower shall reimburse Agent and the Lenders for all costs and expenses, filing fees and taxes paid or payable, including without limitation, reasonable attorneys’ fees and disbursements expended or incurred in any arbitration, mediation, judicial reference, legal action or otherwise, in connection with (i) the preparation, negotiation, documentation, execution and delivery of this Loan Agreement, the other Transaction Documents and the transactions contemplated hereby, (ii) the amendment and enforcement of the Transaction Documents, including, without limitation, during any workout, attempted workout and/or in connection with the rendering of legal advice as to Agent’s or Lenders’ rights, remedies and obligations under the Transaction Documents, (iii) enforcing the Transaction Documents or collecting any sum which becomes due Agent or Lender under any Transaction Document, (iv) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (v) the protection, preservation or enforcement of any rights of Agent or Lenders, including, without limitation, in each case: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, and intangibles taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, title insurance premiums, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, background checks, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining any deposit account subject to an account control agreement, together with Agent’s and the Lenders’ customary charges and fees with respect thereto; (c) costs and expenses of preserving and protecting the Collateral; (d) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and Liens of Agent and the other Lenders, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Loan Agreement and the other Transaction Documents or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); and (e) the fees and disbursements of counsel (including legal assistants) to Agent and the Lenders, including any regulatory, local or special counsel, in connection with any of the foregoing. For the purpose of this Section 11.03, attorneys’ fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery, (3) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) post-judgment motions and proceedings of any kind, including, without limitation, any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable by Borrower upon demand by Agent, and if not paid within thirty (30) days of presentation of invoices shall bear interest at the highest applicable Default Rate.

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Section 11.04.         Indemnification. Borrower and the Guarantors, jointly and severally, shall indemnify, reimburse and hold Agent and the Lenders and their permitted assigns, each of Agent’s, Lenders’ or their permitted assigns’ members, and each of their respective successors, assigns, agents, officers, directors, shareholders, members, servants, agents and employees (each, an “Indemnified Person” and collectively, the “Indemnified Persons”) harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental liabilities, discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such indemnified party in connection therewith (including reasonable attorneys’ fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to Borrower’s property), or bodily injury to or death of any person (including any agent or employee of Borrower) and whether such claim is asserted by any Lender, the Borrower, any Guarantor or any other Person (each, a “Claim”), (a) directly or indirectly relating to or arising out of the Loan Documents or the use of the proceeds of the Loan, including the falsity of any representation or warranty of Borrower or Borrower’s failure to comply with the terms of this Loan Agreement or any other Transaction Document, (b) in connection with the enforcement of any Loan Party’s obligations under the Loan Documents (including this Section 11.04) or (c) arising out of or otherwise involving any violation of, noncompliance with or liability under any Environmental Law or any actual or alleged presence of Hazardous Materials applicable to the operations of any Loan Party or any of their respective Subsidiaries, or any property of any Loan Party or their respective Subsidiaries; provided, however, that Borrower shall not indemnify an Indemnified Person to the extent it is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily and directly from (i) the gross negligence or willful misconduct of such Indemnified Person or (ii) any liability of such Indemnified Person owing to any other Indemnified Person caused solely by the actions of the first such Indemnified Person, which does not involve, result from or relate to, directly or indirectly, any act or omission by a Loan Party (other than a Claim against the Agent solely in its capacity as the Agent). Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Loan Agreement. Upon Agent’s written demand, Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of an Indemnified Person against any indemnified Claim described in this Section 11.04. Borrower shall not settle or compromise any Claim against or involving an Indemnified Person without first obtaining such Person’s written consent thereto, which consent shall not be unreasonably withheld. The obligations in this Section 11.04 shall survive the resignation or replacement of Agent and the payment of all other Obligations until all applicable statute of limitation periods with respect to actions that may be brought against an Indemnified Person have run. All amounts owing under this Section 11.04 shall be paid within thirty (30) days after written demand. This Section 11.04 shall not apply with respect to Taxes other than any Taxes that represent Claims arising from any non-Tax Claim.

Section 11.05.         Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LOAN AGREEMENT OR ANYWHERE ELSE, EACH LOAN PARTY AGREES THAT IT SHALL NOT SEEK FROM AGENT OR ANY LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING LOST PROFITS) AND REGARDLESS OF THE FORUM OF ACTION.

Section 11.06.         Notices. All notices and other communications given to or made upon any party hereto in connection with this Loan Agreement shall be in writing and shall be delivered by certified mail, postage prepaid, return receipt requested, by a nationally recognized overnight courier, by facsimile, by electronic mail or other means of electronic communication or personally delivered to the respective parties, as follows:

Loan Party:	Sterling Construction Company, Inc.
1800 Hughes Landing Blvd
The Woodlands, TX 77380
Telephone: (281) 214-0800
Email: ronballschmiede@strlco.com
Attention: Chief Financial Officer

with a copy to:	Andrews Kurth Kenyon, LLP
600 Travis, Suite 4200
Houston, TX 77002
Telephone: (713) 220-4200
Fax: (713) 220-4285
Email: solson@andrewskurth.com
Attention: Scott Olson

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Agent:	Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Telephone: (302) 636-5048
Fax: (302) 636-4145
Email: jkanderson@wilmingtontrust.com
Attention: Jennifer K. Anderson

with a copy to:	Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
Telephone: (213) 830-6805
Email: nbasso@oaktreecapital.com
Email: CorpActionAdmins@OakTreeCapital.com
Attention: Nick Basso

with a copy to:	Kirkland & Ellis LLP
333 South Hope Street, 29th Floor
Los Angeles, CA 90071
Telephone: (213) 680-8111
Fax: (213) 808-8107
Email: david.nemecek@kirkland.com
Attention: David Nemecek, P.C.

with a copy to:	Kirkland & Ellis LLP
333 South Hope Street, 29th Floor
Los Angeles, CA 90071
Telephone: (213) 680-8695
Fax: (213) 808-8081
Email: nisha.kanchanapoomi@kirkland.com
Attention: Nisha Kanchanapoomi

Lender:	to the address specified in writing by such Lender to the Agent and the Borrower.

or in accordance with any subsequent written direction from any party to the others. All such notices and other communications shall be effective, (i) in the case of delivery by messenger or overnight delivery service, when left at the appropriate address; (ii) in the case of facsimile transmission, upon the sender’s receipt of electronic confirmation of receipt; (iii) in the case of electronic mail, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that transmissions may be made by electronic mail only if delivered in compliance with procedures of Agent or the applicable Lenders applicable at the time and previously communicated to Borrower, (iv) in the case of notices or communications posted to an Internet website, upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (iii) of notification that such notice or communication is available and identifying the website address therefor; and (v) in all other cases, upon actual receipt however evidenced.

Section 11.07.         Lenders and Allocations of Loans. Notwithstanding anything herein to the contrary, each Lender severally commits to make such Lender’s Loan Percentage of each Loan. No Lender shall have liability for the commitment to make Loans of any other Lender. Borrower agrees that by notice to Borrower, Agent may reallocate the Loan Percentages among the Lenders or among the Lenders and other investment funds affiliated with Agent. Whether or not specified in any provision of this Loan Agreement, all references to Agent in this Loan Agreement shall mean Agent for the benefit of the Lenders unless the context otherwise requires.

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Section 11.08.         Severability. If any provision of any Transaction Document is held invalid or unenforceable to any extent or in any application, the remainder of such Transaction Document and all other Transaction Documents, or the application of such provision to different Persons or circumstances or in different jurisdictions, shall not be affected thereby.

Section 11.09.         Reliance by Agent and the Lenders. All covenants, agreements, representations and warranties made herein by any Loan Party shall be deemed to be material to and have been relied upon by Agent and the Lenders, notwithstanding investigation by Agent.

Section 11.10.         No Set-Offs by Borrower. All sums payable by any Loan Party pursuant to this Loan Agreement or any of the other Transaction Documents shall be payable without notice or demand and shall be payable without set-off or deduction in any manner whatsoever.

Section 11.11.         Survival. All representations, warranties, covenants and agreements of Borrower contained herein or made in writing in connection herewith shall survive the execution and delivery of the Transaction Documents, the making of Loans hereunder, the granting of security and the issuance of the Notes.

Section 11.12.         Confidentiality. Agent and the Lenders agree to hold non-public information regarding the Loan Parties received in confidence and shall not disclose such information to third parties except on a confidential need-to-know basis to their employees, members, partners or the partners of its affiliated investment funds, their lenders, and professional advisors to the foregoing, including attorneys and accountants, and others under a similar duty of confidentiality, in each case, who have been informed of the confidential nature of such information and have been advised of the obligation to keep information of this type confidential, and as Agent or Lenders may deem necessary in its reasonable judgment to satisfy its legal obligations or to enforce Agent’s or Lenders’ rights under any Transaction Document; provided, however, that nothing herein shall prevent any Lender (including Oaktree) from disclosing any such information (i) with the Borrower’s prior consent, (ii) as required by the order of any court or administrative agency or in any legal, judicial or administrative proceeding, (iii) as otherwise required by any applicable law, rule, regulation (including, without limitation, in connection with filings, submissions and any other similar documentation required or customary to comply with SEC filing requirements) or compulsory legal process, (iv) upon the request or demand of any regulatory authority having jurisdiction over a Lender or its affiliates or managed funds, (v) in connection with the proposed transactions and on a confidential basis to the shareholders, employees, directors, officers, legal counsel, lenders, investors, limited partners, financing sources, independent auditors, professionals, advisors and other experts or agents of such Lender or its affiliates or managed funds who are informed of the confidential nature of such information and have been advised of their obligation to keep information of this type confidential, (vi) to any of such Lender’s respective affiliates or managed funds solely in connection with the Transactions (provided, that any such affiliate is advised of its obligation to retain such information as confidential), (vii) to the extent any such information (a) becomes publicly available other than by reason of a breach of the confidentiality obligations set forth in this Section 11.12, (b) becomes available to such Lender on a non-confidential basis from a source other than the Borrower or on its behalf and not in violation of any confidentiality agreement or obligation owed to the Borrower, (3) was available to such Lender, as applicable, on a non-confidential basis prior to its disclosure to such Lender by the Borrower, or (4) was independently developed by such Lender without reliance on confidential information, (viii) for purposes of establishing any defense available under securities laws, including, without limitation, establishing a “due diligence” defense or (ix) in protecting and enforcing such Lenders’ rights with respect to this Loan Agreement and the other Loan Documents. Each Loan Party acknowledges that Lenders may issue press releases, advertisements, and other promotional materials, either in print or on Lenders’ website(s), describing any successful outcome of services provided on such Loan Party’s behalf; provided, that in the event any Loan Party identifies the Lenders by name in any such press releases, advertisements or other promotional materials, such Lenders shall have the ability to review such press releases, advertisements or other promotional materials prior to the issuance thereof. Each Loan Party agrees that Lenders shall have the right to identify such Loan Party by name and use such Loan Party’s corporate name and logo in those materials or deal terms in “tombstones” or other advertisements, public statements or marketing materials, solely for marketing purposes, and provide information concerning the Loans set forth herein to reporting services or industry trade organizations. In no event shall this Section 11.12 or any other provision of this Loan Agreement, any of the other Transaction Documents or applicable law be deemed: (A) to apply to or restrict disclosure of information that has been or is made public by the Loan Parties or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (B) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender (or any Affiliate of any Lender) on a non-confidential basis from a Person other than a Loan Party, or (C) to require Agent or any Lender to return any materials furnished by a Loan Party to Agent or a Lender or prevent Agent or a Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent and Lenders under this Section 11.12 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date hereof or any other arrangements concerning the confidentiality of information provided by any Loan Party to Agent or any Lender.

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Section 11.13.         Governing Law; Choice of Law and Venue; Jury Trial Waiver; Waivers.

(a)                 THIS LOAN AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). BORROWER, EACH GUARANTOR, AGENT AND THE LENDERS HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK; provided that nothing in this Loan Agreement shall be deemed to operate to preclude Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent or such Lender.

(b)                 Borrower and each Guarantor expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and each Borrower and Guarantor, for itself and in connection with its properties, further agrees that the aforesaid courts of the State of New York and of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any claim or counterclaim of Borrower or any Guarantor based upon the assertion that the rate of interest charged by or under this Loan Agreement or under the other Transaction Documents is usurious. Borrower and Guarantors hereby waive any objection that they may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower and Guarantors hereby waive personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower or Guarantors at the addresses set forth in Section 11.02 of this Loan Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s or any Guarantor’s, as applicable, actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

(c)                 BORROWER, EACH GUARANTOR, AGENT AND THE LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS LOAN AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 11.13 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS LOAN AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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(d)                 Each of Borrower and Guarantors hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.13 any special, exemplary, punitive or consequential damages.

Section 11.14.         Successors and Assigns. This Loan Agreement and the other Transaction Documents shall be binding upon and inure to the benefit of Agent and the Lenders, all future holders of a Note, Borrower and their respective successors and permitted assigns, except that Borrower may not assign or transfer its rights hereunder or thereunder or any interest herein or therein without the prior written consent of the Required Lenders. Agent or Lenders may grant a security interest or assign all or any portion of their rights hereunder and under one or more Notes or any of the Loan Documents to any of its Affiliated investments funds or Affiliated companies or to any one or more financial institutions or funds or companies or an agent or trustee for such financial institutions or funds or companies (an “Assignee”) and may sell to any of its Affiliated investments funds or Affiliated companies or to any one or more financial institutions or funds or companies or an agent or trustee for such financial institutions or funds or companies (a “Participant”) participation interests in Agent’s or Lenders’ rights hereunder and under one or more Notes; provided, however, that so long as no Event of Default has occurred and is continuing, no Lender may assign or participate its interest under the Loan Agreement or under one or more Notes without Borrower’s prior written consent (not to be unreasonably withheld, conditioned or delayed) unless such assignment or participation is made to an Affiliate of Lender or an Approved Fund with respect to a Lender; provided, further, that (i) except as the Agent and the Borrower may otherwise agree, no Assignee shall hold less than Five Million Dollars ($5,000,000) of the principal amount of the Loans outstanding and (ii) any such assignment of interest in the Loans by any Lender shall be accomplished by Lender providing to Borrower and Agent a duly executed Assignment and Assumption Agreement, in substantially the form of Exhibit F hereto, identifying the Assignee and the amount of the Loan being assigned, together with any existing Note (or a lost note affidavit in customary form) subject to such assignment.. Agent and the Lenders may disclose the Transaction Documents and any other financial or other information relating to Borrower or any Subsidiary to any potential Assignee or Participant, provided that such Assignee or Participant agrees to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information and otherwise conform to the requirements of Section 11.12. The Agent shall maintain at the Agent’s office listed on a register for the recordation of the names and addresses of the Lenders and principal amounts (and stated interest) of the Notes or Loans owing to each Lender pursuant to the terms hereof from time to time, together with any participations granted to any Participant (the “Register”). The Register shall be available for inspection by the Borrower, and a redacted version of the Register showing the entries with respect to any Lender shall be available for inspection by such Lender, at any reasonable time and from time to time upon reasonable prior notice. The entries in the Register shall be conclusive and binding absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect the Obligations in respect of any Note or Loan. The Borrower, the Agent and the Lenders shall treat each Person in whose name any Note or Loan hall be registered as the owner and the Lender thereof for all purposes hereof. Any agreement or instrument pursuant to which a Lender sells a participation shall provide that such Lender shall retain the sole right to enforce this Loan Agreement and to approve any amendment, modification or waiver of any provision of this Loan Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.05 and Section 2.06 (subject to the requirements and limitations therein, including the requirements under Section 2.05(f) (it being understood that the documentation required under Section 2.05(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section 11.14; provided that such Participant (A) agrees to be subject to the provisions of Section 2.08 as if it were an assignee under this Section 11.14; and (B) shall not be entitled to receive any greater payment under Section 2.05 or Section 2.06, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.08 with respect to any Participant.

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Section 11.15.         Counterparts. This Loan Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

Section 11.16.         Further Assurances. Borrower will, and will cause each of the other Loan Parties to, at its own expense and at Agent’s or the Lenders’ request, from time to time do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, transfers and assurances, and all financing and continuation statements and similar notices, reasonably necessary or proper for the perfection of the security interest being herein provided for in the Collateral, whether now owned or hereafter acquired.

Section 11.17.         Entire Agreement. This Loan Agreement and each of the other Transaction Documents, taken together, constitute and contain the entire agreement of the Loan Parties, Agent and the Lenders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

Section 11.18.         USA Patriot Act. The Agent and each Lender subject to the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”) hereby notifies the Loan Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Person who opens an account and/or enters into a business relationship with it, which information includes the name and address of the Loan Parties and other information that will allow the Agent or such Lender to identify such Person in accordance with the Act and any other applicable law. The Loan Parties are hereby advised that any Loans hereunder are subject to satisfactory results of such verification.

Section 11.19.         Rules of Construction. Notwithstanding anything to the contrary contained herein or in any of the Loan Documents, whenever in this Loan Agreement or any of the other Loan Documents the words (i) “judgment”, “discretion” or “determination, or words of similar import are used relating to the judgment, discretion or determination of the Agent, such words shall mean (unless otherwise expressly provided herein) and refer to the judgment, discretion or determination of the Agent, in each case, acting at the direction of the Required Lenders, or (ii) “consent”, “approval”, “satisfaction”, “establishment” or words of similar import are used relating to the consent, approval, satisfaction, establishment of the Agent, such words shall mean and refer to the consent, approval, satisfaction or establishment of the Agent, in each case, acting at the direction of the Required Lenders. Any requirement herein for the delivery to or receipt by an Agent or words of similar import relating to the delivery to or receipt by such Agent of any documents, agreements, deliverables, or any other item shall mean and refer to the delivery to or receipt by such Agent and the Lenders. Any item or action requested by the Agent or words of similar import relating to the request by the Agent of any documents, agreements, deliverables, or any other item or action shall mean and refer to the request by the Agent or the Required Lenders.

Section 11.20.         Termination of Security Interest. Upon the payment in full of all Obligations (other than inchoate indemnity obligations) and the termination of any commitment to make Loans hereunder, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the applicable Loan Party. Upon Agent’s or the Lenders’ written verification to Borrower of receipt of such payment, Agent and Lenders hereby authorize Borrower to file any UCC termination statements necessary to effect such termination and Agent will return any Collateral in its possession to the applicable Loan Party and will execute and deliver to the applicable Loan Party any additional documents or instruments as the applicable Loan Party shall reasonably request to evidence such termination, all at Borrower’s or any other Loan Party’s sole cost and expense.

Section 11.21.         Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

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(b)	the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Loan Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date first written above.

AGENT:

[Signature Page to Loan and Security Agreement]

BORROWER:

GUARANTORS:

[Signature Page to Loan and Security Agreement]

[Signature Page to Loan and Security Agreement]

[Signature Page to Loan and Security Agreement]

LENDERS:

[Signature Page to Loan and Security Agreement]

EXECUTION VERSION

EXHIBITS

to

LOAN AND SECURITY AGREEMENT

by and among

STERLING CONSTRUCTION COMPANY, INC.,
as Borrower,

THE GUARANTORS THAT ARE PARTIES THERETO

THE LENDERS THAT ARE PARTIES THERETO

and

Wilmington Trust, National Association
as the Agent

EXHIBIT A

FORM OF SECURED PROMISSORY NOTE

(Term Loan)

$________________	Dated: ____________, 20__

FOR VALUE RECEIVED, the undersigned, Sterling Construction Company, Inc., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to [_________] (“Lender”) the principal amount of ______________________ Dollars ($__________) or such lesser amount as shall equal the aggregate outstanding principal balance of the Loan made by Lender on the date hereof to Borrower pursuant to the Loan and Security Agreement referred to below (as the same may be amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time, the “Loan Agreement”), plus all other payments arising under Section 2.02 (excluding the portion of the payments representing the principal amounts) of the Loan Agreement with respect to the Loan, on the dates and in the amounts set forth in the Loan Agreement. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Loan Agreement. To the extent that the terms, conditions, or other provisions of this Note modify, supplement, or are inconsistent with the terms of the Loan Agreement, the terms, conditions, and other provisions of the Loan Agreement shall govern.

The Borrower further promises to pay interest at such address as required by the Loan Agreement, from the date hereof on the outstanding principal amount owing hereunder from time to time, at the applicable rate per annum set forth in Section 2.02 of the Loan Agreement. Interest shall be payable in advance as set forth in Section 2.02 of the Loan Agreement. Interest shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed. In no event shall interest hereunder exceed the maximum rate permitted under applicable law.

All payments of principal and interest shall be made in U.S. Dollars in immediately available funds as specified in the Loan Agreement. Amounts remaining unpaid on this Note may be prepaid as provided in the Loan Agreement. Amounts repaid or prepaid hereunder may not be reborrowed. All other payments due under this Note or under the Loan Agreement shall be payable as and when specified in the Loan Agreement.

Upon the occurrence and during the continuance of any Event of Default, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable as provided in the Loan Agreement.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan and Security Agreement, dated as of April 3, 2017, by and among Borrower, the Guarantors party thereto, the Agent and the Lenders party thereto. This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, interest on the Loan, premium, if any, and all other amounts due Agent and Lenders under the Loan Agreement is secured under the Loan Agreement.

This Note is secured by liens on and security interests in certain property of the Borrower and the other Loan Parties that have been granted to the Agent, for itself and the benefit of the other Lenders, pursuant to the Loan Agreement and the other Loan Documents. Reference is hereby made to the Loan Documents for a description of the Collateral securing this Note, the terms and conditions upon which such liens and security interests were granted and the rights of the holder of this Note in respect thereof.

Exhibit A – Form of Secured Promissory Note

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Agent or any Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE. THE BORROWER AND THE LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, CITY OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE IN ACCORDANCE WITH THE TERMS OF SECTION 11.13 OF THE LOAN AGREEMENT.

Exhibit A – Form of Secured Promissory Note

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

STERLING CONSTRUCTION COMPANY, INC.,
a Delaware corporation,

By:

Name:

Title:

Exhibit A – Form of Secured Promissory Note

EXHIBIT B

COLLATERAL DESCRIPTION

All right, title, interest, claims and demands of the Loan Parties in and to the following property, whether now owned or hereafter acquired or arising and wherever located:

1.	All Accounts;

2.	All Books;

3.	All Chattel Paper;

4.	All Commercial Tort Claims, including any Commercial Tort Claims listed on Attachment 1;

5.	All Deposit Accounts and cash, cash equivalents or other assets of such Loan Party that now or hereafter come into the possession, custody, or control of Agent (or its agent or designee) or any Lender;

6.	All Documents;

7.	All Equipment;

8.	All Farm Products;

9.	All Fixtures;

10.	All General Intangibles;

11.	All Goods;

12.	All Instruments and Negotiable Collateral;

13.	All Intellectual Property;

14.	All Inventory;

15.	All Investment Property;

16.	All Letter-of-Credit Rights;

17.	All Pledged Collateral (including all of such Loan Party’s Pledged Operating Agreements and Pledged Partnership Agreements);

18.	All Securities Accounts;

19.	All Supporting Obligations;

20.	To the extent not otherwise included, all proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Fixtures, General Intangibles, Inventory, Investment Property, Intellectual Property, Negotiable Collateral, Pledged Interests, Securities Accounts, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Loan Party or Agent from time to time with respect to any of the Investment Property.

Exhibit B – Collateral Description

All capitalized terms used in this Exhibit B and not otherwise defined herein or in the Loan Agreement, shall have the respective meanings given to such terms in the Uniform Commercial Code of the State of New York as in effect from time to time.

Notwithstanding anything contained in this Loan Agreement to the contrary, the term “Collateral” shall not include: (i) Equity Securities of (y) Road and Highway Builders, LLC, a Nevada limited liability company, or (z) Sterling Hawaii Asphalt, LLC, a Hawaii limited liability company; provided, that if at any time either Road and Highway Builders, LLC and/or Sterling Hawaii Asphalt, LLC becomes, or is required to become, a Required Guarantor Party or the Borrower is otherwise able to cause the Equity Securities in such entity to be pledged, in each case, pursuant to the terms of the Loan Documents, the Equity Securities of such entity shall automatically and immediately be included in the term “Collateral”; or (ii) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Loan Party if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (ii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of clauses (i) and (ii) shall in no way be construed to limit, impair, or otherwise affect any of Agent’s or any Lender’s continuing security interests in and liens upon any rights or interests of any Loan Party in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Equity Securities (including any Accounts or Equity Securities), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Equity Securities); (iii) property subject to Liens permitted by clause (vi) of the definition of Permitted Liens solely to the extent that a grant or perfection of a Lien in favor of Agent on any such property is prohibited by or results in a breach or termination of, or constitutes a default under, the documentation governing such Permitted Liens or the obligations secured by such Liens (other than to the extent that such terms would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction and other than to the extent all necessary consents to creation, attachment and perfection of Agent’s Liens thereon have been obtained) and, in any event, immediately upon the ineffectiveness, lapse or termination of such terms or the obtainment of such consents, such property shall be included in the term Collateral; provided, however, that the term Collateral shall include any and all proceeds of such property (other than to the extent that such proceeds are required to be applied to the obligations they secure); or (iv) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the PTO of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral.

Exhibit B – Collateral Description

Attachment 1

Commercial Tort Claims

None.

Exhibit B – Collateral Description

EXHIBIT C

FORM OF LANDLORD’S LIEN WAIVER, ACCESS AGREEMENT AND CONSENT

THIS LANDLORD’S LIEN WAIVER, ACCESS AGREEMENT AND CONSENT (this “Agreement”) is made and entered into as of [ , ] by and between [_______________________], having an office at [___________________________________] (“Landlord”) and Wilmington Trust, National Association, a national banking association, having an office at 1100 North Market Street, Wilmington, DE 19890, as agent (together with any successors in such capacity, the “Agent”), for the benefit of the lenders (the “Lenders”) under the Loan Agreement described below.

RECITALS:

A.                 Landlord is the record title holder and owner of the real property described in Exhibit A attached hereto (the “Real Property”).

B.                 Landlord has leased all or a portion of the Real Property (the “Leased Premises”) to [________________] (“Lessee”) pursuant to a certain lease agreement or agreements described in Exhibit B attached hereto (collectively, and as amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”).

C.                 Lessee, Agent, and the Lenders have entered into that certain Loan and Security Agreement, dated as of April 3, 2017 (as the same may be amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time, the “Loan Agreement”), and certain related loan documents (as such related loan documents may be amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time, together with the Loan Agreement, collectively, the “Loan Documents”), which provide for, among other things, the making of certain loans and other extensions of credit to Lessee by the Lenders.

D.                 As security for the payment and performance of Lessee’s obligations under the Loan Agreement and the other Loan Documents, Agent (for its benefit and the benefit of the Lenders) has or will acquire a security interest in and lien upon all of Lessee’s personal property, including without limitation, all inventory, accounts, goods, equipment, farm products and fixtures (together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing, collectively, the “Collateral”).

E.                  Agent has requested, pursuant to its rights under the Loan Agreement, that Landlord execute this Agreement.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby represents, warrants and agrees in favor of Agent, as follows:

1.                  Landlord hereby waives and releases unto Agent (i) any contractual landlord’s lien and any other landlord’s lien which it may be entitled to at law or in equity against any Collateral, (ii) any and all rights granted by or under any present or future laws to levy or distrain for rent or any other charges which may be due to the Landlord against the Collateral and (iii) any and all claims, liens and demands of every kind which it has or may hereafter have against the Collateral (including, without limitation, any right to include the Collateral in any secured financing Landlord may become party to). Landlord acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Real Property.

Exhibit C – Form of Landlord Waiver

2.                  Landlord certifies that (i) Landlord is the landlord under the Lease described in Exhibit B attached hereto, (ii) the Lease is in full force and effect and has not been amended, restated, supplemented, extended, renewed or otherwise modified except as set forth in Exhibit B hereto, (iii) there is no defense, offset, claim or counterclaim by or in favor of Landlord against Lessee under the Lease or against the obligations of Landlord under the Lease and (iv) no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of any occurrence of any other default under or in connection with the Lease.

3.                  Landlord agrees that Agent has the right to remove the Collateral from the Leased Premises at any time prior to the occurrence of a default under the Lease and, after the occurrence of such a default, during the Standstill Period (as hereinafter defined) provided that Agent shall repair any damage arising from such removal. Landlord further agrees that, during the foregoing periods, Landlord will not (i) remove any of the Collateral from the Leased Premises or (ii) hinder Agent’s actions in removing Collateral from the Leased Premises or Agent’s actions in otherwise enforcing its security interest in the Collateral. Agent shall not be liable for any diminution in value of the Leased Premises caused by the absence of Collateral actually removed or by the need to replace the Collateral after such removal. Landlord acknowledges that Agent shall have no obligation to remove the Collateral from the Leased Premises.

4.                  Landlord acknowledges and agrees that Lessee’s granting of a security interest in the Collateral in favor of Agent (for its benefit and the benefit of the Lenders) shall not constitute a default under the Lease nor permit Landlord to terminate the Lease or re-enter or repossess the Leased Premises or otherwise be the basis for the exercise of any remedy by Landlord, and Landlord hereby expressly consents to the granting of such security interest.

5.                  Notwithstanding anything to the contrary contained in this Agreement or the Lease, in the event of a default by Lessee under the Lease, Landlord agrees that (i) it shall provide to Agent at the address set forth in the introductory paragraph hereof a copy of any notice of default delivered to Lessee under the Lease and (ii) it shall not exercise any of its remedies against Lessee provided in favor of Landlord under the Lease or at law or in equity until, in the case of a monetary default, the date which is 30 days after the date Landlord delivers written notice of such monetary default to Agent, and in the case of a non-monetary default, the date which is 45 days after the date Landlord delivers written notice of such non-monetary default to Agent (such 30-day period for monetary defaults and such 45-day period for non-monetary defaults, as applicable, being referred to as the “Standstill Period”), provided, however, if such non-monetary default by its nature cannot reasonably be cured by Agent within such 45-day period, Agent shall have such additional period of time as may be reasonably necessary to cure such non-monetary default, so long as Lessee commences such curative measures within such 45-day period and thereafter proceeds diligently to complete such curative measures. In the event that any such non-monetary default by its nature cannot reasonably be cured by Agent, Landlord shall, provided Agent has theretofore cured all monetary defaults (if any), upon the request of Agent enter into a new lease with Agent (or its nominee) on the same terms and conditions as the Lease. Agent shall have the right, but not the obligation, during the Standstill Period, to cure any such default and Landlord shall accept any such cure by Agent or Lessee. If, during the Standstill Period, Agent or Lessee or any other person or entity cures any such default, then Landlord shall rescind the notice of default.

6.                  In the event of a termination, disaffirmance or rejection of the Lease for any reason, including, without limitation, pursuant to any laws (including any bankruptcy or other insolvency laws) by Lessee or the termination of the Lease for any reason by Landlord, Landlord will give Agent the right, within sixty (60) days of such event, to enter upon the Leased Premises during such sixty (60) day period for the purpose of removing the Collateral therefrom.

Exhibit C – Form of Landlord Waiver

7.                  Notwithstanding any provision to the contrary contained in the Lease, any acquisition of Lessee’s interest by Agent, its nominee, shall not create a default under, or require Landlord’s consent under, the Lease.

8.                  The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Landlord (including, without limitation, any successor owner of the Real Property) and Agent. Landlord will disclose the terms and conditions of this Agreement to any purchaser or successor to Landlord’s interest in the Leased Premises. Notwithstanding that the provisions of this Agreement are self-executing, Landlord agrees, upon request by Agent, to execute and deliver a written acknowledgment confirming the provisions of this Agreement in form and substance satisfactory to Agent.

9.                  All notices to any party hereto under this Agreement shall be in writing and sent to such party at its respective address set forth above (or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9) by certified mail, postage prepaid, return receipt requested or by overnight delivery service.

10.              Within fifteen (15) days after written request therefor from Agent, but no more frequently than once per any twelve (12) month period Landlord shall deliver to Agent (and any other party identified by Agent) an estoppel certificate signed by Landlord in form reasonably designated by Agent that certifies as to: (a) the rent payable under the Lease; (b) the term of the Lease and the rights of Tenant, if any, to extend the term of the Lease; (c) the nature of any defaults by Tenant alleged by Landlord; and (d) any other matters reasonably requested by Agent.

11.              This Agreement may not be changed or terminated orally.

12.              No action by Agent or its agents, representatives and/or employees pursuant to this Agreement shall be deemed to be an assumption by Agent of the Lease and, except as expressly provided herein, Agent shall not have any obligations to Landlord.

13.              Agent may, without in any way affecting or limiting this Agreement, and without notice to Landlord, amend, restate (in whole or in part), amend and restate, supplement, refinance or otherwise modify the Loan Documents.

14.              The provisions of this Agreement shall continue in effect until Landlord shall have received Agent’s written certification that all of Lessee’s obligations under the Loan Agreement and the other Loan Documents have been satisfied.

15.              This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State in which the Leased Premises are located, without regard to conflicts of laws principles.

16.              Landlord agrees to execute, acknowledge and deliver such further instruments as Agent may request to allow for the proper recording of this Agreement (including, without limitation, a revised landlord’s waiver in form and substance sufficient for recording) or to otherwise accomplish the purposes of this Agreement.

Exhibit C – Form of Landlord Waiver

17.              Landlord agrees that, so long as Lessee’s obligations under the Loan Agreement remain outstanding and Agent retains an interest in the Collateral, no modification, alteration or amendment shall be made to the Lease without the prior written consent of Agent if such modification, alteration or amendment could have a material adverse effect on the value or use of the Leased Premises or Lessee’s obligations or rights under the Lease.

18.              This Agreement may be executed in several counterparts, each of which shall be deemed an original, but together the counterparts shall constitute one and the same document.

19.              In the event of any conflicts between the terms and provisions of this Agreement and the terms and provisions of the Lease, the terms and provisions of this Agreement shall control. The foregoing notwithstanding, however, nothing contained herein shall be deemed to amend or modify the terms of the Lease as between Landlord and Tenant.

20.              THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

[Signature Page Follows.]

Exhibit C – Form of Landlord Waiver

IN WITNESS WHEREOF, Landlord and Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

LANDLORD:

[Landlord]

By:
Name:
Title:

AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

Exhibit C – Form of Landlord Waiver

Exhibit A

Description of Real Property

Exhibit C – Form of Landlord Waiver

Schedule B

Description of Leases

Lessor	Lessee	Dated	Modification	Location/ Property Address

Exhibit C – Form of Landlord Waiver

EXHIBIT D

FORM OF SOLVENCY CERTIFICATE

April 3, 2017

This Solvency Certificate is being executed and delivered pursuant to Section 4.01(a)(xviii) of that certain Loan and Security Agreement, dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time, the “Loan Agreement”) by and among Wilmington Trust, National Association, a national banking association, as agent (the “Agent”), the lenders party thereto from time to time (the “Lenders”), Sterling Construction Company, Inc., a Delaware corporation (the “Borrower”) and the guarantors party thereto from time to time (the “Guarantors” and together with the Borrower as the “Loan Parties”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms as set forth in the Loan Agreement.

The undersigned, as the [Chief Financial Officer] of the Borrower, in such capacity and not in any individual capacity, does hereby certify to the Agent on behalf of the Borrower that:

a)	I am the [Chief Financial Officer] of the Borrower, I am generally familiar with the businesses and assets of the Loan Parties and their Subsidiaries, I have made such other investigations and inquiries as I have deemed appropriate and I am duly authorized to execute this Solvency Certificate on behalf of the Loan Parties and their Subsidiaries pursuant to the Loan Agreement. The financial information, projections and assumptions that underlie and form the basis for the certifications made in this Solvency Certificate were made in good faith and were based on assumptions which provide a reasonable basis for the projections contained therein and reflect Borrower’s judgment based on present circumstances of the most likely set of conditions and course of action for the projected period (it being recognized by the Agent and the Lenders that projections are subject to uncertainties and contingencies many of which are beyond Borrower’s control and that no assurance can be given that such projections will be realized and that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections and such variances may be material).

b)	Based upon the review and examination described in paragraph (a) above, as of the date hereof, after giving effect to the consummation of the Transactions on the Closing Date, including the making of the Loans under the Loan Agreement on the date hereof, and after giving effect to the application of proceeds of such Loans, the Loan Parties and their respective Subsidiaries, taken as a whole, are Solvent.

[Signature Page Follows]

Exhibit D – Form of Solvency Certificate

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

STERLING CONSTRUCTION COMPANY, INC.,
a Delaware corporation,

By:

Name:

Title:

Exhibit D – Form of Solvency Certificate

EXHIBIT E

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT1

THIS [COPYRIGHT][PATENT][TRADEMARK] SECURITY AGREEMENT, dated as of [●] (this “Security Agreement”), is made by Sterling Construction Company, Inc., a Delaware Corporation (the “Grantor”), in favor of Wilmington Trust, National Association, as agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) for the Lenders (as defined in the Loan and Security Agreement referred to below).

WHEREAS, the Grantor, the Guarantors (as defined in the Loan and Security Agreement referred to below), the Lenders and the Agent have entered into that certain Loan and Security Agreement, dated as of April 3, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), in favor of the Agent for the benefit of the Lenders; and

WHEREAS, the Loan and Security Agreement requires the Grantor to execute and deliver this Security Agreement;

NOW, THEREFORE, in consideration of the premises and in order to ensure compliance with the Loan and Security Agreement, the Grantor hereby agrees as follows:

Section 1 Defined Terms. Capitalized terms used herein without definition are used as defined in the Loan and Security Agreement.

Section 2 Grant of Security Interest in [Copyright][Patent][Trademark] Collateral. The Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of the Grantor, hereby pledges and grants to the Agent for the benefit of the Lenders, and grants to the Agent for the benefit of the Lenders, a security interest in, all of its right, title and interest in, to and under the following Collateral now owned or at any time hereinafter acquired by Grantor, or in which Grantor now has or at any time in the future may acquire any right, title and interest in, to and under (the “[Copyright][Patent][Trademark] Collateral”):

[(i)       all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret,, including, without limitation, those copyright applications and copyright registrations referred to on Schedule I hereto;

(ii)       all renewals, reversions and extensions of the foregoing; and

(iii)       all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

[(i)       all of all patents, patent applications and like protections, including, without limitation, those patents and patent applications referred to on Schedule I hereto;

_______________

[1]	Note to Draft: References to the Loan and Security Agreement to be removed in jurisdictions where reference thereto would require such agreements to be filed with the applicable intellectual property office.

Exhibit E – Form of Intellectual Property Security Agreement

(ii)       all improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the foregoing; and

(iii)       all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

[(i)       all trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, including, without limitation, those registered trademarks and applications to register trademarks referred to on Schedule I hereto;

(ii)       all renewals and extensions of the foregoing;

(iii)       all goodwill connected with and symbolized by the foregoing; and

(iv)       all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.

provided, however, that the foregoing grant of security interest will not cover any United States intent-to-use trademark application to the extent that, and solely during the period in which, the grant, attachment, or enforcement of a security interest therein would impair the validity, registrability, or enforceability of such intent-to-use trademark application under applicable federal law or any trademark registration that issues therefrom.]

Section 3      Loan and Security Agreement. The security interest granted pursuant to this Security Agreement is granted in conjunction with the security interest granted to the Agent pursuant to the Loan and Security Agreement, and the Grantor hereby acknowledges and agrees that the rights and remedies of the Agent with respect to the security interest in the [Copyright][Patent][Trademark] Collateral made and granted hereby are more fully set forth in the Loan and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Security Agreement and the Loan and Security Agreement, the terms of the Loan and Security Agreement shall govern.

Section 4     Counterparts. This Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 5     Governing Law. This Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Remainder of page intentionally left blank]

Exhibit E – Form of Intellectual Property Security Agreement

IN WITNESS WHEREOF, the Grantor has caused this [Copyright][Patent][Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTOR:

[STERLING CONSTRUCTION COMPANY, INC.]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof:

AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:
Name:
Title:

Exhibit E – Form of Intellectual Property Security Agreement

SCHEDULE I

[Copyrights][Patents][Trademarks]

1.      I.     REGISTERED [COPYRIGHTS][PATENTS][TRADEMARKS]

[Include registration number and date]

2.      II.     [COPYRIGHT][PATENT][TRADEMARK] APPLICATIONS

[Include application number and date]

Exhibit E – Form of Intellectual Property Security Agreement

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) is dated as of [_______ ___, 20__] and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.][2] Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as the same may be amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption Agreement as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, date hereof (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption Agreement, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

_______________

[2]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit F – Form of Assignment and Assumption Agreement

3.	Borrower:	Sterling Construction Company, Inc., a Delaware corporation (“Borrower”)

4.	Agent:	Wilmington Trust, National Association, as the agent under the Loan Agreement (the “Agent”)

5.	Loan Agreement:	The Loan and Security Agreement dated as of April 3, 2017, by and among Borrower, the guarantors party thereto from time to time, Agent and each lender party thereto from time to time (the “Lenders”).

6.

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Loans for all Lenders	Amount of Loans Assigned	Percentage Assigned of Loans	CUSIP Number

[7.	Trade Date:	____________________][3]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

 _______________

[3]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit F – Form of Assignment and Assumption Agreement

The terms set forth in this Assignment and Assumption Agreement are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Name:
Title:

Accepted:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Agent

By
Name:
Title:

Exhibit F – Form of Assignment and Assumption Agreement

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION AGREEMENT

1.       Representations and Warranties.

1.1       Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.       Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all the requirements to be an assignee under the Loan Agreement (subject to such consents, if any, as may be required under the Loan Agreement), (iii) from and after the Closing Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption Agreement and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption Agreement is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.       Payments. From and after the date hereof, the Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the date hereof and to [the][the relevant] Assignee for amounts which have accrued from and after the date hereof.

Exhibit F – Form of Assignment and Assumption Agreement

3.       General Provisions. This Assignment and Assumption Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption Agreement by telecopy or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption Agreement. This Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

[Remainder of page intentionally left blank]

Exhibit F – Form of Assignment and Assumption Agreement

EXHIBIT G

FORM OF NOTICE OF BORROWING

Date: _________ __, 201_

Wilmington Trust, National Association
as Agent for the Lenders referred to below
Attn: Jennifer Anderson
Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Re:	Sterling Construction Company, Inc. (the “Borrower”)

Ladies and Gentlemen:

Reference is made to that certain Loan and Security Agreement, dated as of April 3, 2017 (as the same may be amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time, the “Loan Agreement”) by and among Wilmington Trust, National Association, a national banking association, as agent (the “Agent”), the lenders party thereto from time to time (the “Lenders”), the Borrower and the guarantors party thereto from time to time (the “Guarantors” and together with the Borrower as the “Loan Parties”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms as set forth in the Loan Agreement.

Borrower hereby gives you notice pursuant to Section 2.03(c) [and Section 4.01(a)(v)] of the Loan Agreement that it requests the Lenders to make a Loan under the Loan Agreement, and that in connection therewith sets forth below the terms on which such Loan is requested to be made:

The undersigned hereby requests a borrowing of Loans:

1.	On [date] (a Business Day).

2.	In the amount of $[amount].

3.	The Interest Period will be [one / two / three / six] months.

4.	Borrower hereby irrevocably authorizes and directs the Agent to disburse the proceeds of the Loan as set forth in the funds flow attached hereto as Exhibit A. For the avoidance of doubt, Borrower hereby authorizes the payment of amounts under the Fee Letter and the reimbursement of the Agent’s and Lenders’ expenses, in each case as required to be paid on the Closing Date and in accordance with Exhibit A hereto.

Borrower hereby represents and warrants on the date of the proposed Borrowing that each of the conditions specified in Section 4.01(b) of the Loan Agreement is, or will be, satisfied as of the date of the proposed borrowing of the Loan (specified above) (both immediately before and immediately after giving effect to such borrowing).

[Signature Page Follows]

Exhibit G – Form of Notice of Borrowing

STERLING CONSTRUCTION COMPANY, INC.
as Borrower

By:
Name:
Title:

Exhibit G – Form of Notice of Borrowing

Exhibit A

FUNDS FLOW

[Attached]

Exhibit G – Form of Notice of Borrowing

EXHIBIT H

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”), dated as of ____________ 20___, is made by each of the parties listed on the signature pages hereto as a “New Loan Party” (each, a “New Loan Party” and collectively, the “New Loan Parties”) in favor of Wilmington Trust, National Association, as agent (“Agent”) for the Lenders under the below-referenced Loan Agreement.

Reference is made to the certain Loan and Security Agreement, dated as of April 3, 2017 (as the same may be amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time, the “Loan Agreement”) by and among Agent, the lenders party thereto from time to time (the “Lenders”), Sterling Construction Company, Inc., a Delaware corporation (the “Borrower”) and the guarantors party thereto from time to time (the “Guarantors” and together with the Borrower as the “Loan Parties”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms as set forth in the Loan Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower and Guarantors have entered into the Loan Agreement in order to induce the Lenders to make the Loans; and

WHEREAS, pursuant to Section 6.10 of the Loan Agreement, subject to certain limitations and exceptions set forth therein, each of the undersigned New Loan Parties is required to become a Guarantor under the Loan Documents by executing a Joinder Agreement.

NOW, THEREFORE, the Agent and the New Loan Party hereby agree as follows:

1.                  Joinder as Guarantor. In accordance with Section 6.10 of the Loan Agreement, the New Loan Party by its signature below becomes a Guarantor under the Loan Agreement and the Guaranty with the same force and effect as if originally named therein as a Guarantor. Each New Loan Party (a) hereby jointly and severally guarantees, as a primary obligor and not as a surety to the Agent and each Lender and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the Guaranteed Obligations (as defined in the Guaranty), but in any event subject to the same terms, provisions and limitations set forth in the Guaranty and (b) unconditionally grants, assigns, and pledges to Agent, for the benefit of the Lender, to secure the Obligations, a continuing security interest in and to all of such New Loan Party’s right, title and interest in and to the Collateral. The New Loan Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the applicable Loan Documents, including, without limitation (a) all of the applicable representations and warranties set forth in Article V of the Loan Agreement, (b) all of the applicable representations and warranties set forth in Section 6 of the Guaranty, (c) all of the affirmative and negative covenants set forth in Articles VI and VII of the Loan Agreement and (d) all of the affirmative and negative covenants set forth in Section 7 of the Guaranty. Each reference to a Guarantor in the Loan Documents shall be deemed to include the New Loan Party.

2.                  Representations and Warranties. Upon updating Schedule 9 to the Loan Agreement and updating the Perfection Certificate, in each case, as contemplated by Section 3 below, the New Loan Party represents and warrants that each of the representations and warranties set forth in the Loan Agreement and each other Loan Document and applicable to the undersigned is true and correct in all material respects both before and after giving effect to this Joinder Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

Exhibit H – Form of Joinder

3.                  Schedules and Perfection Certificate. Attached hereto as Exhibit A is an updated Schedule 9 to the Loan Agreement and an updated Perfection Certificate, in each case, covering the New Loan Party and its assets, all in form, content and scope reasonably satisfactory to Agent and the Lenders.

4.                  Filing Authorization. Each New Loan Party authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Each New Loan Party also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction in connection with the Loan Documents.

5.                  Further Assurances. The New Loan Party agrees that at any time and from time to time, upon the written request of the Agent and the Lenders, it will execute and deliver such further documents and do such further acts as the Agent or the Lenders may reasonably request in accordance with the terms and conditions of the Loan Documents in order to effect the purposes of this Joinder Agreement.

6.                  Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.                  Counterparts. This Joinder is a Loan Document. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

8.                  No Waiver. Except as expressly supplemented hereby, the Loan Documents shall remain in full force and effect.

9.                  Notices. All notices, requests and demands to or upon the New Loan Party, the Agent or any Lender shall be governed by the terms of Section 11.06 of the Loan Agreement.

10.              Choice of Law and Venue; Jury Trial Waiver. THIS JOINDER AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND WAIVERS SET FORTH IN SECTION 11.13 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

Exhibit H – Form of Joinder

11.              GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH NEW LOAN PARTY AND THE AGENT HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK; provided that nothing in this JOINDER AGREEMENT shall be deemed to operate to preclude Agent or NEW LOAN PARTY from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent or such NEW LOAN PARTY.

[Signature Pages Follow]

Exhibit H – Form of Joinder

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

[Name of New Loan Party]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Agent

By:
Name:
Title:

Exhibit H – Form of Joinder

Exhibit A

Revised Schedule 9 and Perfection Certificate

Exhibit H – Form of Joinder

EXHIBIT I

RESERVED

Exhibit I – Reserved

EXHIBIT J

RESERVED

Exhibit J – Reserved

EXHIBIT K

FORM OF COMPLIANCE CERTIFICATE

Dated as of ______ __, 20__

The undersigned Chief Financial Officer of Sterling Construction Company, Inc., a Delaware corporation, (the “Borrower”), delivers this Certificate (this “Certificate”) pursuant to that certain Loan and Security Agreement dated as of April 3, 2017, by and among Wilmington Trust, National Association, a national banking association, as agent (the “Agent”), the lenders party thereto from time to time (the “Lenders”), the Borrower and the guarantors party thereto from time to time (the “Guarantors” and together with the Borrower as the “Loan Parties”) (as the same may be amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time, the “Loan Agreement”). The undersigned hereby certifies to the Agent and the Lenders, as of the date first written above, as follows:

1.       I am the duly elected Chief Financial Officer of the Borrower.

2.       I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of the Borrower, the Guarantors and their Subsidiaries, during the immediately preceding fiscal [quarter] [year].

3.       The review described in Section 2 above did not disclose the existence during or at the end of such fiscal [quarter] [year], and I have no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower or Guarantor has taken, is taking, or proposes to take with respect to such condition or event.

4.       I further certify that, based on the review described in Section 2 above, none of the Borrower or any Guarantor has at any time during or at the end of such fiscal [quarter] [year], except as specifically described on Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following:

(a)       Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Loan Documents.

(b)       Changed the location of its chief executive office, changed its jurisdiction of incorporation or organization, changed its type of organization or organization structure or changed the location of or disposed of any of its properties or assets (other than pursuant to the sale of inventory in the ordinary course of its business or as otherwise permitted by Section 7.02 of the Loan Agreement), or, except as previously disclosed in writing to Agent and the Lenders, established any new asset locations.

(c)       Permitted or suffered to exist any security interest in or liens on any of its properties, whether real or personal, other than as specifically permitted in the Loan Documents.

Exhibit K – Form of Compliance Certificate

5.       Attached hereto as Schedule III are the amounts and calculations setting forth, as of the end of the immediately preceding fiscal quarter, whether Borrowers and Guarantors are in compliance with the financial covenants set forth in Section 6.18 of the Loan Agreement for such fiscal quarter.

7.       Attached hereto as Schedule IV are any updates to the Perfection Certificate to make the Perfection Certificate most recently delivered to the Agent and the Lenders be true, correct and complete as of the date hereof.

8.       Except as set forth on Schedule V attached hereto, the representations and warranties of Borrower and its Subsidiaries set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date.

Capitalized terms used herein without definition have the meanings assigned to them in the Loan Agreement.

Exhibit K – Form of Compliance Certificate

EXECUTED AND DELIVERED as of ______________ ___, 201_.

STERLING CONSTRUCTION COMPANY, INC.,
a Delaware corporation,

By:
Name:
Title:

Exhibit K – Form of Compliance Certificate

[SCHEDULE I

Defaults and Events of Default]

Exhibit K – Form of Compliance Certificate

[SCHEDULE II

Fundamental Changes]

Exhibit K – Form of Compliance Certificate

SCHEDULE III

Financial Covenant Calculations
as of ______________

(Section 6.18 of the Loan Agreement)

1.	Total Secured Leverage Ratio

	a. Actual:	Total Secured Leverage Ratio[1]	$

	b. Required[2]:	At least

	c. Compliance:	yes/no

2.	Cash Collateral Liquidity

	a. Actual:		$

	b. Required:[3]	At least	$

	c. Compliance:	yes/no

_______________

[1]	Please show Total Secured Leverage Ratio calculations on Exhibit A hereto.

[2]	Minimum Total Secured Leverage Ratio for each period set forth below measured as of the last day of the applicable period, must exceed the ratio set forth opposite such period:

Period Ending	Total Secured Leverage Ratio
June 30, 2017	3.10:1.00
September 30, 2017	2.70:1.00
December 31, 2017	2.45:1.00
March 31, 2018	2.35:1.00
June 30, 2018	2.20:1.00
September 30, 2018	2.00:1.00
December 31, 2018	2.00:1.00
March 31, 2019	2.00:1.00
June 30, 2019	1.90:1.00
September 30, 2019 and each quarter thereafter	1.80:1.00

[3]	Minimum Cash Collateral Liquidity, of at least the amount set forth opposite such period:

Exhibit K – Form of Compliance Certificate

3.	Contract Backlog

	a. Actual:		$

	b. Required:[4]	At least	$

	c. Compliance:	yes/no

4.	Consolidated Capital Expenditure

	a. Actual:		$

	b. Required:[5]	Maximum	$15,000,000

	c. Compliance:	yes/no

Period Ending	Minimum Liquidity
Commencing on June 30, 2017 and continuing through September 30, 2017	$10,000,000
Commencing on October 1, 2017 and continuing through April 3, 2018	$15,000,000
Commencing on April 4, 2018 and continuing thereafter:
If (A) the Secured Intercompany Note is repaid in full and no longer in force and effect, (B) the Liens on the Excluded Property securing such Secured Intercompany Note are released in their entirety and (C) such Excluded Property becomes and is deemed a part of the Collateral (the “Conditions”)	$15,000,000
If the Conditions (as defined in the row immediately above) have not been satisfied	$18,000,000

[4]	Maintain Contract Backlog at a minimum amount equal to or greater than the corresponding level set forth opposite such period:

Period Ending	Contract Backlog
June 30, 2017	$60,000,000
September 30, 2017	$60,000,000
December 31, 2017	$60,000,000
March 31, 2018	$65,000,000
June 30, 2018	$65,000,000
September 30, 2018	$65,000,000
December 31, 2018	$65,000,000
March 31, 2019 and each fiscal quarter thereafter	$70,000,000

[5]	Borrower, the Guarantors and their respective Subsidiaries shall not make or incur, in each consecutive four-fiscal quarter period, Consolidated Capital Expenditure, after deducting Net Cash Proceeds received from the Transfer of any used equipment, in excess of $15,000,000 in the aggregate.

Exhibit K – Form of Compliance Certificate

5.	Bonding Capacity

	a. Actual:		$

	b. Required:	At least	$1,000,000,000

	c. Compliance:	yes/no

6.	Tealstone Residential - Consolidated EBITDA

	a. Actual:		$

	b. Required:[6]	At least	$12,000,000

	c. Compliance:	yes/no

_______________

[6]	Commencing with the fiscal quarter ending June 30, 2017, maintain, as of the last day of any fiscal quarter for any four-fiscal quarter period, Consolidated EBITDA in an amount of not less than $12,000,000.

Exhibit K – Form of Compliance Certificate

Exhibit A

Total Secured Leverage Ratio Calculations

Total Secured Leverage Ratio = T1 / T2:

T1	Consolidated Secured Indebtedness[7] as of the last day of the fiscal quarter	$_________

T2	Consolidated EBITDA for the four-fiscal quarter period ending on such date (from Line D1 below)	$_________

Consolidated EBITDA:8

A1	Consolidated Net Income which means, for any period, the consolidated net income (or loss) of the Loan Parties and their respective Subsidiaries, determined on a consolidated basis in accordance with GAAP, which shall be set forth in the Borrower’s publicly filed financial statements as the “Net Income” or “Net Loss” line item; provided that there shall be excluded, without duplication, the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with any Loan Party or any of their respective Subsidiaries	$_________ Consolidated Net Income

B1	Consolidated Interest Expense which means, for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Loan Parties and their respective Subsidiaries for such period with respect to all outstanding Indebtedness of the Loan Parties and their respective Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under swap agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP)	$_________

B2	provisions for Taxes based on income	$_________

B3	non-cash expenses resulting from write-downs of assets (other than inventory, accounts receivable or other current assets) and the impairment of goodwill	$_________

B4	non-cash non-recurring losses (including losses on asset sales and extinguishment of debt)	$_________

_______________

[7]	The aggregate amount of Indebtedness of the Loan Parties and their respective Subsidiaries that, as of such date, is secured by a Lien on any asset or property of the Loan Parties or any of their respective Subsidiaries.

[8]	For the purposes of calculating Consolidated EBITDA in connection with determining the Total Secured Leverage Ratio or for the calculation of Consolidated EBITDA pursuant to Section 6.17(f) of the Loan Agreement, in each case, for any measurement period, if at any time during such measurement period Borrower or any of its Subsidiaries shall have made a Closing Date Acquisition or Permitted Acquisition, Consolidated EBITDA for such measurement period shall be calculated after giving pro forma effect thereto (as if any such Closing Date Acquisition or Permitted Acquisition occurred on the first day of such measurement period).

Exhibit K – Form of Compliance Certificate

B5	total depreciation expense	$_________

B6	total amortization expense	$_________

B7	non-cash stock-based compensation expense	$_________

B8	to the extent less than Twelve Million Dollars ($12,000,000) is received from the NTTA Matter, an amount equal to the difference between Twelve Million Dollars ($12,000,000) and such amount so received; provided that, such add-back pursuant to this Line B8 shall be taken in the fiscal quarter in which such amount is received by the Borrower	$_________

B9	one-time non-recurring costs and expenses incurred in connection with the Transactions in an amount not to exceed Six Million Dollars ($6,000,000) to the extent disclosed to Agent and the Lenders in a sources of uses or funds flow on or prior to the Closing Date	$_________

B10	The sum, without duplication, of the amounts for such period, but solely to the extent decreasing Consolidated Net Income for such period, of Line B1 through Line B9	$_________

C1	non-cash non-recurring gains (including gains on asset sales and extinguishment of debt)	$_________

C2	interest income	$_________

C3	any benefit, including income tax credits and refunds, from income taxes (including franchise, gross receipts and single business taxes imposed in lieu of income taxes)	$_________

C4	to the extent more than Twelve Million Dollars ($12,000,000) is received from the NTTA Matter, an amount equal to the difference between Twelve Million Dollars ($12,000,000) and such amount so received; provided that, such deduction pursuant to this Line C4 shall be taken in the fiscal quarter in which such amount is received by the Borrower	$_________

C5	any amount shown on the consolidated statement of cash flows of Borrower on the line item “distributions to non-controlling interest owners”	$_________

C6	The sum, without duplication, of the amounts for such period, but solely to the extent increasing Consolidated Net Income for such period, of Line C1 through Line C5	$_________

D1	Line A1 plus Line B10 minus Line C6	$_________ Consolidated EBITDA

Exhibit K – Form of Compliance Certificate

[SCHEDULE IV

Perfection Certificate]

Exhibit K – Form of Compliance Certificate

[SCHEDULE V

Representations and Warranties]

Exhibit K – Form of Compliance Certificate

EXHIBIT L-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of April 3, 2017 (as the same may be amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time, the “Loan Agreement”), by and among Sterling Construction Company, Inc., a Delaware corporation (“Borrower”), the guarantors party thereto from time to time, Wilmington Trust, National Association, a national banking association, as agent, and each lender party thereto from time to time.

Pursuant to the provisions of Section 2.05(f)(iii)(C) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the IRC, (iii) it is not a ten-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable (or an applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	_____________ __, 20[ ]

Exhibit L-1 – Form of U.S. Tax Compliance Certificate

EXHIBIT L-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of April 3, 2017 (as the same may be amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time, the “Loan Agreement”), by and among Sterling Construction Company, Inc., a Delaware corporation (“Borrower”), the guarantors party thereto from time to time, Wilmington Trust, National Association, a national banking association, as agent, and each lender party thereto from time to time.

Pursuant to the provisions of Section 2.05(f)(iii)(D) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the IRC, (iii) it is not a ten-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable (or an applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	_____________ __, 20[ ]

Exhibit L-2 – Form of U.S. Tax Compliance Certificate

EXHIBIT L-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of April 3, 2017 (as the same may be amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time, the “Loan Agreement”), by and among Sterling Construction Company, Inc., a Delaware corporation (“Borrower”), the guarantors party thereto from time to time, Wilmington Trust, National Association, a national banking association, as agent, and each lender party thereto from time to time.

Pursuant to the provisions of Section 2.05(f)(iii)(D) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the IRC, (iv) none of its direct or indirect partners/members is a ten-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable (or an applicable successor form), or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable (or an applicable successor form), from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	_____________ __, 20[ ]

Exhibit L-3 – Form of U.S. Tax Compliance Certificate

EXHIBIT L-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of April 3, 2017 (as the same may be amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time, the “Loan Agreement”), by and among Sterling Construction Company, Inc., a Delaware corporation (“Borrower”), the guarantors party thereto from time to time, Wilmington Trust, National Association, a national banking association, as agent, and each lender party thereto from time to time.

Pursuant to the provisions of Section 2.05(f)(iii)(D) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the IRC, (iv) none of its direct or indirect partners/members is a ten-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable (or an applicable successor form), or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable (or an applicable successor form), from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	_____________ __, 20[ ]

Exhibit L-4 – Form of U.S. Tax Compliance Certificate

EXHIBIT M

FORM OF MORTGAGE

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

When recorded, return to:

STATE OF TEXAS	§
§ KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§
§

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS,

AND FINANCING STATEMENT

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FINANCING STATEMENT (“Deed of Trust”), is effective as of [ ], 20[__], by [______________], a [__________] (“Grantor”), whose address for notice hereunder is [1800 Hughes Landing Blvd., Suite 250, The Woodlands, TX 77380], and conveyed to [___________], as trustee (“Trustee”) , whose address is [ ], for the benefit of WILMINGTON TRUST, NATIONAL ASSOCIATION, as Agent under the Loan Agreement (as defined below) (the “Beneficiary”), whose address is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

RECITALS:

WHEREAS, pursuant to that certain Loan and Security Agreement, dated as of April 3, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Grantor, the guarantors party thereto, the Beneficiary and the Lenders, the Lenders have provided to the Borrower a term loan credit facility in an aggregate principal amount not to exceed $85,000,000.00;

WHEREAS, it is a condition to the Lenders’ obligation to make and maintain such extension of credit that Grantor execute and deliver this Deed of Trust to the Trustee; and

WHEREAS, this Deed of Trust is given by the Grantor to the Trustee for the benefit of the Beneficiary to secure the payment and performance of all of the Obligations.

Exhibit M – Form of Mortgage

AGREEMENT:

Article 1.

Definitions

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Loan Agreement. As used herein, the following terms shall have the following meanings:

(a)                “Beneficiary” shall have the meaning assigned to such term in the Preamble hereof.

(b)               “Buildings” shall mean any and all buildings, structures and other improvements, and any appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land, Collateral, or any part thereof.

(c)                “Collateral” shall have the meaning ascribed to such term in Section 2.1.

(d)               “Event of Default” shall have the meaning ascribed to such term in the Loan Agreement.

(e)                “Fixtures” shall mean all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the Land, Buildings or any other improvement used in connection with the use and enjoyment of the Land, Buildings or any other improvement or the maintenance or preservation thereof, which by the nature of their location thereon or attachment thereto are real property or fixtures under the UCC or any other applicable laws, including, without limitation, all HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, power, waste removal, elevators, maintenance or other systems or equipment, utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and other items of every kind and description now or hereafter attached to or located on the Land.

(f)                “Governmental Authority” shall have the meaning ascribed to such term in the Loan Agreement.

(g)               “Grantor” shall have the meaning assigned to such term in the Preamble hereof.

(h)               “Impositions” shall mean all real estate and personal property taxes; water, gas, sewer, electricity and other utility rates and charges; charges for any easement, license or agreement maintained for the benefit of the Property; and all other taxes and charges of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Property or the use, occupancy or enjoyment thereof.

Exhibit M – Form of Mortgage

(i)                 “Land” shall mean the real property or interest therein described in Exhibit A attached hereto, and all rights, titles and interest appurtenant thereto, including any improvements.

(j)                 “Leases” shall mean, collectively, any and all interests of the Grantor, as landlord, in all leases and subleases of space, tenancies, franchise agreements, licenses, occupancy or concession agreements now existing or hereafter entered into, whether or not of record, relating in any manner to the Land or the Buildings and any and all amendments, modifications, supplements, replacements, extensions and renewals of any thereof, whether now in effect or hereafter coming into effect.

(k)               “Lender” shall have the meaning ascribed to such term in the Loan Agreement.

(l)                 “Lien” shall have the meaning ascribed to such term in the Loan Agreement.

(m)             “Loan Agreement” shall have the meaning assigned to such term in the Recitals hereof.

(n)               “Loan Documents” shall have the meaning ascribed to such term in the Loan Agreement.

(o)               “Material Adverse Effect” shall have the meaning ascribed to such term in the Loan Agreement.

(p)               “Obligations” shall have the meaning ascribed to such term in the Loan Agreement.

(q)               “Permitted Liens” shall have the meaning ascribed to such term in the Loan Agreement.

(r)                 “Proceeds” shall mean, collectively, any and all cash proceeds and noncash proceeds and shall include all (i) proceeds of the conversion, voluntary or involuntary, of any of the Collateral or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance, indemnity, warranty, guaranty or claim payable to the Beneficiary or to the Grantor from time to time with respect to any of the Collateral, (iii) payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Collateral by any Governmental Authority (or any person acting on behalf of a Governmental Authority), (iv) products of the Collateral and (v) other amounts from time to time paid or payable under or in connection with any of the Collateral, including, without limitation, refunds of real estate taxes and assessments, including interest thereon.

(s)                “Property” shall mean the Land, Buildings and Fixtures, together with:

i.	all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances in anywise appertaining thereto, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof; and

Exhibit M – Form of Mortgage

ii.	all betterments, additions, alterations, improvements, appurtenances, substitutions, replacements and revisions thereof and thereto and all reversions and remainders therein; and

iii.	all of Grantor’s right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Buildings or Fixtures, including, but not limited to, those for any vacation of, or change of grade in, any streets affecting the Land or the Buildings and those for municipal utility district or other utility costs incurred in connection with the Land; and

iv.	all rights to utility availability applicable to the Land granted by any city, municipal utility district or other governmental or quasi-governmental authority.

As used in this Deed of Trust, the term “Property” shall be expressly defined as meaning all, or where the context permits or requires, any portion, of the above, and all or, where the context permits or requires, any interest therein.

(t)                 “Records” shall mean, collectively, any and all right, title and interest of the Grantor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, appraisals, studies and data relating to the Collateral or the construction of any alteration relating to the Land or Buildings.

(u)               “Rents” shall mean, collectively, any and all rents, additional rents, royalties, cash, guaranties, letters of credit, bonds, sureties or securities deposited under any Lease to secure performance of the tenant’s obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Grantor under any Lease or otherwise, and any award in the event of the bankruptcy of any tenant under or guarantor of a Lease.

(v)               “UCC” means the Uniform Commercial Code as adopted in the State of Texas, as amended or otherwise modified from time to time.

Exhibit M – Form of Mortgage

Article 2.

Grant

2.1              Grant of Collateral. To secure the full and timely payment of the Obligations, and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other valuable consideration in hand paid by Beneficiary to Grantor, the receipt and legal sufficiency of which are hereby acknowledged, Grantor hereby GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS unto the Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, for the use and benefit of the Beneficiary, and hereby grants on behalf of and for the Beneficiary (for the benefit of the Lenders), a security interest in and upon, all of the Grantor’s estate, right, title and interest in, to and under all the following described property, whether now owned or held or hereafter acquired from time to time (collectively, the “Collateral”):

(a)                Property;

(b)               Leases;

(c)                Rents;

(d)               Records; and

(e)                Proceeds

TO HAVE AND TO HOLD the Collateral, IN TRUST FOREVER, with power of sale, together with all estate, right, title and interest of the Grantor and anyone claiming by, through or under the Grantor in and to the Collateral and all rights and appurtenances relating thereto, unto the Trustee, its successors and assigns, for the benefit of the Beneficiary for the purpose of securing the payment and performance in full of all the Obligations.

2.2              Secured Obligations1.1. This Deed of Trust secures, and the Collateral is collateral security for, the payment and performance in full when due of the Obligations.

2.3              Future Advances. This Deed of Trust shall secure all Obligations, including, without limitation, future advances whenever hereafter made with respect to or under the Loan Agreement or the other Loan Documents and shall secure not only Obligations with respect to presently existing indebtedness under the Loan Agreement or the other Loan Documents, but also any and all other indebtedness which may hereafter be owing by the Grantor to the Lenders under the Loan Agreement or the other Loan Documents, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Loan Agreement or the other Loan Documents, whether such advances are obligatory or to be made at the option of the Lenders, or otherwise, and any extensions, refinancings, modifications or renewals of all such Obligations whether or not Grantor executes any extension agreement or renewal instrument and, in each case, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust.

Exhibit M – Form of Mortgage

2.4              No Release. Nothing set forth in this Deed of Trust shall relieve the Grantor from the performance of any term, covenant, condition or agreement on the Grantor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any person under or in respect of any of the Collateral or shall impose any obligation on the Trustee, Beneficiary or any Lender to perform or observe any such term, covenant, condition or agreement on the Grantor’s part to be so performed or observed or shall impose any liability on the Trustee, Beneficiary or any Lender for any act or omission on the part of the Grantor relating thereto or for any breach of any representation or warranty on the part of the Grantor contained in this Deed of Trust or any other Loan Document, or under or in respect of the Collateral or made in connection herewith or therewith. The obligations of the Grantor contained in this Section 2.4 shall survive the termination hereof and the discharge of the Grantor’s other obligations under this Deed of Trust and the other Loan Documents.

Article 3.

Affirmative Covenants

Grantor hereby unconditionally covenants and agrees as follows:

3.1              First Lien Status: Except for Permitted Liens, Grantor will protect the first lien status of this Deed of Trust. Except for Permitted Liens, Grantor will not place, or permit to be placed, or otherwise mortgage, hypothecate or encumber the Collateral with, any other Lien, regardless of whether same is allegedly or expressly inferior to the Lien created by this Deed of Trust, and, if any such Lien is asserted against the Collateral, Grantor will promptly, but in no event more than thirty (30) days after receiving notice of same, give Beneficiary notice of such Lien, and at its own cost and expense pay the underlying claim in full, take such other action so as to cause same to be released, or bond around same.

3.2              Repair: Grantor will keep the Collateral in good condition and will make all repairs, replacements, and improvements thereof and thereto which are necessary or reasonably appropriate to keep the same in such order and condition (but in no event in a better condition than the condition as of the date hereof), except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, and will prevent any act or occurrence which might impair the value of the Collateral, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

3.3              Authority: Grantor hereby represents and warrants that it has full power and authority to make and enter into this Deed of Trust and all necessary consents and approvals of any persons, entities, governmental or regulatory authorities and securities exchanges have been obtained to effectuate the validity of this Deed of Trust.

3.4              Only Deed of Trust: Grantor hereby represents and warrants that no other Deed of Trust has been made and no other security interest, other than the one created by this Deed of Trust, has attached to or been perfected on the Collateral and that no financing statement covering the same has been filed in any jurisdiction, except those for which the underlying debt has been paid-off in full and which Grantor shall promptly hereafter obtain releases of lien with respect to same.

Exhibit M – Form of Mortgage

3.5              Insurance: Grantor will keep all insurable Collateral insured against the risks covered by policies of fire, casualty, and other extended coverage insurance and such other risk as required in the Loan Agreement.

3.6              Taxes: Grantor will pay all material Taxes and assessments against or affecting the Collateral as the same become due and delinquent.

3.7              Due on Sale: Except as otherwise permitted in the Loan Agreement, if the Grantor sells, conveys, or alienates all of any portion of the Collateral described herein, or shall be divested of title or any interest of the Collateral in any manner or way, whether voluntary or involuntary, any indebtedness or obligation under the Note secured hereby shall immediately become due and payable. In any of the events or circumstances described in this provision shall occur prior to the maturity date of the Note, the maturity date of the Note shall be automatically accelerated, and shall be the date any such event or circumstance occurs.

Article 4.

Negative Covenants

Grantor hereby covenants and agrees that, until all of the Obligations (other than contingent indemnity Obligations) have been paid in full and fully performed and discharged:

4.1              Use Violations: Grantor will not use, maintain, operate or occupy, or knowingly allow the use, maintenance, operation or occupancy of, the Collateral in any manner which (a) violates any requirement of law, (b) may be dangerous unless safeguarded as required by all requirements of law or (c) constitutes a public or private nuisance, in each case such as could reasonably be expected to have a Material Adverse Effect.

4.2              Waste: Grantor will not commit or permit any waste of the Collateral such as could reasonably be expected to have a Material Adverse Effect.

4.3              Prohibition of Transfer or Encumbrance: Except as otherwise permitted by the Loan Agreement, the Grantor shall not encumber, sell, transfer, or otherwise dispose, whether by operation of law or otherwise, of all or any part of the Collateral. Except for Permitted Liens, Grantor shall not in any way create or permit to exist any Lien with respect to any of the Collateral.

4.4              No Subordinate Loan or Mortgage: Grantor will not, without the prior written consent of Trustee, execute or deliver any pledge, security agreement, mortgage or deed of trust covering all or any portion of the Collateral.

Article 5.

Remedies and Foreclosure

5.1              Remedies: If an Event of Default shall occur and such default remains uncured following the expiration of applicable notice and cure periods, the Beneficiary may, at Beneficiary’s sole election and by or through the Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

Exhibit M – Form of Mortgage

(a)                Acceleration: Declare the Obligations to be immediately due and payable, without notice of intent to accelerate, notice of acceleration or any further notice, presentment, protest, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same become immediately due and payable.

(b)               Entry on Property: Enter upon the Property and take exclusive possession of the Collateral and of all books and records relating thereto. Beneficiary may invoke any and all legal remedies to dispossess Grantor, including specifically one or more actions for forcible detainer, trespass to try title and writ of restitution.

(c)                Operation of Collateral: Hold, lease, manage, operate or otherwise use or permit the use of the Collateral, either by itself or by other persons, entities, in such manner, for such time and upon such other terms as Beneficiary may deem to be prudent and reasonable under the circumstances.

(d)               Foreclosure and Sale: Sell or offer for sale the Collateral in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction. Such sale shall be made at the location designated by the commissioner’s court of the county where the Land is situated pursuant to V.T.C.A. Property Code Section 51.002 or if no such designation has been made, at the courthouse door of the county where the Land is situated (or if the Land is situated in more than one county, then the Collateral shall be sold at the designated location or the courthouse door of any of such counties as designated in the notices of sale provided for herein) on the first Tuesday of any month between 10:00 A.M. and 4:00 P.M. after giving adequate legal notice of the time, place and terms of sale, by posting or causing to be posted written or printed notices thereof for at least twenty-one (21) consecutive days preceding the date of said sale at the courthouse door of the foregoing county, and if the Land is situated in more than one county, one notice shall be posted at the courthouse door of each county in which the Land is situated, and by Beneficiary serving written notice of such proposed sale on each debtor obligated to pay the Obligations, at least twenty-one (21) days preceding the date of said sale by certified mail at the most recent address for such parties in the records of Beneficiary, or by accomplishing all or any of the aforesaid in such manner as permitted or required by V.T.C.A. Property Code Section 51.002 (as now written or as hereafter amended or succeeded) relating to the sale of real estate and/or by Chapter 9 of the UCC relating to the sale of collateral after default by a debtor, or by any other present or subsequent laws. At any such sale (i) Trustee shall not be required to have physically present, or to have constructive possession of, the Collateral (Grantor hereby covenants and agrees to deliver to Trustee any portion of the Collateral not actually or constructively possessed by Trustee immediately upon demand by Trustee) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale; (ii) each instrument of conveyance executed by Trustee shall contain a general warranty of title, binding upon Grantor; (iii) each and every recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law and by appointment of any successor Trustee hereunder; (iv) any and all prerequisites to the validity of such sale shall be conclusively presumed to have been performed; (v) the receipt of Trustee or of such other party making the sale shall be a sufficient discharge to the purchaser for his purchase money and no such purchaser, or his assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; (vi) Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the Collateral sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against any and all other persons claiming or to claim the Collateral sold or any part thereof; and (vii) Beneficiary may be a purchaser at any such sale.

Exhibit M – Form of Mortgage

(e)                Deficiency. In the event the Collateral is sold at any foreclosure sale hereunder, and the proceeds thereof are not sufficient to satisfy all of the indebtedness secured hereby, then the holder of the indebtedness secured hereby may bring an action seeking recovery of such deficiency. In such event, Grantor may have the right, pursuant to relevant state law, to request that a determination of the fair market value of the Collateral as of the date of the foreclosure sale be made.

(f)                Trustee or Receiver: Upon, or at any time after, commencement of foreclosure of the Lien provided for herein or any legal proceedings hereunder, make application to a court of competent jurisdiction as a matter of strict right and without notice to Grantor or regard to the adequacy of the Collateral for the repayment of the Obligations, for appointment of a receiver of the Collateral, and Grantor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Collateral upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 2.04(d) of the Loan Agreement.

(g)               Other: Exercise any and all other rights, remedies and recourses granted under the Loan Documents (including, without limitation, those set forth in Articles 6 and 8 herein below) or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

5.2              Separate Sales and Installment Sales: The Property may be sold in one or more parcels and in such manner and order as Trustee, in his sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

5.3              Remedies Cumulative. Concurrent and Nonexclusive: Beneficiary shall have all rights, remedies and recourses granted in the Loan Documents or herein and available at law or equity (including specifically those granted by the UCC in effect and applicable to the Collateral or any portion thereof and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated to repay amounts advanced pursuant to the Loan Agreement, or against the Collateral, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse and (d) are intended to be, and shall be, nonexclusive).

Exhibit M – Form of Mortgage

5.4              No Conditions Precedent to Exercise of Remedies: Neither Grantor nor any other person hereafter obligated for payment of all or any part of the Obligations shall be relieved of such obligation by reason of (a) the failure of Trustee to comply with any request of Grantor or of any other person so obligated to foreclose the lien of this Deed of Trust or to enforce any provisions of the other Loan Documents, (b) the release, regardless of consideration, of the Collateral or the addition of any other property to the Collateral, (c) any agreement or stipulation between any subsequent owner of the Collateral and Beneficiary extending, renewing, rearranging or in any other way modifying the terms of the Loan Documents without first having obtained the consent of, given notice to or paid any consideration to Grantor or such other person, and in such event Grantor and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Beneficiary or (d) by any other act or occurrence save and except the complete payment and fulfillment of the Obligations.

5.5              Release of and Resort to Collateral: Beneficiary may release, regardless of consideration, any part of the Collateral without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien created in or evidenced by this Deed of Trust or its priority status. For payment of the Obligations, Beneficiary may resort to any other security therefor held by Trustee in such order and manner as Beneficiary may elect.

5.6              WAIVER OF REDEMPTION. NOTICE AND MARSHALLING OF ASSETS: (a) notwithstanding the provisions of Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as the same may be amended from time to time), TO THE FULLEST EXTENT PERMITTED BY LAW, GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES AND RELEASES (A) ALL BENEFIT THAT MIGHT ACCRUE TO GRANTOR BY VIRTUE OF ANY PRESENT OR FUTURE LAW EXEMPTING THE COLLATERAL FROM ATTACHMENT, LEVY OR SALE ON EXECUTION OR PROVIDING FOR ANY STAY OF EXECUTION, EXEMPTION FROM CIVIL PROCESS, REDEMPTION OR EXTENSION OF TIME FOR PAYMENT, (B) ALL NOTICES OF ANY EVENT OF DEFAULT (EXCEPT AS OTHERWISE PROVIDED FOR IN THE LOAN AGREEMENT OR HEREIN) OR OF TRUSTEE’S ELECTION TO EXERCISE OR HIS ACTUAL EXERCISE OF ANY RIGHT, REMEDY OR RECOURSE PROVIDED FOR UNDER THE LOAN DOCUMENTS AND (C) ANY RIGHT TO A MARSHALLING OF ASSETS OR A SALE IN INVERSE ORDER OF ALIENATION. Grantor expressly recognizes that this Section 5.6 constitutes a waiver of the above-cited provisions of the Texas Property Code, which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought or any guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Collateral as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Collateral for purposes of calculating deficiencies owed by Grantor, any guarantor and others against whom recovery of a deficiency is sought.

Exhibit M – Form of Mortgage

(b)       Alternatively, in the event the waiver provided for in Section 5.6(a) is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Collateral as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time): (a) the Collateral shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Collateral will be repaired or improved in any manner before a resale of the Property after foreclosure; (b) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Collateral for cash promptly (but no later than twelve (12) months) following the foreclosure sale; (c) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Collateral, including, without limitation, brokerage commissions, title insurance, a survey of the Collateral, tax prorations, attorney’s fees, and marketing costs; (d) the gross fair market value of the Collateral shall be further discounted to account for any estimated holding costs associated with maintaining the Collateral pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (e) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Collateral must be given by persons having at least five (5) years’ experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of the Collateral taking into consideration the factors set forth above.

5.7              Discontinuance of Proceedings: In case Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Beneficiary shall have the unqualified right so to do and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Collateral and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.

5.8              Application of Proceeds: The proceeds of any sale of and other amounts generated by the holding, leasing, operation or other use of, the Collateral shall be applied by Beneficiary or Trustee (or the receiver, if one is appointed) to the extent that funds are so available therefrom in the manner set forth in Section 2.04(d) of the Loan Agreement.

Article 6.

Security Agreement

Grantor hereby grants to Beneficiary a security interest in and to certain property as follows:

6.1              Grant: The This Deed of Trust shall also constitute and serve as a “Security Agreement” on personal property within the meaning of, and shall constitute a first and prior security interest under Chapter 9 of the UCC, with respect to the Fixtures, Leases and Rents, subject only to Permitted Liens. To this end, Grantor has granted, bargained, conveyed, assigned, transferred and set over, and by these presents does grant, bargain, convey, assign, transfer and set over, unto Trustee, for the benefit of Beneficiary as a secured party, a first and prior security interest (subject only to Permitted Liens) and all of Grantor’s right, title and interest in, to and under the Fixtures, Leases and Rents, in trust, to secure the full and timely payment and performance of the Obligations.

Exhibit M – Form of Mortgage

6.2              Assignee. Beneficiary, as well as Trustee on Beneficiary’s behalf, shall have all the rights, remedies and recourses with respect to the Fixtures, Leases and Rents afforded a “Secured Party” by Chapter 9 of the UCC and afforded an “Assignee” by Chapter 64 of the Texas Property Code, as now written or as hereafter amended or succeeded, in addition to, and not in limitation of, the other rights, remedies and recourses afforded Beneficiary or Trustee by the Loan Documents.

6.3              No Possession: The security interest herein granted shall not be deemed or construed to constitute Trustee or Beneficiary as a party in possession of the Property, to obligate Trustee or Beneficiary to lease the Property, or to take any action, incur any expenses or perform any obligation whatsoever under any of the Leases or otherwise.

6.4              Financing Statement: As to the Fixtures, Leases and Rents, this Deed of Trust shall be effective as a financing statement when filed for record in the Deed of Trust Records of any county in which any portion of the Land is located. The record owner of the Land is Grantor, whose mailing address for purposes of such financing statement is set forth in the opening recital hereinabove. Information concerning the security interest created by this instrument may be obtained from Beneficiary at its address similarly set forth in such opening recital. This Deed of Trust shall constitute a “fixture filing” for the purpose of the Code.

Article 7.

Assignment of Future Rents

7.1              Assignment: To further secure the full and timely payment of the Obligations, Grantor hereby grants to Beneficiary, as well as to Trustee on Beneficiary’s behalf, a security interest in all the rights of the lessor and the landlord, and all of Grantor’s other rights, titles and interests, in, to and under any Leases made upon the Property, and all Rents that arise, accrue or are derived from the Property, whether or not pursuant to any future leases or rental agreements.

7.2              Payments to Beneficiary: Upon and during the continuance of an Event of Default, a demand on any tenant by Beneficiary for the payment of rent shall be sufficient to warrant said tenant to make future payments of rent to Beneficiary without the necessity of any consent by Grantor.

7.3              INDEMNITY: BENEFICIARY SHALL NOT BE OBLIGATED TO PERFORM OR DISCHARGE, NOR DOES IT HEREBY UNDERTAKE TO PERFORM OR DISCHARGE, ANY OBLIGATION, DUTY OR LIABILITY UNDER ANY LEASES WHICH WERE NOT CONSENTED TO BY BENEFICIARY, OR UNDER OR BY REASON OF THIS DEED OF TRUST, AND GRANTOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY BENEFICIARY FOR AND TO HOLD BENEFICIARY HARMLESS OF AND FROM ANY AND ALL LIABILITY, LOSS OR DAMAGE WHICH IT MAY OR MIGHT INCUR UNDER ANY OF THE LEASES WHICH WERE NOT CONSENTED TO BY BENEFICIARY OR UNDER OR BY REASON OF THIS ARTICLE 6 AND OF AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST IT BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS OR AGREEMENTS CONTAINED IN ANY OF THE LEASES OR THIS DEED OF TRUST, EXCEPT FOR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BENEFICIARY. SHOULD BENEFICIARY INCUR ANY SUCH LIABILITY, LOSS OR DAMAGE UNDER ANY OF THE LEASES WHICH WERE NOT CONSENTED TO BY BENEFICIARY OR UNDER OR BY REASON OF THIS ARTICLE 6, OR IN THE DEFENSE OF ANY SUCH CLAIMS OR DEMANDS, THE AMOUNT THEREOF, INCLUDING ALL COSTS, EXPENSES AND REASONABLE ATTORNEYS’ FEES, SHALL BE SECURED HEREBY, AND GRANTOR SHALL REIMBURSE BENEFICIARY THEREFOR (WITH INTEREST THEREON AT THE DEFAULT RATE) IMMEDIATELY UPON DEMAND.

Exhibit M – Form of Mortgage

Article 8.

Condemnation

8.1              General: Promptly upon its obtaining knowledge of the institution or the threatened institution of any proceeding for the condemnation of the Property, Grantor shall notify Trustee and Beneficiary of such fact. Grantor shall then file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Beneficiary for disposition pursuant to the terms of this Deed of Trust. Beneficiary shall have the right to participate in any such condemnation proceedings at Beneficiary’s sole cost and expense. If the Property is taken or diminished in value, or if a consent settlement is entered, by or under threat of such proceeding, the award or settlement payable to Grantor by virtue of its interest in the Property shall be subject to the prepayment provisions set forth in the Loan Agreement.

Article 9.

Concerning the Trustee

9.1              No Required Action: Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in or defend any action, suit or other proceeding in connection therewith where in his opinion such action will be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by Beneficiary.

9.2              Certain Rights: With the approval of Beneficiary, Trustee shall have the right to take any and all lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary’s rights hereunder.

9.3              Retention of Moneys: All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder.

Exhibit M – Form of Mortgage

9.4              Successor Trustees: Beneficiary shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent of Beneficiary.

9.5              Perfection of Appointment: Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such new Trustee such estates, rights, powers and duties, then, upon request by such Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

9.6              Succession Instruments: Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein.

Article 10.

Miscellaneous

10.1          Beneficiary’s Right to Perform the Obligations: If Grantor shall fail, refuse or neglect to make any payment or perform any act required by this Deed of Trust beyond any applicable notice and cure period, then at any time thereafter, and without notice to or demand upon Grantor and without waiving or releasing any other right, remedy or recourse Beneficiary may have because of same, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, and shall have the right to enter upon the Land and into the Buildings for such purpose and to take all such action thereon and with respect to the Collateral, as it may deem necessary or appropriate. All sums paid by Beneficiary pursuant to this Section, shall constitute additions to the Obligations and shall be secured by the Liens created by this Deed of Trust.

10.2          Further Assurances: Grantor, upon the request of Trustee, will execute, acknowledge, deliver and record and/or file such further instruments, in a form reasonably acceptable to Grantor, and do such further acts as may be necessary, desirable or proper to carry out more effectively the purpose of this Deed of Trust.

10.3          Recording and Filing: Grantor authorizes Beneficiary to record, file, re-record and refile this Deed of Trust and all amendments, modifications and supplements hereto and substitutions in such manner and in such places as Trustee or Beneficiary shall reasonably request.

10.4          Notices: All notices or other communications required or permitted to be given pursuant to this Deed of Trust shall be in writing and shall be considered as properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee or by prepaid telegram. Notice so mailed shall be effective upon its deposit. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be as set forth in the Preamble of this Deed of Trust; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth hereinabove.

Exhibit M – Form of Mortgage

10.5          Compliance with Usury Laws: Reference is hereby made to the provisions of the Loan Agreement regarding compliance with usury laws. Such provisions are hereby incorporated herein by this reference.

10.6          No Waiver: Any failure by Trustee or Beneficiary to insist, or any election by Trustee or Beneficiary not to insist, upon strict performance by Grantor of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same or of any other terms, provision or condition thereof and Trustee or Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by Grantor of any and all of such terms, provisions and conditions.

10.7          Covenants Running with the Land: All obligations contained in this Deed of Trust are intended by the parties to be, and shall be construed as, covenants running with the Property until this Deed of Trust is released by Beneficiary.

10.8          Successors and Assigns: All of the terms of this Deed of Trust shall apply to, be binding upon and inure to the benefit of the parties hereto, their successors, assigns, heirs and legal representatives, and all other persons claiming by, through or under them.

10.9          Severability: If any provision of this Deed of Trust or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Deed of Trust in which such provision is contained nor the application of such provision to other persons or circumstances shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

10.10      Modification: This Deed of Trust and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof. This Deed of Trust may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

10.11      Release: If all the Obligations has been paid, then the Lien created by this Deed of Trust shall be released by Beneficiary upon request of Grantor, at Grantor’ cost and expense, by instrument reasonably satisfactory to Beneficiary.

10.12      Applicable Law: This Deed of Trust shall be governed by and construed according to the internal laws of the State of Texas from time to time in effect, without giving effect to its choice of law principles.

Exhibit M – Form of Mortgage

10.13      Headings: The Article and Section entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles or Sections.

10.14      Gender and Plurals: In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural, and conversely.

10.15      Right of Sale. Grantor specifically understands and agrees that, in the event of Default, any sale or disposition by Trustee or Beneficiary of any or all of the Rents, Fixtures, Property, or other Collateral pursuant to the terms of this Deed of Trust may be effected by Trustee or Beneficiary at times and in manners which could result in the proceeds of such sale being significantly and materially less than might have been received if such sale had occurred at different times or in different manners and that such a sale under this Deed of Trust will likely result in proceeds substantially less than fair market value. Grantor expressly releases Trustee, and its agents and representatives, from and against any and all obligations and liabilities arising out of or relating to the timing or manner of any such sale.

10.16      Entire Agreement. THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Exhibit M – Form of Mortgage

EXECUTED on this ____ day of March, 2017, but effective for all purposes as of the date first written above:

GRANTOR:

Sterling Construction Company, Inc.,

a Delaware corporation

By:

Name:

Title:

STATE OF TEXAS	§
§
COUNTY OF MONTGOMERY	§

On this              day of              , 20     , before the undersigned authority, personally appeared              , the                (title) of              who proved to me on the basis of satisfactory evidence to be the person Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the entity upon behalf of which he acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Texas that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public, State of Texas

Exhibit M – Form of Mortgage

Exhibit A

Land

Exhibit M – Form of Mortgage

EXHIBIT N

FORM OF GUARANTY

[Attached]

Exhibit N – Form of Guaranty

EXECUTION VERSION

GUARANTY

Dated as of April 3, 2017

From

EACH OF THE GUARANTORS PARTY HERETO

in favor of

THE AGENT AND THE LENDERS REFERRED TO IN
THE LOAN AGREEMENT REFERRED TO HEREIN

T A B L E O F C O N T E N T S

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GUARANTY

GUARANTY dated as of April 3, 2017 (the “Guaranty”) made by the undersigned (the “Guarantors”), and, solely with respect to Section 13 hereof, Sterling Construction Company, Inc., a Delaware corporation (“Borrower”), in favor of the Agent and the Lenders (as defined in the Loan Agreement referred to below).

PRELIMINARY STATEMENT

Borrower and the Guarantors party thereto have entered into a Loan and Security Agreement dated as of April __, 2017 (as may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with certain Lenders party thereto, and Wilmington Trust, National Association, a national banking association, as Agent for such Lenders. The Guarantors will derive substantial direct and indirect benefits from the transactions contemplated by the Loan Agreement. It is a condition precedent to the making of Loans by the Lenders under the Loan Agreement that the Guarantors shall have executed and delivered this Guaranty.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans under the Loan Agreement, the Guarantors hereby agree as follows:

Section 1.  Guaranty

(a)                 The Guarantors hereby absolutely, unconditionally and irrevocably guarantee the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agree to pay any and all expenses (including, without limitation, fees and expenses of counsel) in accordance with and to the extent provided in Section 11.03 of the Loan Agreement incurred by the Agent or any Lender in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the Guarantors' liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. The Guarantors understand and agree that the guarantee contained herein shall be construed as a continuing guarantee of payment and performance and not merely of collectability.

(b)                 Notwithstanding any other provision hereof, the right of recovery against the Guarantors under Section 1 hereof shall not exceed $1.00 less than the lowest amount which would render the Guarantors' obligations under Section 1 hereof void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act, Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the guaranty set forth herein and the obligations of the Guarantors hereunder. To effectuate the foregoing, the Agent and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Guarantor in respect of the guarantee set forth in Section 1 hereof at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor with respect thereto not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such guarantee set forth in Section 1 hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor. For purposes of the foregoing, all guarantees of such Guarantor other than the guarantee under Section 1 hereof will be deemed to be enforceable and payable after the guaranty under Section 1 hereof. The Guarantors hereby unconditionally and irrevocably agree that in the event any payment shall be required to be made to Agent or any Lender under this Guaranty or any other guaranty, it will contribute, to the maximum extent permitted by law, such amounts to any other Guarantor so as to maximize the aggregate amount paid to the Agent and the Lenders under or in respect of the Loan Documents.

(c)                 Keepwell. If any Guarantor is a Qualified ECP Guarantor, such Guarantor, hereby, together with each other Guarantor that is a Qualified ECP Guarantor, jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Loan Party that is party to a Swap Agreement with respect to the Swap Agreements as may be needed by such Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of the Swap Agreements (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 1 or otherwise hereunder voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 1 shall remain in full force and effect until the Obligations have been indefeasibly paid in full in cash (other than inchoate indemnity obligations). Each Qualified ECP Guarantor intends this Section 1 to constitute, and this Section 1 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of Section 1(a)(18)(A)(v)(II) of the Commodity Exchange Act. For purposes of this Section 1(c), “Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to this Section 1(c)).

Section 2.  Guaranty Absolute

The Guarantors guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto. The Obligations of the Guarantors under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantors to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of the Guarantors under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantors hereby irrevocably waive, to the extent permitted by applicable law, any defenses the Guarantors may now have or hereafter acquire (other than the defense of payment in full of the Guaranteed Obligations) in any way relating to, any or all of the following:

(a)                 any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)                 any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c)                 any taking, exchange, release, lapse in perfection, or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d)                 any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e)                 any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries and any corresponding restructuring of the Guaranteed Obligations;

(f)                  any failure of any Lender to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Lender (the Guarantors waiving any duty on the part of the Lenders to disclose such information);

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(g)                 the failure of any other Person to execute or deliver this Guaranty or any other guaranty or agreement or the release or reduction of liability of the Guarantors or any other guarantors or surety with respect to the Guaranteed Obligations;

(h)                 any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations;

(i)                  any settlement, compromise, release, or discharge of, or acceptance or refusal of any offer of payment or performance with respect to, or any substitutions for, the Guaranteed Obligations or any subordination of the Guaranteed Obligations to any other obligations; or

(j)                  any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantors or surety (other than, subject to the next sentence, payment in full of the Guaranteed Obligations).

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

Section 3.  Waivers and Acknowledgments

(a)                 The Guarantors hereby unconditionally and irrevocably waive, to the extent permitted by applicable law, promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(b)                 The Guarantors hereby unconditionally and irrevocably waive, to the extent permitted by applicable law, any right to revoke this Guaranty and acknowledge that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c)                 The Guarantors hereby unconditionally and irrevocably waive, to the extent permitted by applicable law, (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantors or other rights of the Guarantors to proceed against any of the other Loan Parties, any other Guarantors or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of the Guarantors hereunder.

(d)                 The Guarantors acknowledges that the Agent may, in accordance with the Loan Documents, without notice to or demand upon the Guarantors and without affecting the liability of the Guarantors under this Guaranty, foreclose under any Mortgage by nonjudicial sale, and the Guarantors hereby waive any defense to the recovery by the Agent and the Lenders against the Guarantors of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e)                 The Guarantors hereby unconditionally and irrevocably waive, to the extent permitted by applicable law, any duty on the part of any Lender to disclose to the Guarantors any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Lender.

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(f)                  The Guarantors acknowledge that they will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

Section 4.  Subrogation

The Guarantors hereby unconditionally and irrevocably agree not to exercise any rights that they may now have or hereafter acquire against the Borrower or any other Loan Party that arise from the existence, payment, performance or enforcement of the Guarantors’ Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against the Borrower or any other Loan Party or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantors, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash (other than inchoate indemnity obligations). If any amount shall be paid to the Guarantors in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty (in each case, other than inchoate indemnity obligations) and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Agent and the Lenders, shall be segregated from other property and funds of the Guarantors and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantors shall make payment to the Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash (other than inchoate indemnity obligations) and (iii) the Termination Date shall have occurred, the Agent and the Lenders will, at the Guarantors’ request and expense, execute and deliver to the Guarantors appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantors of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantors pursuant to this Guaranty.

Section 5.   Payments Free and Clear of Taxes, Etc. Any and all payments by or on account of any obligation of the Guarantors hereunder or under any other Loan Document shall be made without set-off or counterclaim, free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrowers are required to be made free and clear of Indemnified Taxes and Other Taxes pursuant to Section 2.05 of the Loan Agreement.

Section 6.  Representations and Warranties

Each Guarantor hereby makes each representation and warranty made in the Loan Documents by the Borrower with respect to the Guarantors and each Guarantor hereby further represents and warrants as follows:

(a)                 There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(b)                 The Guarantors have, independently and without reliance upon the Agent or any Lender and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into this Guaranty and each other Loan Document to which they are or will be a party, and the Guarantors have established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

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Section 7.  Covenants.

(a)                 Affirmative Covenants. The Guarantors covenant and agree that, so long as any part of the Guaranteed Obligations shall remain unpaid (other than inchoate indemnity obligations), the Guarantors will perform and observe, and cause each of their Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower have agreed to cause their Subsidiaries to perform or observe.

(b)                 Negative Covenants. The Guarantors covenant and agree that, so long as any part of the Guaranteed Obligations shall remain unpaid (other than inchoate indemnity obligations), the Guarantors will not enter into or conduct any business, or engage in any activity other than as permitted by Section 7.12 of the Loan Agreement.

Section 8.  Amendments, Etc.

No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantors therefrom shall in any event be effective unless in accordance with Section 11.01 of the Loan Agreement; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (or signed by the Agent with the consent of all of the Lenders), change this Section 8.

Section 9.  Notices, Etc.

All notices and other communications provided for hereunder shall be in writing and shall be delivered by certified mail, postage prepaid, return receipt requested, by a nationally recognized overnight courier, by facsimile, by electronic mail or other means of electronic communication or personally delivered to the respective parties at the address specified in Section 11.06 of the Loan Agreement. All such notices and other communications shall be effective, (i) in the case of delivery by messenger or overnight delivery service, when left at the appropriate address; (ii) in the case of facsimile transmission, upon the sender’s receipt of electronic confirmation of receipt; (iii) in the case of electronic mail, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); (iv) in the case of notices or communications posted to an Internet website, upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (iii) of notification that such notice or communication is available and identifying the website address therefor; and (v) in all other cases, upon actual receipt however evidenced.

Section 10.  No Waiver; Remedies

Neither Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure on the part of the Agent or any Lender to exercise, and no delay by the Agent or any Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Agent or Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 11.  Right of Set-off

Upon (a) the occurrence and during the continuance of an Event of Default under Section 9.01(a) of the Loan Agreement or (b) an exercise of remedies under Section 10.01 of the Loan Agreement, the Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Agent or such Lender to or for the credit or the account of the Guarantors against any and all of the Obligations of the Guarantors now or hereafter existing under the Loan Documents, irrespective of whether the Agent or such Lender shall have made any demand under this Guaranty or any other Loan Document and although such Obligations may be unmatured or contingent. The Agent and each Lender agrees promptly to notify the Guarantors after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Lender under this Section 11 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Agent and such Lender may have.

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EXECUTION VERSION

Section 12.  Indemnification; Expenses.

(a)                 The terms and conditions of Section 11.03 and Section 11.04 of the Loan Agreement are hereby incorporated by reference herein as if fully set forth herein, and each Guarantor agrees that the terms of Section 11.03 and Section 11.04 of the Loan Agreement shall apply to such Guarantor, mutatis mutandis.

(b)                 Without prejudice to the survival of any of the other agreements of the Guarantors under this Guaranty or any of the other Loan Documents, the agreements and obligations of the Guarantors contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, Section 5 and this Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty and the resignation and removal of the Agent from the Loan Documents.

Section 13.  Subordination

Borrower and the Guarantors hereby subordinate any and all debts, liabilities and other obligations owed to the Borrower or to the Guarantors by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 13:

(a)                 Prohibited Payments, Etc. The Borrower or the Guarantors may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations so long as (i) no Event of Default under the Loan Agreement has occurred and is continuing and (ii) the Borrower shall not have received written notice from Agent of its intent to block any such payment (it being understood and agreed that no such notice shall be required in the case of an Event of Default under Sections 9.01(a) or 9.01(e) or 9.01(f) of the Loan Agreement (any such Event of Default, a “Specified Event of Default”)); provided that upon the waiver, remedy or cure of each such Event of Default, so long as no other Event of Default under the Loan Agreement shall have occurred and be then continuing, such payments shall be permitted, including any payment to bring any missed payments during the period of such Event of Default, current; provided, further, that the foregoing shall not prohibit the Borrower or the Guarantors from receiving Restricted Payments which are permitted to be made notwithstanding the existence of an Event of Default. After the sending of the notice referred to in the preceding clause (a)(ii) however (or, to the extent applicable, after the occurrence and during the continuance of a Specified Event of Default), neither the Borrower nor the Guarantors shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b)                 Prior Payment of Guaranteed Obligations. In any proceeding under any bankruptcy, insolvency or other similar law now or hereafter in effect relating to any other Loan Party, the Borrower and the Guarantors agree that the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any bankruptcy, insolvency or other similar law now or hereafter in effect, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before the Borrower and the Guarantors receive payment of any Subordinated Obligations.

(c)                 Turn-Over. Upon (a) the occurrence and during the continuance of an Event of Default under Section 9.01(a) of the Loan Agreement or (b) an exercise of remedies under Section 10.01 of the Loan Agreement, the Borrower and the Guarantors shall, if the Agent or any Lender so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lenders and deliver such payments to the Agent or any Lender on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Borrower and the Guarantors under the other provisions of this Guaranty.

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(d)                 Agent Authorization. Upon (a) the occurrence and during the continuance of an Event of Default under Section 9.01(a) of the Loan Agreement or (b) an exercise of remedies under Section 10.01 of the Loan Agreement, the Agent (at the direction of the Lenders) is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Borrower and the Guarantors, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require the Borrower and the Guarantors (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

Section 14.  Continuing Guaranty; Assignments under the Loan Agreement

This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty (in each case, other than inchoate indemnity obligations) and (ii) the Termination Date, (b) be binding upon the Guarantors, their successors and permitted assigns and (c) inure to the benefit of and be enforceable by the Agent and the Lenders and their successors, permitted transferees and permitted assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in Section 11.14 of the Loan Agreement. The Guarantors shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lenders.

Section 15.  Additional Guarantors

The initial Guarantors hereunder shall be such of the Subsidiaries of the Borrower as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, Subsidiaries of the Borrower may become parties hereto as additional Guarantors in accordance with Section 6.10 of the Loan and Security Agreement (each an “Additional Guarantor”), by executing a counterpart signature page of this Guaranty. Upon delivery of any such executed counterpart to Agent, notice of which is hereby waived by the Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

Section 16.  Execution in Counterparts

This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier or other electronic means of written communication shall be effective as delivery of an original executed counterpart of this Guaranty.

Section 17.  Governing Law.

Section 11.13 of the Loan and Security Agreement (Governing Law; Choice of Law and Venue; Jury Trial Waiver; Waivers) is hereby incorporated by reference, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

RALPH L. WADSWORTH CONSTRUCTION COMPANY, LLC,
a Utah limited liability company

By:	Sterling Construction Company, Inc.,
its manager

By: _______________________________________
Name: Ronald A. Ballschmiede
Title: Chief Financial Officer

J. BANICKI CONSTRUCTION, INC.,
an Arizona corporation

By: _______________________________________
Name: Ronald A. Ballschmiede
Title: Chief Financial Officer

ROAD AND HIGHWAY BUILDERS OF CALIFORNIA, INC.,
a California corporation

By: _______________________________________
Name: Ronald A. Ballschmiede
Title: Chief Financial Officer

RALPH L. WADSWORTH CONSTRUCTION CO. LP,
a California limited partnership

By:	Ralph L. Wadsworth Construction Company, LLC,
its general partner

By:	Sterling Construction Company, Inc.,
its manager

By: _______________________________________
Name: Ronald A. Ballschmiede
Title: Chief Financial Officer

TEALSTONE RESIDENTIAL CONCRETE, INC.,
a Texas corporation

By: _______________________________________
Name: Ronald A. Ballschmiede
Title: Vice President - Finance

TEALSTONE COMMERCIAL, INC.,
a Texas corporation

By: _______________________________________
Name: Ronald A. Ballschmiede
Title: Vice President - Finance

TEXAS STERLING CONSTRUCTION CO.,
a Delaware corporation

By: _______________________________________
Name: Brady A. Janes
Title: Chief Financial Officer

TEXAS STERLING-BANICKI, JV LLC,
a Texas limited liability company

By: _______________________________________
Name: Brady A. Janes
Title: Chief Financial Officer

THE FOREGOING IS
ACKNOWLEDGED AND AGREED:

STERLING CONSTRUCTION COMPANY, INC.,
a Delaware corporation,
as Borrower

By: _______________________________________
Name: Ronald A. Ballschmiede
Title: Chief Financial Officer

THE FOREGOING IS
ACKNOWLEDGED AND AGREED:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Agent

By: _______________________________________
Name:
Title:

EXHIBIT O

FORM OF ASSIGNMENT OF CLAIMS UNDER GOVERNMENT CONTRACT

FOR VALUE RECEIVED, the undersigned [ ], a [ ] (the “Assignor”), with an address of [ ] hereby assigns, transfers and sets over (under the Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 and 41 U.S.C. §6305)) unto Wilmington Trust, National Association, in its capacity as administrative agent and collateral agent, and its successors and assigns (the “Assignee”), whose address is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, all monies due and to become due from [ ], together with all rights to receive the same, under a certain Contract No. [ ] dated [ ], entered into between the Assignor and [ ] (the “Payer”) for [ ], and under any and all further amendments thereof and supplements thereto (collectively, the “Contract”).

The Assignor hereby authorizes and directs the Payer to make all payments due under the Contract directly to the Assignee by checks or other orders, payable to the order of the Assignee, and constitutes and appoints the Assignee its true and lawful attorney, irrevocably with full power of substitution for it and in its name or in the name of the Assignor or otherwise, to ask, require, demand and receive and give acquittance for any and all said monies due or to become due, and to endorse the name of the Assignor to any checks, drafts or other orders for the payment of money payable to the Assignor in payment thereof.

The Assignor warrants that it is the lawful owner of all rights under the Contract; that it has good right to assign same; that its said rights are free from all liens and encumbrances and that it will warrant and defend the same against the claims and demands of all persons. The Assignor agrees (1) that, if any future payments under said the Contract shall be made to the Assignor, it will receive and hold the same in trust for the Assignee and will forthwith upon receipt deliver the same to the Assignee in the identical form of payment received by the Assignor; and (2) that it will execute and deliver all such further instruments and do all such further acts and things as the Assignee may reasonably request or as shall be necessary or desirable to further and more perfectly assure to the Assignee its rights under the Contract.

This Assignment is made pursuant to the Assignment of Claims Act of 1940, as amended.

[Remainder of page intentionally left blank.]

Exhibit O - Form of Assignment of Claims Under Government Contract

IN WITNESS WHEREOF, Assignor has executed this assignment in several originals this ____ day of ___________, 20__.

SEAL

[ASSIGNOR]

By:
Name:
Title:

Exhibit O - Form of Assignment of Claims Under Government Contract

State of [__________]

COUNTY OF [__________]

On ________________, ______, before me ________________________, a Notary Public in and for said count and state, personally appeared _________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

(Seal)

Exhibit O - Form of Assignment of Claims Under Government Contract

notice of assignment of claims under government contract

To: [        ]

This has reference to Contract No. [     ] dated [     ], entered into between [     ] (the “Assignor”), with an address at [     ] and [ ] for [     ] (the “Contract”).

PLEASE TAKE NOTICE that moneys due or to become due under the Contract described above have been assigned to the undersigned assignee, Wilmington Trust, National Association, in its capacity as administrative agent and collateral agent and its successors and assigns (the “Assignee”) under the provisions of the Assignment of Claims Act of 1940, as amended, (31 U.S.C. 3727, 41 U.S.C. 6305).

Payments due or to become due under this Contract should be made to the Assignee at the addresses and instructions set forth below depending on the nature of the payment made:

Payment by mail:	Payment made by ACH or wire:

Please return to the undersigned the three enclosed copies of this notice with appropriate notations showing the date and hour of receipt, and signed by the person acknowledging receipt on behalf of the addressee.

[Remainder of page intentionally left blank.]

Exhibit O - Form of Assignment of Claims Under Government Contract

Very truly yours,

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:
Name:
Title:

Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890

Acknowledgement

Receipt is acknowledged of the above notice and of a copy of the instrument of assignment. They were received ____(a.m.) (p.m.) on ______, 20___.

[Signature]

[      ]

[      ]

Exhibit O - Form of Assignment of Claims Under Government Contract